Exhibit 6.1

1660 Wynkoop St. Suite 1100, Denver CO 80202 • (303)623-3290 • FAX (303)623-3299

04/07/2014

Merchant ID # 518089840030134

DSTLD

8899 BEVERLY BLVD

WEST HOLLYWOOD, CA 90048

Dear COREY EPSTEIN,

Welcome to Banctek Solutions! As our newest merchant, we would like to thank you for choosing us as your partner. We are pleased that you have joined the thousands of Banctek Solutions merchants nationwide who recognize the importance of offering reliable payment alternatives to their customers. We are confident that you will be impressed with our prompt service and dedication, as we strive to provide you with white glove service and the tools to aid in the success of your business.

In your welcome package you will find information on how to read your statement, processing rules and regulations, and a variety of additional services we offer. If you ever have questions regarding your processing statement, additional services, pricing, or need assistance operating your equipment, please don’t hesitate to give us a call. Our receptionist will gladly direct your questions or comments to the appropriate person.

1-800-610-6664

M-F 8:30am to 5pm (MST)

Customer service is of paramount importance to Banctek Solutions, as it is the cornerstone from which our organization was built. At Banctek Solutions you are our number one priority!

Once again, we thank you for your business and welcome you to the last processor you will ever need!

Sincerely,

Banctek Solutions

www.banctek.com

RE:	PCI Compliance

Dear Valued Merchant:

Thank you for choosing Banctek Solutions for your payment processing needs. We value your business and want to continue helping you realize the benefits of our relationship. Part of our commitment is to inform you of changes that may affect your merchant account, including updates to your fees and the requirement of all merchants to maintain Payment Card Industry (PCI) Data Security Standard (DSS) compliance. Please take a moment to read this entire letter to learn more about our PCI Compliance Assistance Service Program, new applicable fees and how you can minimize your costs and risks by becoming PCI DSS compliant.

PCI DSS Compliance Requirement

The payment brands (American Express, Discover Financial Services, JCB International, MasterCard Worldwide and Visa Inc.) have mandated that all merchants who store, transmit or process cardholder information must maintain compliance with the PCI DSS. We, as your service provider, take the protection of customer and payment account data very seriously. We understand the risks and financial costs that a compromise can pose to your business. In support of this important mandate, we require all of our merchants to validate their PCI DSS compliance status with us and want to make the process as convenient as possible for you.

Our Compliance Assistance Service Program

Banctek Solutions has arranged PCI compliance services through the First Data PCI Rapid Comply solution, an easy-to-use online SAQ and integrated scanning tool that offers:

•	Step-by-step guidance to complete the annual self-assessment questionnaire (SAQ): The step-by-step application will direct you to the PCI SAQ that is appropriate for your business (A, B, C, C-vt or D). You can complete the SAQ with guided support, ensuring each question is answered accurately.
•	Fewer questions to answer - in some cases, 85% fewer questions: With “pre-SAQ” questions, the application can help pre-populate the appropriate SAQ answers -which are often the most difficult - minimizing the number of questions you have to deal with and speeding up the SAQ completion process.
•	Comprehensive support that ensures your questions get answered: Have a question? With our built-in help, guides and security expertise, we can answer any PCI questions you may have - online and via chat, email and phone.

The solution will guide you through the completion of your PCI DSS Self-Assessment Questionnaire (SAQ) and includes (if applicable) the required quarterly scans of your processing systems. To learn more about PCI Rapid Comply and to get started with your mandatory PCI compliance, please visit www.pcirapidcomply.com. Instructions on the website will help you get started immediately.

Should you have any questions regarding PCI Compliance or the validation process necessary to become PCI compliant please feel free to e-mail the PCI Rapid Comply department at PCI.1@firsdata.com or contact them directly at (855) 532-4891. Once you have achieved PCI compliance, PCI Rapid Comply will notify us of your compliance.

www.banctek.com

Applicable Fees:

•	A $6.50 Compliance Service Fee will be added to your Banctek Solutions merchant account. This fee will be charged monthly. As part of this fee, the PCI compliance services provided by the PCI Rapid Comply solution described above will be provided to you at no additional charge. Please note that the payment of this fee does not affect your PCI-DSS compliance responsibilities associated with your account.

•	A $19.99 monthly Non-Receipt of PCI Validation Fee that may be billed in any given month your account is deemed non-compliant with the PCI DSS. To allow you time to complete the PCI DSS certification process, this fee will not be added to your account after 90 days of receipt of this letter. If we do not receive validation of your compliance within 90 days, your account will be billed $19.99 on your month-end statement and in each month thereafter until we receive the required validation. Please note that you must maintain PCI compliance at all times and recertify your compliance annually (or quarterly, if applicable) in order to avoid this fee in the future. In addition, we reserve all of our rights under the merchant agreement including, but not limited to, terminating your services for non-compliance with association rules and regulations.

While participation in the PCI Compliance Service Assistance Program helps to mitigate the risk of a security breach or data compromise, participation does not guarantee or prevent a security breach or compromise.

If you still have questions, we encourage you to contact our Customer Service Department at the phone number printed on your merchant statement for additional information. We appreciate your business.

Sincerely,

Banctek Solutions

1215 Delaware Street

Denver, Colorado 80204

Telephone (800) 610-6664

Fax (303) 623-3299

www.banctek.com

Thank you for choosing Banctek Solutions for all of your payment processing needs. We are committed to providing you with everything you need to safely process credit/debit card payments. As a part of this commitment, we have selected a program to help you meet mandatory data security and compliance requirements In a quick and easy way.

The Payment Card Industry Data Security Standard (PCI DSS) is a set of guidelines put in place to ensure that merchants are following best practices in order to reduce credit card fraud and security breaches. The PCI DSS was formed by the five major card brands (Visa, MasterCard, American Express, Discover and Japan Card) in 2004 and compliance with this standard Is required of all merchants. For businesses accepting credit cards, PCI compliance is no different than having a business license or tax ID, they are all required.

The good news is that we have selected a company that makes achieving compliance as easy as possible. Our PCI compliance program is being managed by ControlScan, an Approved Scanning Vendor (ASV) by the Payment Card Industry and a leading provider of PCI security solutions. ControlScan will better assist you in understanding the requirements needed to validate and maintain PCI compliance. Please refer to your merchant agreement for applicable fees; certification must be completed within 60 days from the date of this letter to avoid a non compliance fee of $19.99

PCI Compliance is achieved via the following 1-2-3 process:

1.	PCI Self-Assessment Questionnaire (SAQ)

All merchants are required to complete the SAQ annually. There are four variations of the SAQ, versions A-D, designed to reflect how merchants process credit cards, store sensitive data and create and manage written security policies. Through ControlScan’s PCI 1-2-3 SAQ, you will be directed to the correct version of the SAQ that is relevant for your business, and you have access to full assistance in completing the SAQ, step by step. You will also have access to ControlScan’s 1-2-3 Policy Builder which automatically generates a security policy for you upon completion of the SAQ. Note: If you do not have access to a computer, please call ControlScan at 800-370-9180 and you will be provided with a paper version of the appropriate SAQ.

2.	Thorough Scanning of Merchants’ Networks (as applicable)

Not all merchants require scanning. Scanning is generally required for any merchant who processes credit cards through a public facing IP address (many brick and mortar stores whose POS system has an Internet connection or e-commerce merchants using a shopping cart). ControlScan’s PCI 1-2-3 SAQ will help you determine if scanning is required for your business. Once determined, ControlScan’s PCI 1-2-3 Scanning technology evaluates an IP address from a hacker’s point of view to detect any vulnerability that could lead to a data breach. Scans are performed on a regular basis or on-demand. Quarterly scan validation reports are created and submitted to Banctek Solutions on your behalf.

3.	Reporting and Attestation

Merchants must attest that they are compliant annually, and certify their attestation to compliance by giving ControlScan their digital signature. This report is available within ControlScan’s merchant portal and can be printed and stored along with your security policy. This report is submitted to Banctek Solutions automatically.

We chose ControlScan because they provide easy-to-use tools and a detailed, personal level of support, which make achieving compliance less complicated. If you need any help getting started or throughout the compliance process, please call ControlScan support at 800-370-9180 or visit www.controlscan.com/banctek.

Again, thank you for choosing Banctek Solutions for your payment processing.

Basics of Payment Card Industry (PCI) Compliance

What is the Payment Card Industry Data Security Standard (PCI DSS)?

The PCI DSS is a set of comprehensive requirements to help ensure the safe handling of cardholder data throughout the payments chain. It was developed by PCI Security Standards Council (PCI SSC), which is a consortium comprised of the five major payment brands including American Express, Discover Financial Services, JCB International, MasterCard Worldwide and Visa Inc. International.

Who needs to comply with the PCI DSS?

ALL organizations, regardless of size or number of transactions, that process, store or transmit cardholder data must comply with the PCI DSS. Essentially, all merchants with a Merchant Identification number (MID) and all service providers that touch cardholder data are required to comply with the PCI DSS.

How do merchants satisfy the PCI requirements?

To satisfy the requirements of PCI, a merchant must complete the following steps:

•	Identify your Validation Type as defined by PCI DSS. This is used to determine which Self Assessment Questionnaire (SAQ) is appropriate for your business.
•	Complete the applicable SAQ.
•	Complete and obtain evidence of a passing vulnerability scan with a PCI SSC Approved Scanning Vendor (ASV) on a quarterly basis. Note: scanning only applies to merchants with Internet-facing IP addresses.
•	Complete the Attestation of Compliance.
•	Submit the SAQ/Attestation of Compliance and evidence of a passing scan (if applicable) to your acquirer.

When do I need to be PCI compliant?

While the card brands require all merchants that store, process or transmit cardholder data be compliant today, deadlines for Level 4 merchants to validate PCI compliance are set by the acquiring banks.

Why do I need to be PCI compliant?

Merchants who do not achieve compliance may be subject to non-compliance penalties and large fines in the event of an actual data breach. Merchants may be held responsible for the cost of an audit and additional fines and fees from the card brands. These fees can reach up to $100,000 and easily put a merchant out of business. Becoming PCI compliant helps reduce the risk of a data breach and is a best practice for anyone processing payment card transactions.

Where can I access the tools I need to become PCI compliant?

It is important that you work to achieve PCI compliance through a reputable PCI compliance solution provider that is also an Approved Scanning Vendor (ASV) by the PCI Council. PCI compliance solution providers, like ControlScan, provide a detailed, personal level of support to merchants who need assistance in working through the SAQ, launching and remediating vulnerability scans and submitting Attestation of Compliance to their acquirers. PCI experts, like ControlScan, take the guess work out of achieving compliance by answering questions that arise as merchants work toward achieving compliance and creating a higher overall security posture for their companies. Additionally, most merchants will need to implement certain requirements such as security awareness training for their employees and security policies for their businesses in order to become compliant. The PCI compliance program your acquirer has developed with ControlScan provides you with the tools and expertise to become PCI compliant in a quick and easy way.

1215 Delaware St, Denver CO 80204 • (303)623-3290 • FAX (303)623-3299

Key Terms

Address Verification Service (AVS):

A service that verifies the cardholder’s address, used primarily by mail/phone order merchants. AVS does not guarantee that a transaction is valid.

Acquirer:

The financial institution that establishes and maintains the merchant account, received transactions from the merchant, and initiates the interchange via VISA/MasterCard/Discover. The acquirer must be a licensed member of MasterCard, Visa, or Discover. Also called the acquiring bank.

Basis Points:

1/00th of a percentage point is a basis point. In merchant processing terms there are three distinct categories: Qualified, Mid-Qualified, and Non-Qualified. Concerning the discount rate, there is an increase of basis points from Qualified to Mid-Qualified and an increase from Mid-Qualified to Non Qualified.

A group of accumulated transactions that have been captured, but not yet settled. Most merchants settle their batches at the end of the day.

Chargeback:

A chargeback is the result of an action taken by a cardholder who disputes a credit card transaction through their credit card issuer. The card issuer initiates a chargeback against the merchant’s account. The sale amount of the disputed transaction is immediately debited from the merchant’s bank account. Merchants have 10 days in which to dispute the chargeback. This may be accomplished by providing the card issuing bank with a proof of purchase by the cardholder. This could be a signature or proof of delivery. A chargeback fee is generally assessed to the merchant account by the merchant bank for the handling of this process.

Credit Card Processors:

Merchant services providers that handle the details of processing credit card transactions between merchants, issuing banks, and merchant account providers.

www.banctek.com

1215 Delaware St, Denver CO 80204 • (303)623-3290 • FAX (303)623-3299

Credit Card Terminal:

A credit card terminal is a stand-alone piece of electronic equipment that allows a merchant to swipe or key-enter information as well as additional information required to process a credit card transaction. A credit card terminal is a dedicated piece of equipment that only processes credit cards although it is common for related transactions including gift cards and check verification to also be performed. A credit card terminal typically must be plugged in to a power supply and connected to a telephone line.

Debit Networks:

A multitude of companies that honor card transactions by debiting the cardholder’s checking account for the purchase amount. Debit Networks are smaller than their credit based counterparts and are more numerous.

Discount Rate:

A percentage of each transaction that the merchant is charged by the Merchant Service Provider for facilitating a credit card transaction. Often referred to in terms of basis points.

Downgrades:

A downgrade occurs when the merchant does not meet the Visa/MasterCard/Discover requirements for a transaction and as a result the transaction is moved to a lower level of interchange. The merchant pays a higher rate for downgrades.

Interchange:

The exchange of transactions between clearing members for Visa, MasterCard and Discover transactions, according to the associations operating rules and regulations. During this process transactions are routed to the appropriate card issuing bank.

Keyed:

A transaction is “keyed” when the information from a credit card is manually typed into a terminal or computer. A transaction is keyed because either the card is not present at the time the transaction is entered or the equipment being used to process the transaction can’t read the card.

Merchant Identification Numbers (MID):

This is the number that the acquirer assigns to a merchant to identify them along with the credit card processors that they use. It is not to be confused with a merchant processing account number of Terminal Identification Numbers (TIDs).

www.banctek.com

1215 Delaware St, Denver CO 80204 • (303)623-3290 • FAX (303)623-3299

Qualified Discount Rate:

When conditions are optimum a Qualified Discount Rate is given to the merchant. This means that retail transactions are cards wiped and the merchant does an electronic batch settlement (batches-out) at the end of everyday. For Keyed or Internet merchants to receive a Qualified Discount Rate they can obtain an AVS response and an order number. They also need to batch-out.

Retrieval Request:

A request by the issuer to the acquirer for a copy of the actual ticket of a transaction. The initial step that the issuer takes in the event hat either the issuer or the cardholder disputes a transaction.

Statement Fee:

The statement fee is a monthly fee associated with the monthly statement that is sent to the merchant at the end of each monthly processing cycle. This statement shoes how much processing was done by the merchant during that month and what fees were incurred as a result.

Terminal Identification Number (TID):

The unique number assigned to each point of sale terminal that tells the Host which merchant a transaction came from and where an authorization is to be sent.

www.banctek.com

1215 Delaware St, Denver, CO 80204 • (303)623-3290 • FAX (303)623-3299

What are the top 10 reasons for chargebacks?

1.	Failure of merchant to respond to retrieval request

This is the single most frequent cause of chargebacks. Fortunately, this is often the easiest to prevent. Simply keep copies of your sales transactions and respond to any and all “Media” or “Retrieval” requests by sending copies of sales drafts immediately. Card issuers are responsible for initiating copy requests. Usually they are initiated to resolve billing disputes or to comply with a subpoena. Fulfilling copy requests is very important. When requests are not fulfilled within the prescribed time period, they almost always result in a chargeback. A chargeback for not responding to a copy request is non-reversible per Visa/MasterCard/Discover regulations. So it is in your best interest to respond quickly to copy requests.

2.	Cardholder was billed more than once for the same transaction

To avoid duplicate processing, reconcile your batches daily and ensure that the register/terminal totals match the credit card receipts for the day. If you do receive a legitimate duplicate processing chargeback, do not issue a direct credit to the cardholder -the credit will automatically be applied.

3.	Cardholder denies making or authorizing a transaction

Make sure all transactions (other than mail/phone order) are magnetically swiped or imprinted. Again, timely submission of a copy of the properly completed and signed sales slip along with a written explanation of the validity of the charge will be needed to try to reverse a chargeback. If the disputed transaction is a phone of mail order sale, the order form and signed delivery receipt from any courier of handler will also be required.

4.	Failure of merchant to follow correct procedures in completing the sales slip at point-of sale

The sales slip must include both a cardholder signature and the card account number to be valid. The account number must be obtained directly from an imprint of the card itself or from electronically reading the magnetic stripe. Manually entering the account number does not protect you from a no-imprint chargeback even is the sales slip is signed.

5.	Account numbers don’t match

After swiping a card, if the card number displayed does not match the number embossed on the face of the card, ask for a different form of payment. Always print and double-check the account number on all phone and mail orders. Accepting non-matching transactions will leave you vulnerable to chargebacks.

6.	A credit or refund was not properly processed

Credits must be processed correctly and on time. Make your customers aware of your credit/refund policy at the time of purchase. Have the policy printer on your sales slips directly above the cardholder’s signature in accordance with Association policy. Issue credits only to the same account numbers to which the sales were made - refunds paid in cash or merchandise, or to a different account number, will not protect you from a chargeback.

7.	Failure to obtain proper authorization

Be sure to authorize all transactions, and accurately record the approval code on the sales slip. If your request for authorization is declined, do not attempt to re-authorize transactions to the sane account number, as subsequent approval may not protect you from a chargeback,

www.banctek.com

1215 Delaware St, Denver, CO 80204 • (303)623-3290 • FAX (303)623-3299

8.	A card was used either before or after its valid date

Never process a transaction on a card prior to, or after, the valid date. Instead, ask for a different form of payment.

9.	Merchandise or service not received by cardholder

Sales transactions must not be processed prior to delivery of the product purchased. Proof of delivery, signed by the cardholder, should be obtained for every credit card transaction in which the merchandise or service is not delivered immediately at the point-of-sale. Such proof of delivery may be your only defense if a chargeback occurs.

10.	Cardholder disputes quality of merchandise or service

Ensure that your customers are aware of your return policy at the time of purchase. Stick to your policy at the point-of-sale and print it on your sales slips, directly above the cardholder signature.

www.banctek.com

Contact Information

Web Address:	www.banctek.com

Mailing Address:	Corporate Office

Banctek Solutions

1215 Delaware St

Denver, CO 80204

Main Telephone Number:	800-610-6664

Fax:	303-623-3299 or 720-207-6906

Mailing Address:	Telesales

1215 Delaware St.

Denver, CO 80204

Main Telephone Number:	888-623-1633

Fax:	866-418-4983

After Hours

Wells Fargo # (MID’s beginning 5180-):	800-228-0210

Harris Bank # (MID’s beginning 3899-):	888-830-0555

1215 Delaware St., Denver CO 80204 • (303)623-3290 • FAX (303)623-3299

VISA. MasterCard and Discover Network Authorization Instructions

* Please have all the information ready before you dial the Authorization Center *

1-800-366-1841Option 1

1.	Call the Authorization Center (Listed -Important Phone Numbers).

You’ll Hear	You Enter
2. “If you are calling for an authorization, press 1. For address verification, press 2. For a bank phone number, press 3. For a code 10, press 4. For a code cancellation, press 5.”	Press the appropriate number for your transaction. (If you choose options 1 or 2, continue with the following step. For options 3, 4, or 5, you will be transferred to an operator.)
3. “Please enter your merchant number followed by the pound [#] sign.”	Your merchant number and the pound sign [#] (Fill in your 15-digit merchant number.)
4. “Enter credit card number followed by the pound [#] sign.”	The customer’s VISA®, MasterCard® or Discover® Network number and the pound sign. For example: 4128123456789 [#]
5. “Enter four-digit expiration date.”	The expiration month and year on the card. For example, a card expiring on July 30, 2011 would be entered: 0711
6. “Enter the purchase amount followed by the pound sign.”	The purchase amount and the pound sign. For example: $1.00 = 100 [#] $31.00 = 3100 [#] $526.00 = 52600 [#]
7. The voice will repeat the dollar amount you entered and ask you to verify it is correct by pressing a 1.(If incorrect, press 2. The voice will ask you to enter the amount again.)
8. Enter transaction type:	[1]-Merchandise [2]-Cash Advance [3]-Mail or Phone Order
9. [1]-to end call, or [2]-to input another transaction

www.banctek.com

1215 Delaware St., Denver CO 80204 • (303)623-3290 • FAX (303)623-3299

RAPID ENTRY MODE:

For faster authorization, do not wait for the voice prompts for step 2-6.

Complete steps 8 and 9 after you have verified the dollar amount.

Additional Voice Authorization Numbers:

VISA/MasterCard	800-228-1122

www.banctek.com

1215 Delaware St., Denver CO 80204 • (303)623-3290 • FAX (303)623-3299

Loss Prevention Procedures

What is a Chargeback?

A chargeback occurs when a customer makes a purchase of services and/or a product and afterwards disputes or questions the charges with her/her bankcard provider. This generally happens because the customer is unable to resolve the issue with the merchant. The bankcard issuer then contacts the processor and the processor in turn contacts the merchant with a retrieval request. The burden of proof is the responsibility of the merchant to prove that a sale did take place or that a service was performed. The merchant must respond within ten business days to document that a purchase was made. Even though the merchant does have a signed receipt with an authorization code, it is important to note that does not always protect him/her from CHARGEBACK.

Banctek Solutions is in a unique position of being able to act as an advocate on behalf of the merchant with the card provider to resolve the dispute. However, it is important to note here that this in no way relieves the merchant from his obligation of following the normal procedures that are required by Visa/MasterCard/Discover regulations for a transaction.

The most important step is EDUCATION. Educate yourself and your sales staff!

You Must Have a Manual Imprinter

(Supplied with this packet)

Non-Swiped Transactions

Manual Keyed Sales: When the magnetic reader on a card does not work, an order is taken over the telephone or though the mail the sale her to be keyed into the terminal manually. Visa/MasterCard/Discover regulations require a manual imprint of the card is taken whenever possible and that the card holder signs the imprint. This will provide that the card was present at the time of sale.

Equipment Failure or Off Site Sales: In these instances a manual imprint and voice authorization is required. When a voice authorization is received it should be written on the manually imprinted receipt. The transaction will then have to be entered into the terminal as a “Post Authorization” with the 10-digit authorization number keyed in as well. If this is not done, the transaction will never charge the customer’s card because a voice authorization strictly reserves the funds for 10 days. Keeping the signed manual imprint, the merchant will have proof that the card was present at the time of sale.

Address Verification System: Taking a transaction over the phone, Internet or through the mail, a few steps can go a long way towards protection. The most important step is to verify the address. By utilizing our Address Verification System a merchant is able to verify the billing address and verify the ship to address. Merchants should also ship as “signature required”. Remember, the merchant must have prior approval to process mail or telephone order transactions.

Swiped Transactions:

1.	At the point of sale -the card is properly swiped through the terminal. Before the merchant hands the receipt for signature to the cardholder, he must verify that the displayed number on the screen matches the number on the card exactly.

www.banctek.com

1215 Delaware St., Denver CO 80204 • (303)623-3290 • FAX (303)623-3299

2.	If the magnetic stripe does not read, the merchant must take a manual imprint of the card as previously described.
3.	Verify that the signature that appears on the card is the same as the signed·receipt.
4.	Remember, if there is a question or doubt as to the cardholder’s identity, you may only contact the 800- telephone number displayed on your terminal for a voice authorization and to verify the status of the credit card. (i.e. reported stolen or lost, etc.)
5.	A signature is required to be on all cards. If it is not signed, you may ask that the customer sign the card or you may ask for another form of payment.
6.	The merchant should close out his terminal daily. If the merchant does not settle his batches daily, unwanted CHARGEBACKS can and will occur.
7.	Reasonable effort and proper physical location should be established to prevent others from observing the entry of the pin number.

Suggestions for the Merchant to Prevent Chargeback’s:

Always compare signatures

Get an authorization code for the exact amount of the sale at the time of sale.

Remember, if swiped -verify that the terminal screen shows the same number as the card.

If non-swiped - make sure that the imprint is legible; get a voice authorization code for the exact amount of sale; HAVE THE CUSTOMER SIGN THE IMPRINTED RECEIPT.

If an authorization is denied, we suggest that the merchant then ask for another form of payment. If a merchant doe’s make a second attempt for authorization, at a lesser amount, Banctek Solutions will not be able to act on his behalf should the purchase be disputed.

Keep all credit card transaction receipts for a minimum of six (6) months.

Establish post and most importantly, review with all store employees a store return for refund policy. By doing so a merchant will eliminate a greater portion of CHARGEBACKS from ever occurring.

The merchant should never use his own credit card as a means of getting cash for his/her own business.

Cost of the Banctek Solutions Loss Prevention Program: FIVE MINUTES OF YOUR TIME TO APPLY THESE PROCEDURES.

www.banctek.com

BANCTEK
SOLUTIONS

Merchant Services

Program Guide

PREFACE

Thank you for selecting us for your payment processing needs. Accepting numerous payment options provides a convenience to your customers, increases your customers’ ability to make purchases at your establishment. and helps speed payment to your account.

This Program Guide presents terms governing the acceptance of “Visa MasterCard and Discover” Network Credit Card and Non-PIN Debit Card payments. The Program Guide also includes provisions applicable to Other Services. Other Services include all services related to JCB Card, PIN Debit Card, and Electronic Benefits Transfer payments, TeleCheck check services, TRS collection services, and acceptance of Cards from other Non-Bank Card Associations such as Voyager Fleet Systems, Inc. (“Voyager”), Wright Express Corporation and Wright Express Financial Services Corporation (collectively, “WEX”). Your Merchant Processing Application will indicate the types of payments and Services you have elected to accept.

This Program Guide, together with your Merchant Processing Application and the Schedules thereto (the “Agreement”), contains the terms and conditions under which Processor and/or Bank and/or other third parties, such as TeleCheck for check services and TRS for collection services, will provide services to you. We will not accept any alterations or strike-outs to the Program Guide and, if made, any such alterations or strike-outs shall not apply. Please read this booklet completely as it contains important information.

IMPORTANT INFORMATION ABOUT BANK’S RESPONSIBILITIES:

Discover Network Card Transactions, American Express Card Transactions and Other Services are not provided to you by Bank, but are provided by Processor and/or third parties. For PIN Debit transactions, such third parties may include sponsoring or acquiring banks that are not related to Bank (“PIN Debit Sponsor Banks”).

The provisions of this Agreement regarding Discover Network Card Transactions, American Express Card Transactions and Other Services constitute an agreement solely between you and Processor and/or third parties. Bank is not a party to this Agreement insofar as it relates to Discover Network Card Transactions, American Express Card Transactions and Other Services, and Bank is not responsible, and shall have no liability, to you in any way with respect to Discover Network Card Transactions, and Other Services.

OTHER IMPORTANT INFORMATION:

Credit Cards present risks of loss and non-payment that are different than those with other payment systems. In deciding to accept Credit Cards, you should be aware that you are also accepting these risks.

Visa U.S.A., Inc. (“Visa”), MasterCard International, Incorporated (“MasterCard”) and DFS Services LLC (“Discover Network”) are payment card networks that electronically exchange Sales Drafts and Chargebacks for Credits and debits. (We will refer to Visa, Master Card, and Discover Network as “Associations”.) Sales Drafts are electronically transferred from banks (in the case of MasterCard and Visa transactions) or network acquirers (in the case of Discover Network transactions) that acquire them from merchants such as yourself (these banks and network acquirers are referred to as “Acquirers”) through the appropriate Association, to the bank that issued the Cardholder’s Credit Card (referred to as “Issuers”). The Issuers then bill their Card holders for the transactions. The Associations charge the Acquirers interchange fees and assessments for submitting transactions into their systems. A substantial portion of the Discount or Transaction Fees that you pay will go toward these fees and assessments.

In order to speed up the payment process, the Issuer transfers the funds back through the Association to the Acquirer at approximately the same time that the Issuer receives the electronic Sales Drafts. Even though the payments under this system are made simultaneously all payments made through the Associations are conditional and subject to reversals and adjustments.

Each Association has developed rules and regulations (“Association Rules”) that govern their Acquirers and Issuers and the procedures, responsibilities and allocation of risk for this process. Merchants are also bound by Association Rules. The Association Rules and applicable banking laws give Cardholders and Issuers certain rights to dispute transactions, long after payment has been made to the merchant. These disputed transactions are referred to as Chargebacks.

We do not decide what transactions are charged back and we do not control the ultimate resolution of the Chargeback. While we can attempt to reverse a Chargeback to the Issuer, we can only do so if the Issuer agrees to accept it or the Association requires the Issuer to do so after a formal appeal process. Sometimes, your customer may be able to successfully charge back a Credit Card transaction even though you have provided your goods or services and are otherwise legally entitled to payment from your customer. While you may still be able to pursue claims directly against that customer, neither we nor the Issuer will be responsible for such transactions.

You will be responsible for all Chargebacks and adjustments associated with the transactions that you submit for processing. Please refer to the Glossary for defined terms used in the Agreement.

TABLE OF CONTENTS

PART I: CARD SERVICES
A.	CREDIT CARD OPERATING PROCEDURES
	1.	MasterCard, Visa and Discover Network Acceptance		3
		1.1.	Card Descriptions	3
		1.2.	Effective/Expiration Dates	3
		1.3.	Valid Signature	4
		1.4.	Users Other Than Cardholders	4
		1.5.	Special Terms	4
		1.6.	Delayed Delivery or Deposit Balance	4
		1.7.	Recurring Transaction and Preauthorized Order Regulations	4
		1.8.	Requirements	4
		1.9.	Card Acceptance	5
		1.10.	Deposits of Principals	5
		1.11.	Merchants in the Lodging Industry	5
		1.12.	Customer Activated Terminals and Self-Service Terminals	5
		1.13.	Displays and Advertising	5
		1.14.	Cash Payments by and Cash Disbursements to Cardholders	5
		1.15.	Discover Network Cash Over Transactions	5
		1.16.	Telecommunication Transactions	5
	2.	Suspect Transactions		5
	3.	Completion of Sales and Credit Drafts		6
		3.1.	Information Required	6
		3.2.	Mail/Telephone/Internet (Ecommerce) and Other Card Not Present Sales	6
		3.3.	Customer Service Telephone Numbers for Cards Other Than MasterCard, Visa and Discover Network	7
	4.	Data Security		7
	5.	Authorizations		8
		5.1.	Card Not Present Transactions	8
		5.2.	Authorization via Telephone (Other Than Terminal/Electronic Device Users)	8
		5.3.	Authorization via Electronic Devices	8
		5.4.	Third Party Authorization System	8
		5.5.	Automated Dispensing Machines	9
		5.6.	Pre-Authorization for T&E (Travel & Entertainment) and Restaurant Merchants	9
		5.7.	Discover Network Procedure for Request for Cancellation of Authorization	9
		5.8.	Partial Authorization and Authorization Reversal	9
	6.	Submission/Deposit of Sales and Credit Drafts		9
		6.1.	Submission of Sales for Merchants Other Than Your Business	9
		6.2.	Timeliness	9
		6.3.	Mail/Branch Deposit Procedures	9
		6.4.	Electronic Merchants: Daily Batching Requirements & Media Submission	9
	7.	Settlement		10
	8.	Refunds/Exchanges (Credits)		10
		8.1.	Refunds	10
		8.2.	Exchanges	10
	9.	Retention of Records for Retrievals and Chargebacks		10
		9.1.	Retain Legible Copies	10
		9.2.	Provide Sales and Credit Drafts	10
		9.3.	Ensure Proper Retrieval Fulfillment	10

	10.	Chargebacks, Retrievals and Other Debits		10
		10.1.	Chargebacks	10
		10.2.	Other Debits	12
		10.3.	Summary (Deposit) Adjustments/Electronic Rejects	13
		10.4.	Disputing Other Debits and Summary Adjustments	13
	11.	Account Maintenance		13
		11.1.	Change of Settlement Account Number	13
		11.2.	Change in Legal Name or Structure	13
		11.3.	Change Company DBA Name, Address or Telephone/Facsimile Number	13
		11.4.	Other Changes in Merchant Profile	13
	12.	Association Compliance		13
	13.	Supplies		13
B.	CARD GENERAL TERMS			13
	14.	Services		14
	15.	Credit Card Operating Procedures; Association Rules		14
	16.	Settlement of Card Transactions		14
	17.	Exclusivity		14
	18.	Fees; Adjustments; Collection of Amounts Due		14
	19.	Chargebacks		14
	20.	Representations; Warranties; Limitations on Liability; Exclusion Of Consequential Damages		14
	21.	Confidentiality		15
	22.	Assignments		15
	23.	Term; Events of Default		15
	24.	Reserve Account; Security Interest		16
	25.	Financial and Other Information		16
	26.	Indemnification		17
	27.	Special Provisions Regarding Non-Bank Cards		17
	28.	Special Provisions for PIN Debit Card		17
	29.	Special Provisions Regarding Electronic Benefit Transfer		18
	30.	Special Provisions Regarding Wireless Services		19
	31.	Choice of Law, Venue; Waiver of Jury Trial		19
	32.	Other Terms		20
	33.	Glossary		20
PART II: THIRD PARTY AGREEMENTS				20
	34.	Equipment Lease Agreement		22
	35.	TeleCheck/TRS Services Agreement		24

American Express Card Acceptance Agreement				28
	36.	Additional Important Information For Cards		28
		36.1.	Electronic Funding Authorization	32
		36.2.	Funding Acknowledgement	32
		36.3.	Additional Fees and Early Termination	32
		36.4.	Addresses For Notices	32

Duplicate Confirmation Page				33
Confirmation Page				34

PART I: CARDS

A. CREDIT CARD OPERATING PROCEDURES

This part of the Program Guide (through Section 13) describes the procedures and methods for submitting Credit Card transactions for payment, obtaining authorizations, responding to Chargebacks and Media Retrieval requests, and other aspects of the operations of our services.

Processor is a full-service financial transaction processor dedicated, among other processing services, to facilitating the passage of your Sales Drafts back to the thou sands of institutions who issue the MasterCard Visa and Discover Network Cards carried by your customers, as well as to the independent Card Issuers of American Express, Optima and JCB The Operating Procedures contained in this part focus primarily on the MasterCard, Visa, and Discover Network Associations’ operating rules and regulations, and seek to provide you with the principles for a sound Card program. They are designed to help you decrease your Chargeback liability and train your employees. (In the event we provide authorization, processing or settlement of transactions involving Cards other than MasterCard, Visa and Discover Network, you should also consult those independent Card Issuers’ proprietary rules and regulations.)

The requirements set forth in these Operating Procedures will apply unless prohibited by law. You are responsible for following any additional or conflicting requirements imposed by your state or local jurisdiction.

1.  MasterCard, Visa and Discover Network Acceptance

1.1. Card Descriptions. At the point of sale, the Card must be carefully examined to determine whether it is a legitimate and valid Card. The name of the Card (e.g.. Visa, Master Card or Discover Network) should appear in bold letters on the Card. For all MasterCard and Visa Cards and for some Discover Network Cards, the Card Issuer (e.g., XYZ Bank, etc.) should also appear in bold letters on the Card. The following is a description of the authorized Visa, MasterCard and Discover Network Card designs:

Visa: Visa Cards have the Visa symbol on the right-hand side of the Card. Above the Visa symbol is the 3-dimensional hologram of the Visa Dove design. The expiration date must be followed by one space and may contain the symbol “V.” Visa Cards contain a 16-digit account number embossed across the middle of the Cards and the first digit is always a four (4). In addition, Visa Cards have the first four digits of the account number primed directly below the embossed number. You must always check these numbers carefully to ensure that they are the same. Beginning January 2006, Visa has a new Card design which differs significantly from the previous description. You are required to familiarize yourself with the new design by consulting title document entitled “Card Acceptance and Chargeback Management Guidelines for Visa Merchants” (VRM 08. 12.16). You may download the document free of charge from Visa’s website at http://www.vjsa.com/merchant or order a hardcopy to be mailed to you for a nominal charge by telephoning Visa Fulfillment at 800-VISA-311. Both the old and new Visa Card designs will be circulating concurrently in the marketplace through the year 2010. Only Visa Cards fitting the old or new descriptions may be accepted.

Beginning May 2008, Visa issued a new card design for un-embossed Visa cards. Unlike embossed Visa cards with raised numbers, letters and symbols, the un-embossed card has a smooth, flat surface. Because of the un-embossed cards Oat surface, it cannot be used for transactions that require a card imprint. Un-embossed cards can only be used by merchants who process with an electronic Point Of Sale Terminal. As a result, the bottom of the card bears the following note, “Electronic Use Only.”

MasterCard: MasterCard Cards are issued under the following names: MasterCard, Eurocard, Access, Union, Million and Diamond. The MasterCard symbol appears on the front or back of the Card. MasterCard and the Globe designs appear in a 3-dimensional hologram above the symbol. In addition, the words Classic, Preferred, Gold or Business may appear. MasterCard account numbers are sixteen (16) digits, and the first digit is always a five (5). The first four digits of the account must be printed directly below the embossed number. Only MasterCard Cards fining this description may be accepted. Pursuant to an alliance with MasterCard, Diners Club Cards issued in the United States and Canada are being re-issued with a sixteen (16) digit account number the first two digits of which are now fifty-five (55) and with the MasterCard mark and hologram on the front of the Diners Club Card. These Diners Club Cards shall be accepted and processed in the same manner as Master Card transactions. Diners Club International Cards that are issued outside the U.S. and Canada may be re-issued with the MasterCard mark on the back of the Card. These Diners Club Cards will have account numbers that are fourteen (14) digits, the first two digits or which are thirty-six (36). When these Diners Club Cards are used within the United States, Canada and other designated areas, they will be processed as MasterCard transactions. Beginning January 2006, MasterCard has a new Card design significantly different from the previous description. You are required to familiarize yourself with the new design by consulting a document “MasterCard Card Identification Features.” You may download the document free of charge from MasterCard’s website at http://www.mastercardmerchant.com. Both the old and new MasterCard Card designs will be circulating concurrently in the marketplace through the year 2010. Only MasterCard Cards fining the old or new descriptions may be accepted.

Discover Network: All valid standard rectangular plastic Cards bearing the Discover Network Acceptance Mark or the Discover/NOVUS Acceptance Mark, as indicated below, include the following common characteristics and distinctive features:

•	Card Numbers comprising at least 16 digits are displayed on the front of the Card.

•	Card Numbers are clear and uniform in size and spacing within groupings.

•	Expiration date, if present, appears in mm/yy format and indicates the last month in which the Card is valid.

•	Cards manufactured before October 3. 2008, display the Discover Network three-dimensional hologram, bearing a distinct circular shape and images of a globe pierced by an arrow, water, and stars on a repetitive pattern background (the “Discover Network Hologram”) on the front of the Card.

•	The Discover Network Hologram reflects light and appears to move as the Card is rotated.

•	All Cards display a magnetic stripe on the reverse side of the Card. Cards manufactured on or after October 3, 2008 feature a three-dimensional holographic design that is incorporated into the magnetic stripe. A series of distinct circular shapes will be visible across the length of the magnetic stripe, with blue glows between each shape. When the Card is rotated the holographic design will reflect light and there will be apparent movement and color switching within the circular shape.

•	Cards displaying either the Discover Network Hologram or the holographic magnetic stripe are valid after the effective dates indicated above, with the Discover Network Hologram eventually replaced by the holographic magnetic stripe for new Cards. Although both the Discover Network Hologram and the holographic magnetic stripe will each appear on Cards, valid Cards will not display both designs.

•	Depending on the issuance date of the Card, the word “DISCOVER ” or “DISCOVER NETWORK” will appear in ultraviolet ink on the front of the Card when it is held under an ultraviolet light.

•	An underprint of “void” on the signature panel becomes visible if erasure of the signature is attempted.

•	The Card Number or the portion of the Card Number displayed on the signature panel on the back of the Card should match the number displayed on the front of the Card and appear in reverse indent printing.

•	CID must be printed in a separate box to the right of the signature panel on the back of the Card.

•	An overprint on the signature panel reads “Discover Network.” On some cards, the overprint may display the name of the Card (i.e., Discover. Discover, 2GO, Discover Platinum).

•	A Discover Network Zip Indicator may appear on the back of a standard rectangular plastic Card indicating the Card can be used to conduct Contactless Card Transactions.

NOTE: Valid Cards may not always be rectangular in shape (e.g., Discover 2GO Cards) and certain valid Contact less Payment Devices approved by us for use in accessing Card Accounts (e.g.. radio frequency (RF) enabled Cards, key fobs, and Mobile Commerce Devices) and to conduct Contactless Card Transactions may not display the features described above.

Prepaid Gift Card Security Features

The features described below are found on Prepaid Gift Cards; however, the placement of these features may vary:

•	Depending on the issue date of the Card, the Discover Network Acceptance Mark or the Discover/NOVUS Acceptance Mark will appear on the from or back of the Card.

•	The embossed, stylized “D” appears on the front of the Card.

•	A valid expiration dale is embossed on the front of the Card.

•	The front of the Card may display “Temporary Card,” “Prepaid Card,” “Gift Card,” or “Electronic Use Only.”

NOTE: Prepaid Gift Cards accepted at a limited, specific list of Merchants are not required to include the Discover Network Hologram and may, but are not required to, bear the Discover Network Acceptance Mark or the Discover/NOVUS Acceptance Mark on the Card.

You are required to remain familiar with Discover Card designs and may reference the document “Discover Network Security Features.” You may download the document free of charge from Discover Network’s website at http://www.discovernetwork.com/fraudsecurity/fraud.html.

1.2.   Effective/Expiration Dates. At the point of sale, the Card should be carefully examined for the effective (valid from) (if present) and expiration (valid thru) dates which are located on the face of the Card. The sale date must fall on or between these dates. Do not accept a Card prior to the effective date or after the expiration elate.

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If the Card has expired, you cannot accept it for a Card sale unless you have verified through your Authorization Center that the Card is in good standing, otherwise, you are subject to a Chargeback and could be debited for the transaction.

1.3.   Valid Signature. Check the back of the Card. Make sure that the signature panel has not been disfigured or tampered with in any fashion (an altered signature panel may appear discolored, glued or painted, or show erasure marks on the surface). The signature on the back of the Card must compare favorably with the signature on the Sales Draft. The Sales Draft must be signed by the Card presenter in the presence of your authorized representative (unless a Card Not Present Sale) and in the same format as the signature panel on the Card; e.g., Harry E. Jones should not be signed H.E. Jones. The signature panels of Visa, MasterCard and Discover Network Cards now have a 3-digit number (CVV2/CVC2/CID) printed on the panel known as the Card Validation Code.

Visa MasterCard and Discover Network: If the signature panel on the Card is blank, in addition to requesting an Authorization, you must do all the following:

•	Review positive identification bearing the Cardholder’s signature (such as a passport or driver’s license that has not expired) to validate the Cardholder’s identity.

•	Indicate the positive identification, including any serial number and expiration date, on the transaction receipt.

•	Require the Cardholder to sign the signature panel of the Card prior to completing the Transaction.

1.4.   Users Other Than Cardholders. A Cardholder may not authorize another individual to use his/her Card for purchases. Be sure the signature on the Card matches with the one on the Sales Draft. Furthermore, any Card having two signatures on the back panel is invalid and any sale made with this Card can result in a Chargeback. For Cards bearing a photograph of the Cardholder, ensure that the Cardholder appears to be the person depicted in the picture which appears on the Card. If you have any questions, call the Voice Authorization Center and request to speak to a Code 10 operator.

1.5.   Special Terms. If you limit refund/exchange terms or impose other specific conditions for Card sales, the words “No Exchange, No Refund,” etc. must be clearly printed (in 1/4 letters) on the Sales Draft near or above the Cardholder’s signature. The Cardholder’s copy, as well as your copy, must clearly show this information.

During a liquidation and/or closure of any of your outlets, locations and/or businesses, you must post signs clearly visible to customers stating that “All Sales Are Final,” and stamp the Sales Draft with a notice that “All Sales Are Final.”

Generally, do not give cash, check or in-store Credit refunds for Card sales. Visa allows for the following exclusions: a cash refund to the Cardholder for a small ticket transaction or a no signature required transaction, a cash refund, Credit, or other appropriate form of Credit to the recipient of a gift purchased as a Mail/Phone Order transaction, or a cash refund or in-store Credit for a Visa prepaid card transaction if the Cardholder states that the Visa prepaid card has been discarded. NOTE: A disclosure does not eliminate your liability for a Chargeback. Consumer protection laws and Association Rules frequently allow the Cardholder to dispute these items notwithstanding such disclosures.

1.6.   Delayed Delivery or Deposit Balance. In a delayed delivery transaction where a Cardholder makes a deposit toward the full amount of the sale, you should execute two separate Sales Drafts (each completed fully as described in Section 3.1), the first for a deposit and the second for payment of the balance upon delivery of the merchandise or the performance of the services.

Visa: For Visa transactions, you must obtain an authorization if the cumulative total of both Sales Drafts exceeds the floor limit. You must obtain an authorization for each Sales Draft on each transaction date. You must assign the separate authorization numbers to each Sales Draft, respectively. You must note on such Sales Drafts the words “delayed delivery,” “deposit” or “balance,” as appropriate, and the authorization dates and approval codes.

MasterCard: For MasterCard transactions, you must obtain one authorization. You must note on both Sales Drafts the words “delayed delivery,” “deposit” or “balance,” as appropriate, and the authorization date and approval code.

Discover Network: For Discover Network transactions, you must label one Sales Draft “deposit” and the other “balance,” as appropriate. You must obtain the “deposit” authorization before submitting the sales data for the “deposit” or the “balance” to us. If delivery of the merchandise or service purchased will occur more than thirty (30) calendar days after the “deposit” authorization, you must obtain a subsequent authorization for the “balance.” In addition, you must complete Address Verification at the time of the “balance” authorization, and you must obtain proof of delivery upon delivery of the services/merchandise purchased. You may not submit sales data relating to the “balance” to us for processing until the merchandise/service purchased has been completely delivered.

NOTE: For MasterCard and Visa transactions, if delivery is more than twenty-five (25) days after the original transaction date and the initial authorization request (as opposed to the thirty (30) days in Discover Network transactions), you should re-authorize the unprocessed portion of the transaction prior to delivery. If the transaction is declined, contact the Cardholder and request another form of payment. For example: On January 1, a Cardholder orders $2,200 worth of furniture and you receive an authorization for the full amount; however, only a $200 deposit is processed. The above procedures are followed, with a $2,000 balance remaining on the furniture; the $2,000 transaction balance should be reauthorized.

1.7.   Recurring Transaction and Preauthorized Order Regulations. If you process recurring transactions and charge a Cardholder’s account periodically for recurring goods or services (e.g., monthly insurance premiums, yearly subscriptions, annual membership fees, etc.), the Cardholder shall complete and deliver to you a Cardholder approval for such goods or services to be charged to his account. The approval must at least specify the Cardholder’s name, address, account number and expiration date, the transaction amounts, the timing or frequency of recurring charges and the duration of time for which the Cardholder’s permission is granted. For Discover Network transactions, the approval must also include the total amount of recurring charges to be billed to the Cardholder’s account, including taxes and tips and your Merchant Number.

If the recurring transaction is renewed, the Cardholder must complete and deliver to you a subsequent written request for the continuation of such goods or services to be charged to the Cardholder's account. You may not complete a recurring transaction after receiving a cancellation notice from the Cardholder or Issuer or after a request for authorization has been denied.

If we or you have terminated your Merchant Agreement, you may not submit authorization requests or sales data for recurring transactions that are due after the termination date of your Merchant Agreement.

You must obtain an authorization for each transaction and write “Recurring Transaction” (or “P.O.” for MasterCard transactions) on the Sales Draft in lieu of the Cardholder’s signature. A positive authorization response for one recurring transaction Card Sale is not a guarantee that any future recurring transaction authorization request will be approved or paid.

For all recurring transactions, you should submit the 3-digit Card Validation Code number with the first authorization request, but not subsequent authorization requests. Discover Network Association Rules specifically require that you follow this Card Validation Code procedure for Discover Network recurring transactions.

Also, for Discover Network recurring transactions, the Sales Draft must include a general description of the transaction, your merchant name and a toll-free customer service number that the Cardholder may call to obtain customer assistance from you or to cancel the written approval for the recurring transaction.

All Recurring Transactions or Preauthorized Orders may not include partial payments for goods or services purchased in a single transaction.

You may not impose a finance charge in connection with a Recurring Transaction or Preauthorized Order.

If you process recurring payment transactions, the Recurring Payment Indicator must be included in each authorization request. Penalties can be assessed by the Associations for failure to use the Recurring Payment Indicator.

1.8.   Requirements. The following rules are requirements strictly enforced by Visa, MasterCard and Discover Network:

•	You cannot establish minimum or maximum amounts as a condition for accepting a Card, except that for Discover Network transactions, you may limit the maximum amount a Discover Network Cardholder may spend if, and only if, you have not received a positive authorization response from the Card Issuer

•	You cannot impose a surcharge or fee for accepting a Card.

•	You cannot establish any special conditions for accepting a Card.

•	You cannot establish procedures that discourage, favor or discriminate against the use of any particular Card. However, you may choose not to accept either U.S. issued Debit Cards or U.S. issued Credit Cards under the terms described in Section 1.9.

•	You cannot require the Cardholder to supply any personal information (e.g., home or business phone number; home or business address; or driver’s license number) unless instructed by the Authorization Center. The exception to this is for a mail/telephone/Internet order or delivery required transaction, and zip code for a card-present key-entered transaction in order to obtain an Address Verification (“AVS”). Any information that is supplied by the Cardholder must not be in plain view when mailed.

•	Any tax required to be collected must be included in the total transaction amount and not collected in cash.

•	You cannot submit any transaction representing the refinance or transfer of an existing Cardholder obligation deemed uncollectible.

•	You cannot submit a transaction or sale that has been previously charged back.

•	You must create a Sales or Credit Draft for each Card transaction and deliver at least one copy of the Sales or Credit Draft to the Cardholder.

•	You cannot submit a transaction or sale to cover a dishonored check.

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•	If you accept Card checks, your Card check acceptance policy must treat the acceptance of checks from all payment card brands the you accept equally (e.g., if you accept MasterCard, Visa and Discover network, your check acceptance policy must treat checks for all three payment card brands equally). You should handle these Card checks like any other personal check drawn upon a bank in the United States.

•	Failure to comply with any of the Association Rules may result in fines or penalties.

1.9.  Card Acceptance. If you have indicated either in the Application or by registering with us at least thirty (30) days in advance that, as between Non-PIN Debit Card transactions and Credit Card transactions, you will limit your acceptance to either (i) only accept Non-PIN Debit transactions; or (ii) only accept Credit Card transactions, then the following terms in this Section 1.9 will apply:

1.9.1. You will be authorized to refuse to accept for payment either Non-PIN Debit Cards or Credit Cards that are issued within the United States. You will, however, continue to be obligated to accept all foreign issued Credit or Debit Cards issued by MasterCard, Visa or Discover Network so long as you accept any type of MasterCard. Visa or Discover Network branded Card.

1.9.2. While many Debit Cards include markings indicating debit (such as “Visa Check card, Visa Buxx, Gift Card, DEBIT, or Master money), many Debit Cards do not include any such markings and will not have such markings until January 2007. It will be your responsibility to determine at the point of sale whether a Card is of a type that you have indicated that you will accept. You agree to institute appropriate systems and controls to limit your acceptance to the Card types indicated. You may purchase a table of ranges of numbers currently associated with Debit Card transactions upon execution of confidentiality/non-disclosure agreements required by the Associations. You will be responsible for updating your systems to utilize such tables and to obtain updated tables.

1.9.3. To the extent that you inadvertently or unintentionally accept a transaction that you are not registered to accept, such transaction will downgrade and you will be charged the Non-Qualified Rate or, if you are utilizing the Enhanced Recovery Reduced Discount option, you will be charged the Enhanced Recovery Reduced Rate on the volume of said transaction that Client was not registered to accept, in addition to the difference between the MasterCard/Visa/ Discover Network Qualified Rate agreed to in Section 6 of the Service Fee Schedule and the actual interchange rate assessed to the downgraded transaction.

1.9.4. Based upon your choice to accept only the Card types indicated in the application, you must remove from your premises any existing signage indicating that you accept all Visa, Master Card or Discover Network Cards and use approved specific signage reflecting your policy of accepting only Non-PIN Debit or Credit Cards.

1.9.5. Even if you elect not to accept Non-PIN Debit Card transactions as provided above, you may still accept PIN Debit Card transactions if you have signed up for PIN Debit Card Services. The terms in Section 28 shall apply to such services.

1.10. Deposits of Principals. Owners, partners, officers and employees of your business establishment, and the guarantors who signed the Application, are prohibited from submitting Sales Drafts or Credit Drafts transacted on their own personal Cards, other than transactions arising from bona fide purchases of goods or services in the ordinary course of your business. Such use in violation of this Section 1.10 is deemed a cash advance, and cash advances are prohibited.

1.11. Merchants in the Lodging Industry.

1.11.1. Generally. There are additional rules and requirements that apply to merchants in the lodging industry for practices including, but not limited to, Guaranteed Reservations and charges for no shows, advance deposits, over bookings, and priority checkout. If you are a merchant in the lodging industry, you must contact us for these additional rules and requirements. Failure to do so could result in additional charges or termination or your Merchant Agreement.

1.11.2. Lodging Service Programs. In the event you are a lodging merchant and wish to participate in Visa’s and/or MasterCard’s lodging services programs, please contact your sales representative or relationship manager for details and the appropriate MasterCard and Visa requirements.

1.12.   Customer Activated Terminals and Self-Service Terminals. Prior to conducting Customer Activated Terminal (“CAT”) transactions or Self-Service Terminal transactions you must contact us for approval and further instructions, rules and requirements that apply to CAT and Self-Service Terminal transactions. Failure to do so could result in additional charges or termination of your Merchant Agreement.

1.13.   Displays and Advertising. You must prominently display appropriate Visa, MasterCard, Discover Network and, if applicable, other Association decals and program marks at each of your locations, in catalogs, on websites and on other promotional materials as required by Association Rules. You may not indicate that Visa, Master Card, Discover Network or any other Association endorses your goods or services.

Your right to use the program marks of either MasterCard, Visa or Discover Network terminates upon the earlier of (i) if and when your right 10 accept the Cards of the respective Association terminates (e.g., if your right to accept Discover Network Cards terminates you are no longer permitted to use Discover Network program marks), (ii) delivery of notice by us or the respective Association to you of the termination of the right to use the program mark(s) for that Association, or (iii) termination of the license to use the program marks by the respective Association to us.

1.13.1. Discover Network Sublicense to Use Discover Network Program Marks. You are prohibited from using the Discover Network Program Marks, as defined below, other than as expressly authorized in writing by us. “Discover Network Program Marks” means the brands, emblems, trademarks and/or logos that identify Discover Network Cards. Additionally, you shall not use the Discover Network Program Marks other than as a part of the display of decals, signage, advertising and other forms depicting the Discover Network Program Marks that are provided to you by us or otherwise approved in advance in writing by us.

You may use the Discover Network Program Marks only to promote the services covered by the Discover Network Program Marks by using them on decals, indoor and outdoor signs, advertising materials and marketing materials; provided that all such uses by you must be approved in advance by us in writing.

You shall not use the Discover Network Program Marks in such a way that customers could believe that the products or services offered by you are sponsored or guaranteed by the owners of the Discover Network Program Marks. You recognize that you have no ownership rights in the Discover Network Program Marks. You shall not assign to any third party any of the rights to use the Program Marks.

1.14.   Cash Payments by and Cash Disbursements to Cardholders. You must not accept any direct payments from Cardholders for charges of merchandise or services which have been included on a Sales Draft; it is the right of the Card Issuer to receive such payments. You may not make any cash disbursements or cash advances to a Cardholder as part of a Card transaction unless you are a financial institution with express authorization in writing in advance from Servicers.

1.15.   Discover Network Cash Over Transactions. Cash over transactions are not available for MasterCard or Visa transactions. You may issue Cash Over in connection with a Discover Network Card sale, provided that you comply with the provisions of this Program Guide including the following requirements:

•	You must deliver to us a single authorization request for the aggregate total of the goods/services purchase amount and the Cash over amount of the Card sale. You may not submit separate authorization requests for the purchase amount and the Cash over amount.

•	The Sales Draft must include both the purchase amount and the Cash over amount, and you may not use separate Sales Drafts for the purchase amount and Cash over amount.

•	No minimum purchase is required for you to offer Cash over to a Discover Network Cardholder, provided that some portion of the total Card sale must be attributable to the purchase of goods or services.

•	The maximum amount of cash that you may issue as Cash over is $100.00.

(Cash Over may not be available in certain markets. Contact us for further information).

1.16.   Telecommunication Transactions. Telecommunication Card Sales occur when a telephone service provider is paid directly using a Card for individual local or long distance telephone calls. (NOTE: Pre-paid telephone service cards are not and do not give rise to Telecommunication Card Sales). Prior to conducting Telecommunication transactions you must contact us for approval and Further instructions, rules and requirements. Failure to do so could result in additional charges or termination of your Merchant Agreement.

2.  Suspect Transactions

If the appearance of the Card being presented or the behavior of the person presenting the Card is suspicious in nature, you must immediately call the Voice Authorization Center and ask to speak to a Code 10 operator. Answer all their questions and follow their instructions. While not proof that a transaction is fraudulent, the following are some suggestions to assist you in preventing fraudulent transactions that could result in a Chargeback:

Ask yourself, does the Customer:

•	appear nervous/agitated/ hurried?

•	appear to be making indiscriminate purchases (e.g., does not care how much an item costs, the size, etc.)?

•	make purchases substantially greater than your usual customer (e.g., your average transaction is $60, but this transaction is for $360)?

•	insist on taking the merchandise immediately (e.g., no matter how difficult it is to handle, is not interested in free delivery, alterations, etc.)?

•	appear to be purchasing an unusual amount of expensive items?

•	take an unusual amount of time to sign the Sales Draft, or look at the back of the Card as he signs?

•	talk fast or carry on a conversation to distract you from checking the signature?

•	take the Card from a pocket instead of a wallet?

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•	repeatedly come back, in a short amount of are, to make additional purchases?

•	cause an unusual, sudden increase in the number and average sales transactions over a one to three day period?

•	tell you he has been having some problems with his Card Issuer and request that you call a number (that he provides) for a “special’’ handling or authorization?

Does the Card:

•	have characters the same size, height, style and all within alignment?

•	appear to be re-embossed (the original numbers or letters may be detected on the back of the Card)?

•	have a damaged hologram?

•	have a Magnetic Stripe on the back on the Card?

•	have an altered signature panel (e.g., appear discolored, glued or painted, or show erasure marks on the surface)?

•	have “valid from” (effective) and “valid thru” (expiration) dates consistent with the sale date?

If you use an electronic terminal and swipe the Card, make sure the account number displayed on the terminal and or the Sales Draft matches the number on the Card. If you cannot or do not verify the account number and accept the sale, you are subject to a Chargeback and could be debited for the amount of the transaction. IF THE NUMBERS DO NOT MATCH, DO NOT ACCEPT THE CARD AS A FORM OF PAYMENT, EVEN THOUGH AN AUTHORIZATION CODE FOR THE MAGNETICALLY SWIPED CARD NUMBER MAY BE RECEIVED.

Fraud-Prone Merchandise Tips:

•	Jewelry, video, stereo, computer and camera equipment, shoes and men’s clothing are typically fraud-prone because they can easily be resold.

•	Be suspicious of high dollar amounts and transactions with more than one fraud prone item, e.g., two VCRs, three gold chains, etc.

If you suspect fraud:

•	Call the Voice Authorization Center and ask to speak to a Code 10 operator.

•	If the terminal does not display the Card number call the POS Help Desk for terminal assistance.

REMEMBER: AN AUTHORIZATION CODE ONLY INDICATES THE AVAILABILITY OF A CARDHOLDER’S CREDIT AT THE TIME OF THE TRANSACTION. IT DOES NOT WARRANT THAT THE PERSON PRESENTING THE CARD IS THE RIGHTFUL CARDHOLDER. IF PROPER PROCEDURES ARE NOT FOLLOWED AT THE TIME OF THE TRANSACTION, YOU ARE SUBJECT TO A CHARGEBACK AND YOUR ACCOUNT MAY BE DEBITED FOR THE AMOUNT OF THE TRANSACTION.

3.  Completion of Sales and Credit Drafts

You must prepare a Sales Draft or Credit Draft as applicable, for each Card transaction and provide a transaction receipt or copy of the Draft to the Cardholder at the are the Card transaction is completed.

3.1.   Information Required. All of the following information must be contained on a single page document constituting a Sales Draft:

•	Cardholder’s account number must appear on the Credit or Sales Draft in the manner required by applicable law and Association Rules. NOTE: The Sales or Credit Draft you provide to a Cardholder may not include the Cardholder’s Card expiration date or any more than the last four digits of the Cardholder’s Card number. Some states have similar requirements that also apply to the Sales or Credit Drafts you retain. MasterCard requires that Card expiration dates be excluded from the Sales or Credit Drafts your business retains. You are solely responsible to determine the Card account number truncation requirements and Card expiration date exclusion requirements for your state/ jurisdiction.

•	Clear imprint of the Card. Whenever the term “imprint” is used it refers to the process of using a manual imprinting machine to make an impression of the Card on a Sales Draft; it does not include the printout from a printer attached to an electronic device. If you use an electronic device (e.g., authorization/draft capture terminal, cash register, POS Device, etc.) and swipe the Card to read and capture the Card information via the Magnetic Stripe, you do not have to imprint the Card. HOWEVER, IF THE TERMINAL FAILS TO READ THE MAGNETIC STRIPE OR IF YOU ARE REQUIRED TO OBTAIN A VOICE AUTHORIZATION, THEN YOU MUST IMPRINT THE CARD. IN ADDITION, THE SALES DRAFT MUST HAVE THE CARDHOLDER’S SIGNATURE. FAILURE TO FOLLOW THESE PROCEDURES WILL PREVENT YOU FROM DEFENDING A TRANSACTION IN THE EVENT THAT IT IS CHARGED BACK UNDER A CLAIM THAT THE RIGHTFUL CARDHOLDER DID NOT AUTHORIZE THE PURCHASE ENTERING INFORMATION INTO A TERMINAL MANUALLY WILL NOT PREVENT THIS TYPE OF CHARGEBACK. FOR MAIL, TELEPHONE, INTERNET AND OTHER CARD NOT PRESENT ORDERS SEE SECTION 3.2;

•	Cardholder’s signature. However, eligible merchants participating in MasterCard’s Quick Payment Service Program, Visa’s Small Ticket, Visa/Discover Network or Signature Program, and or certain Discover Network transactions (see note below) are not required to obtain the Cardholder's signature under certain conditions set forth by each program;

•	Date of the transaction;

•	Amount of the transaction (including the approved currency of the sale);

•	Description of the goods and or services involved in the transaction (if there are too many items. combine them into one description; e.g., “clothing” instead of “one pair of pants, one shirt”). Do not carry information onto a second Sales Draft;

•	A valid authorization code; and

•	Merchant’s Doing Business As (“D/B/A”) name and location (city and stale required) and Merchant Account Number.

When imprinting Sales Drafts, do not alter the Cardholder account number, circle or underline any information on the Sales Draft or alter a Sales Draft in any way after the transaction has been completed and signed. Stray marks and other alterations on a Sales Draft may render it electronically unscannable, unreadable or illegible. This may result in a Chargeback or Summary Adjustment to your account.

For Discover Network sales using a paper Sales Draft (as opposed to Electronic Draft Capture), the paper Sales Draft must also contain the initials of your representative or employee that conducted the transaction. For Discover Network Credits, the Credit Draft must contain the signature of your authorized representative or employee that conducted the transaction.

Discover Card Sales in an amount more than $25.00 including sales tax slip, and/or Cash Over amount are not eligible for treatment as No Signature Required Card Sales and you may lose a Dispute of such a Card Sale if the Merchant fails to obtain the Cardholder’s Signature on the Transaction Receipt.

Eligible merchant’s participating in Quick Payment Service and/ or Small Ticket are only required to provide the Cardholder with the completed Sales Draft when requested by the Cardholder.

NOTE: For Discover Network transactions, if you are a merchant operating under certain merchant category codes approved by Discover Network, you are not required to obtain the Cardholder’s signature so long as the full track data is transmitted in the authorization request and the sale amount is $25.00 or less.

3.2.   Mail/Telephone/Internet (Ecommerce) Orders and Other Card Not Present Sales. You may only engage in mail/telephone/Internet orders provided they do not exceed the percentage of your total payment Card volume reflected on your application. Failure to adhere to this requirement may result in cancellation of your Agreement. Merchants conducting Internet transactions using Master Card or Visa Cards must have special codes (an “Electronic Commerce Indicator”) added to their authorization and settlement records. Discover Network does not use an Electronic Commerce Indicator. Failure to register as a merchant conducting internet transactions can result in fines imposed by the Associations.

Mail/Telephone/Internet and other Card Not Present transactions have a substantially higher risk of Chargeback. Since you will not have an imprinted or magnetically swiped transaction and you will not have the Cardholder’s signature on the Sales Draft as you would in a face-to-face transaction, you will assume all risk associated with accepting a mail/telephone/Internet or other Card Not Present transaction. The following procedures, while they will not eliminate Chargebacks, are useful in reducing them and should be followed by you:

•	Obtain the expiration date of Card.

•	On the Sales Draft clearly print the Cardholder's account number: effective and expiration dates; date of transaction; description of the goods and services; amount of the transaction (including shipping, handling, insurance, etc.): Cardholder’s name, billing address and shipping address; authorization code; and merchant’s name and address (city and state required).

•	For mail orders write “MO”; for telephone orders, write “TO” on the Cardholder’s signature line.

•	If feasible, obtain and keep a copy of the Cardholder's signature on file on a form authorizing you to submit telephone and mail order transactions.

•	You should utilize the Address Verification Service for all Card Not Present Transactions (see note below). Address Verification is specifically required for all Discover Network Card Not Present Transactions, and if you do not receive a positive match through AVS, you may not process the Discover Network Card Not Present Transaction. If you do not have AVS, contact us immediately.

•	You should obtain the 3-digit Card Validation Code number and included with each authorization request. Discover Network Association Rules specifically require that you submit the Card Validation Code with the authorization request for all Discover Network Card Not Present Transactions.

•	For telephone orders, it is recommended that written verification of the sale be requested from the Cardholder (sent by mail or fax).

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•	You may not submit a transaction for processing until after the merchandise has been shipped or the service has been provided to the customer. (The Associations will permit the immediate billing of merchandise manufactured to the customer’s specifications [i.e., special/custom orders] provided the Cardholder has been advised of the billing details.)

•	You should provide a copy of the Sales Draft to the Cardholder at the time of delivery. You must also obtain proof of delivery of the goods or services to the address designated by the Cardholder (i.e., by getting a signature of the Cardholder or person designated by the Cardholder through the delivery carrier). If the Cardholder visits one of your locations to receive the goods or services purchased, obtain an imprint of the card and the Cardholder’s signature.

•	Notify the Cardholder of delivery time frames and special handling and/or cancellation policies. Merchandise shipping dates must be within seven (7) days of the date authorization was obtained. If, after the order has been taken, additional delays will be incurred (e.g., out of stock), notify the Cardholder and reauthorize the transaction.

•	You may not require a Cardholder to complete a postcard or other document that displays the Cardholder’s account number in clear view when mailed.

•	If you accept orders via the internet, your web site must include the following information in a prominent manner:

-	Complete description of the goods or services offered;

-	Merchandise return and refund policy:

-	Customer service contact, including email address and/or telephone number;

-	Transaction currency (U.S. dollars, unless permission is otherwise received from Servicers):

-	Any applicable export or legal restrictions; Delivery policy;

-	Consumer data privacy policy;

-	A description of the transaction security used on your website; and

-	The sale or disclosure of databases containing Cardholder account numbers, personal information, or other Card transaction information to third parties is prohibited.

•	You may not accept Card Account Numbers through Electronic Mail over the Internet.

NOTE: Address Verification Service (“AVS”) does not guarantee against Chargebacks, but used properly, it assists you in reducing the risk of fraud by confirming whether certain elements of the billing address provided by your customer match the billing address maintained by the Issuer. AVS also may help you avoid incurring additional interchange expenses. AVS is a separate process from obtaining an Authorization and will provide a separate response. A transaction may not match addresses when submitted for AVS and still receive an Authorization. It is your responsibility to monitor the AVS responses and use the information provided to avoid high-risk transactions.

3.2.1.   Discover Network Protocol for Internet Transactions. Each Internet Discover Network Card transaction accepted by you and submitted to us shall comply with Discover Network standards, including, without limitation, Discover Network standards governing the formatting, transmission and encryption of data, referred to as the “designated protocol.” You shall accept only those Internet Discover Network Card transactions that are encrypted in accordance with the designated protocol. As of the date of these Operating Procedures, the designated protocol for the encryption of data is Secure Socket Layer (SSL). We may, at our discretion, withhold Settlement until security standards can be verified. However, the designated protocol, including any specifications with respect to data encryption, may change at any time upon thirty (30) days advance written notice. You shall not accept any Internet Discover Network Card transaction unless the transaction is sent by means of a browser which supports the designated protocol.

3.3.   Customer Service Telephone Numbers for Card types which are funded by individual non-bank Associations include:

American Express/Optima	1-800-528-5200
JCB, International	1-800-366-4522
TeleCheck	1-800-366-1054
Voyager	1-800-987-6591

4.   Data Security

THE FOLLOWING IS IMPORTANT INFORMATION REGARDING THE PROTECTION OF CARDHOLDER DATA. PLEASE REVIEW CAREFULLY AS FAILURE TO COMPLY CAN RESULT IN SUBSTANTIAL FINES AND LIABILITIES FOR UNAUTHORIZED DISCLOSURE AND TERMINATION OF THIS AGREEMENT.

4.1. Payment Card Industry Data Security Standards (PCI DSS). Visa, MasterCard, American Express, Discover Network and JCB aligned data security requirements to create a global standard for the protection of Cardholder data. The resulting Payment Card Industry Data Security Standards (PCI DSS) defines the requirements with which all entities that store, process, or transmit payment card data must comply. PCI DSS is the name used to identify those common data security requirements. The Cardholder Information Security Program (CISP) is Visa USA’s data security program, the Site Data Protection (SDP) program is MasterCard’s data security program and Discover Network Information Security and Compliance (DISC) is Discover Network’s data security program, each based on the PC!DSS and industry aligned validation requirements. PCI DSS compliance validation is focused on any system(s) or system component(s) where Cardholder data is retained, stored, or transmitted, including:

•	All external connections into your network (i.e., employee remote access, third party access for processing, and maintenance);

•	All connections to and from the authorization and settlement environment (i.e., connections for employee access or for devices such as firewalls, and routers); and

•	Any data repository outside of the authorization and settlement environment.

The Associations or we may impose fines or penalties, or restrict you from accepting Cards if it is determined that you are not compliant with the applicable data security requirements. We may in our sole discretion, suspend or terminate Card processing Services under our Merchant Agreement for any actual or suspected data security compromise.

Detailed information about DISC, can be found at the PCI DSS Council’s website: www.pcisecuritystandards.org

Detailed information about Visa’s CISP program can be found at Visa’s CISP website: www.visa.com/cisp.

Detailed information about MasterCard’s SDP program can be found at the MasterCard SDP website: http://sdp.mastercardintl.com.

Detailed information about DISC can be found at Discover Network’s DISC website: www.discovernetwork.com/fundsecurity/disc.html.

4.2.   You must comply with the data security requirements shown below:

•	You must install and maintain a secure network firewall to protect data across public networks.

•	You must encrypt stored data and data sent across networks.

•	You must use and regularly update antivirus software and keep security patches up-to-date.

•	You must restrict access to data by business “need to know,” assign a unique ID to each person with computer access to data and track access to data by unique ID.

•	Don’t use vendor-supplied defaults for system passwords and other security parameters.

•	You must regularly test security systems and processes.

•	You must maintain a policy that addresses information security for employees and contractors.

•	You must restrict physical access to Cardholder information.

•	You may not transmit Cardholder account numbers to Cardholders for Internet transactions.

•	You cannot store or retain Card Validation Codes (three-digit values printed in the signature panel of most Cards, and a four-digit code printed on the front of an American Express Card).

•	You cannot store or retain Magnetic Stripe data, PIN data or AVS data. Only Cardholder account number, Cardholder Name and Cardholder expiration date can be retained subsequent to transaction authorization.

•	You must destroy or purge all Media containing obsolete transaction data with Cardholder information.

•	You must keep all systems and Media containing Card account, Cardholder, or transaction information (whether physical or electronic) in a secure manner so as to prevent access by, or disclosure to any unauthorized party.

•	For Internet transactions, copies of the transaction records may be delivered to Cardholders in either electronic or paper formal.

4.3.   You may be subject to ongoing validation of your compliance with PCI DSS standards. Furthermore, we retain the right to conduct an audit at your expense, performed by us or a third party designated by us to verify your compliance, or that of your agents or third party providers, with security procedures and these Operating Procedures.

4.4.   In the event that transaction data suspected of having been accessed or retrieved by any unauthorized person or entity, contact us immediately, and in no event more than 24 hours after becoming aware of such activity.

4.5.   You must at your own expense (i) perform or cause to be performed an independent investigation (including a forensics analysis) of any data security breach of Card or transaction data, (ii) perform or cause to be performed any remedial actions recommended by any such investigation, and (iii) cooperate with us in the investigation and resolution of any security breach.

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4.6.   Required Information for Discover Network Security Breaches. For security breaches involving Discover Network transactions and/or track data, you must provide us and/or Discover Network with the following information: (i) the date of breach; (ii) details concerning the data compromised (e.g., account numbers and expiration dates, Cardholder names and addresses, etc.); (iii) the method of such breach; (iv) your security personnel contacts; (v) the name of any person (including law enforcement) assisting you with your investigation of such breach ; and (vi) any other information which we reasonably request from you concerning such breach, including forensics reports. You shall provide such information as soon as practicable, and the items listed in (i)-(v) shall be provided to us in any event within 48 hours of your initial notification to us of the breach. Discover Network reserves the right to conduct on-site visits to ensure compliance with its requirements.

4.7.   Third Parties. The data security standards set forth above also apply to any agent or third party provider that you may use to store, process or transmit Card holder data. In addition, such agents or third party providers must be registered with the applicable Association. Therefore, you must:

•	Notify us in writing of any agent or third party processor that engages in, or proposes to engage in, the storing, processing or transmitting of Cardholder data on your behalf, regardless of the manner or duration of such activities.

•	Ensure that all such agents or third party processors are (i) registered with the applicable payment card brands; and (ii) comply with all applicable data security standards, including, without limitation, the PCI DSS.

You are solely responsible for the compliance of any and all third parties that are given access by you to Cardholder data, and for any third party software that you may use.

5.   Authorizations

Each authorization request you submit to us must fully comply with the applicable provisions of this Agreement. Submission of an authorization request that does not fully comply may result in assessment of additional fees to you, a declined authorization response or a Chargeback to you.

You must obtain an Authorization Approval Code from us (or as provided in Section 5.4) for all transactions. A positive authorization response for MasterCard remains valid for seven (7) days for electronic processed transactions. For true paper merchants for MasterCard and Visa transactions the Authorization remains valid for thirty (30) days. A positive authorization response for Discover Network transactions remains valid for ninety (90) days. Failure to settle within these timeframes, may result in a late presentment Chargeback.

Failure to obtain an Authorization Approval Code for a sales transaction may result in a Chargeback and/or the termination of your Agreement. Authorization Approval Codes can be obtained through your POS Terminal or a Voice Response Unit (“VRU”). Any fees related to authorizations will be charged for a request for an Authorization Approval Code, whether or not the transaction is approved.

Do not attempt to obtain an Authorization Approval Code provided by someone other than us except as described in Section 5.4. If a Cardholder or another service provider provides you with either an authorization number or with a telephone number for obtaining authorizations, the Authorization Approval Code you receive may not be valid. Even if the transaction is initially processed and funded, it may be charged back at a later date. Also, if you receive a purported Authorization Approval Code from someone other than us, we will not have the supporting records and will be unable to verify that you received the authorization if that is later questioned in a Chargeback.

An Authorization Approval Code only indicates the availability of credit on an account at the time the authorization is requested. It does not warrant that the person presenting the Card is the rightful Cardholder, nor is it a promise or guarantee that you will not be subject to a Chargeback.

If you obtain Address Verification, you must review the AVS response separately from the authorization response and make your own decision about whether to accept the transaction. A transaction can receive an Authorization Approval Code from the Card Issuer even if AVS is unavailable or reflects that the address provided to you does not match the billing address on file at the Issuer. If the authorized Cardholder disputes such a transaction you will be responsible for the resulting Chargeback.

If you receive a Referral response to an attempted authorization, you may not submit the transaction without calling for and receiving a voice authorization. After receiving a Referral response you may not attempt another authorization on the same Card through your POS Terminal.

If you fail to obtain an Authorization Approval Code or if you submit a Card transaction after receiving a decline (even if a subsequent authorization attempt results in an Authorization Approval Code), your transaction may result in a Chargeback and may be assessed fines or fees by the Associations for which you will be responsible. These currently range from $25 to $150 per transaction. To avoid these costs and related Chargebacks, always obtain an Authorization Approval Code directly from your terminal before submitting a transaction for settlement.

For Cards other than MasterCard, Visa and Discover Network (e.g., American Express, JCB, etc.) or for check acceptance, you must follow the procedures for authorization and acceptance for each.

You may not attempt to obtain multiple authorizations for a single transaction. If a sale is declined, do not take alternative measures with the same Card to obtain an approval of the sale from other authorization sources. Instead, request another form of payment. If you accept and process a transaction that was declined, or attempt multi-transactions and/or multi-authorizations, you are subject to a Chargeback, Association fines and/or cancellation of your Agreement.

5.1.   Card Not Present Transactions. You must obtain the 3-digit Card Validation Code (CVV2, CVC2, CID) and submit this Code with all authorization requests with respect to transactions where the Card is not present (e.g., telephone, mail or internet sales). However, for recurring transaction authorizations you should submit the Card Validation Code with the first authorization request only, and not with subsequent recurring transaction authorization requests. (See Section 1.7).

NOTE: For each Card Not Present Discover Network transaction, you must also verify the name and billing address of the Discover Network Cardholder using the Address Verification System (AVS), and if you do not receive a positive match, do not process the Discover Network Card Not Present transaction.

5.2.  Authorization via Telephone (Other Than Terminal/ Electronic Device Users).

•	Call your designated voice authorization toll free number and enter the authorization information into the VRU using a touch tone phone or hold for an authorization representative.

•	If advised to pick up a Card, use reasonable and peaceful means to do so, and do not take any action that will alarm or embarrass the Card presenter. You will bear all responsibility for claims, liabilities, costs and expenses as a result of any action by you, your employees, vendors or agents, that attempt to retain a Card without the Issuer’s direct request or failure to use reasonable, lawful means in retaining or attempting to retain the Card. Forward the Card to: Attn: Rewards Department, P.O. Box 5019, Hagerstown, MD 21740. You may be paid a reward for the return of the Card.

•	On occasion, the Authorization Center will ask you to obtain identification from the Cardholder before issuing an approval code. If you are instructed to do so, clearly write the appropriate identification source and numbers in the space provided on the Sales Draft unless otherwise prohibited by law.

•	If the sale is declined, please remember that our operators are only relaying a message from the Card Issuer. The fact that a sale has been declined should not be interpreted as a reflection of the Cardholder’s creditworthiness. The Cardholder should be instructed to call the Card Issuer.

5.3.  Authorization via Electronic Devices.

•	If you use an electronic terminal to obtain an Authorization Approval Code, all sales should be authorized through this equipment. Authorizations through other methods will result in additional charges to you.

•	If your terminal malfunctions, refer to your Quick Reference Guide, if necessary. or call the POS Help Desk. The problem will either be corrected promptly or may require terminal programming or replacement. During the period in which your terminal is not functioning, remember to check it periodically since most terminal problems are temporary in nature and are quickly corrected.

•	If a terminal is moved or if wires are disconnected, causing malfunction, call the POS Help Desk immediately and follow their instructions. You may be responsible for any service charges incurred for reactivation of the terminal.

•	Until the terminal becomes operable, you must call your designated voice authorization toll free number and enter authorization information into the VRU using a touchtone phone. During this time, each transaction must be imprinted using a manual Imprinter machine. Failure to obtain an Authorization Approval Code and to imprint these transactions could result in a Chargeback to your account.

5.4.  Third Party Authorization System. If you have contracted with another authorization network to obtain Credit Card authorization, i.e., your terminal can Split Dial, liability resulting from discrepancies with that network must be resolved between you and that network. We will not research Chargebacks resulting from Authorization Approval Codes obtained from another authorization service organization. Such Chargebacks will be passed through to you for resolution. If an authorization provided by a third party authorization system is challenged in a Chargeback, you must obtain proof (e.g., third party authorization logs) from the authorization source and submit it to us within the time frame specified on the Chargeback documentation.

IF YOU CONTRACTED TO USE ONE OF OUR AUTHORIZATION SERVICES, DO NOT USE ANOTHER THIRD PARTY SYSTEM WITHOUT NOTIFYING CUSTOMER SERVICE. OTHERWISE, WE WILL BE UNABLE TO SUCCESSFULLY RESEARCH AND DEFEND ANY AUTHORIZATION RELATED CHARGEBACKS ON YOUR BEHALF. THIS DELAY WILL SIGNIFICANTLY DECREASE YOUR TIME TO RESEARCH AND PROVIDE PROOF OF AUTHORIZATION, THUS REDUCING YOUR OPPORTUNITY TO REVERSE A CHARGEBACK.

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If you utilize another authorization network, you will be responsible for the downgrade of any transactions to a higher cost interchange that result from a mismatch of information to our systems and those of third party authorization networks (see Section 18.1).

If you use a third party authorization network, you must also comply with Section 4.7.

Call the following for other Card types:

American Express/Optima	1-800-528-2121
JCB International	1-800-522-9345
TeleCheck	1-800-366-5010
Voyager	1-800-987-6589

Available 24 hours/day; 7 days/week.

All approved sales authorized in this manner must be entered manually as “post authorization” transactions into the terminal, once the terminal becomes operational. All Credit transactions must be entered into the terminal for data capture. You may be subject to a Chargeback if you receive a Referral and subsequently receive an approval. To reduce the risk of such a Chargeback, the Card should be imprinted using a manual Imprinter machine. (For specific procedures on Electronic Data Capture, refer to the Terminal Operating Instructions/Users Guide.) If the terminal malfunctions for more than twenty-four (24) hours, contact Customer Service for further instructions on processing your transactions.

5.5.   Automated Dispensing Machines. Records must be produced for all transactions whose origin and data capture use automated dispensing machines or Limited Amount Terminals. Records should include the Cardholder account number, merchant’s name, terminal location, transaction date and amount.

5.6.   Pre-Authorization for T&E (Travel & Entertainment) and Restaurant Merchants. If you are a business engaged in providing travel and/or entertainment services (e.g., car rentals, hotels, motels, etc.) or a restaurant business, and engage in the practice of “pre-authorization” you must comply with the following general procedures:

•	A hotel, motel, or car rental merchant may obtain an estimated Visa, MasterCard or Discover Network authorization at the time of check-in.

•	Restaurants must not add an estimated tip amount to the authorization request beyond the value of the goods provided, or services rendered, plus any applicable tax.

•	You must notify the Cardholder of the dollar amount you intend to “Pre-Authorize.”

•	If the customer decides to use another form of payment (e.g., cash, check, etc.) you must promptly call the Voice Authorization Response Unit to delete the authorization hold. Provide the Cardholder’s account number, original dollar amount and date of the transaction, and the authorization code. If a new transaction takes place, a new imprinted and signed Sales Draft for the exact amount and a new authorization code for that amount must be obtained.

•	VEHICLE RENTAL PROVIDERS MAY NOT INCLUDE POTENTIAL VEHICLE DAMAGE OR INSURANCE DEDUCTIBLES IN ANY PRE-AUTHORIZATIONS.

•	If you receive a decline on a transaction, you must wait twenty-four (24) hours before attempting to reauthorize. If you reauthorize prior to this time frame and receive an approval, you may be subject to a Chargeback and a fine imposed by the Associations.

•	Hotels, motels, and car rental merchants are allowed up to a 15% variance above the amount authorized. If the final amount charged to the Cardholder exceeds the original estimate by more than 15% above the preauthorization, you must authorize any additional amounts, and all incremental authorization codes must be written in the authorization area along with the date of authorization and the amount authorized.

•	Restaurants are allowed up to a 20% (instead of 15%) variance above the amount authorized. If the final amount exceeds the amount “authorized” by more than 20%, you must authorize the additional amount. Estimating the Authorization amount to include a tip is prohibited. The authorization request should include only the amount associated with the bill presented to the consumer.

•	You should obtain an authorization for the initial estimated charges and then monitor the charges to ensure that the actual charges made do not exceed the estimated charges. If the actual charges exceed the amount of the initial estimated authorization (and any subsequent estimated authorizations), then you must secure a positive authorization for the additional amount. NOTE: Subsequent authorizations should only be for the additional amount of total charges and not include amounts already authorized.

•	The estimated amount of any pre-authorization for lodging accommodations must be based on (i) the intended length of stay; (ii) the room rate; (iii) applicable taxes and service charges; and (iv) other miscellaneous charges as dictated by experience.

•	If an authorization request is declined, no charges occurring after that date will be accepted for that Cardholder.

•	You do not need to obtain a final authorization if the total sum of charges (the final amount) does not exceed 120% of the previously authorized charges. You must record the dates, authorized amounts, and their respective Authorization Approval Codes on the Sales Draft(s).

5.7.   Discover Network Procedure for Request for Cancellation of Authorization. If a Discover Network Card sale is cancelled or the amount of the transaction changes following your receipt of authorization for the sale, you must call your Authorization Center directly and request a cancellation of the authorization. An authorization may be cancelled at any time within fifteen (15) days of your receipt of the authorization, but must be cancelled before the sales data relating to the transaction is submitted to us, after which the authorization cannot be changed. For an authorization cancellation, you must provide us with the following information, in this order:

•	The Discover Network Merchant Number used in the authorization;

•	The Card number;

•	The original amount of the authorization being cancelled;

•	The new amount of the total transaction (if any);

•	The original authorization code for the authorization being cancelled;

•	The expiration date of the Card; and

•	A brief reason for the authorization cancellation.

5.8. Partial Authorization and Authorization Reversal. Partial authorization provides an alternative to a declined transaction by permitting a Card Issuer to return an authorization approval for a partial amount, an amount less than the transaction amount requested by the merchant when the available card balance is not sufficient to approval the transaction in full. The Cardholder is able to use up the remaining funds on the card and select another form of payment (i.e., another payment card, cash, check) for the remaining balance of the transaction. If you support partial authorizations, a partial authorization indicator must be included in each authorization request.

An authorization reversal must be submitted if the authorization is no longer needed, a partial amount of the total authorized is submitted for the settled transaction, or the Cardholder elects not to complete the purchase. The transaction sent for settlement must be no more than the amount approved in the partial authorization response. In the event that you wish to support the partial authorization functionality, you must contact us for additional rules and requirements.

6.   Submission/Deposit of Sales and Credit Drafts.

6.1.   Submission of Sales for Merchants Other Than Your Business. You may present for payment only valid charges that arise from a transaction between a bona fide Cardholder and your establishment. If you deposit or attempt to deposit transactions that arise from sales between Cardholders and a different business than the one approved by us in our Agreement with you, then the transaction may be charged back, we may suspend or debit funds associated with all such transactions, and we may immediately terminate your account and the Agreement.

6.1.1.   Factoring. For Discover Network transactions, Factoring is considered merchant fraud and strictly prohibited, unless you are registered with us as a Payment Service Provider. Factoring is the submission of authorization requests and/or Sales Drafts by a merchant for Card transactions transacted by another business. If you submit Sales Drafts on behalf of another Person, you will suffer any losses associated with the disputes of the Discover Network Card Sales. Also if any fraud is involved, you could face criminal prosecution.

6.2.   Timeliness. In order to qualify for the lowest interchange Discount Rate, all Sales and Credit Drafts must be properly completed and submitted daily. If you have not received payment for submitted Sales Drafts after one (1) week from your normal payment date, contact Customer Service. Late Submission of Sales or Credit Drafts may result in increased interchange rates or fees or in a Chargeback to you.

6.3.   Mail/Branch Deposit Procedures. Complete the appropriate summary form designated for your use. Imprint the completed summary with your Merchant Identification Card, if applicable, and sign it. Please do not staple or clip Sales Drafts together or to summary forms. This will distort the Cardholder's account number and may result in a Summary Adjustment or Chargeback to you. Mail your deposits daily to us, or, if your Agreement allows deposit at a local bank branch, you must make daily deposits.

Do not send us the merchant copies (which are for your records); submit only the Bank hard copies of the transactions. If merchant copies are submitted, they will be returned to you unprocessed.

6.4.   Electronic Merchants: Daily Batching Requirements & Media Submission. Batches must be transmitted to us by the time indicated on the Additional Important Information page in Part IV, Section A.2 of the Agreement in order to be processed on the date of transmission. Additionally, if you deposit via magnetic tape, electronic transmissions, or Electronic Data Capture terminal, and have contracted to send the actual Sales and Credit Drafts to us for microfilming and retrieval, the Sales and Credit Drafts (Media) must be batched daily by register/terminal following the procedures below. Failure to do so may result in a processing fee and/or a Chargeback due to our inability to retrieve the Media as requested by the Card Issuer.

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•	A register/terminal Batch header form must be filled out for each Batch of Media.

•	The Batch header must be imprinted with your Merchant Identification Card, and all areas completed properly (i.e., Batch number, date, amount, number of items, etc.).

•	The Batch/deposit total must match to the settled/reconciled amount displayed on the terminal upon closing the Batch.

•	Any discrepancies between the actual Media and electronic display must be reconciled and corrected before storing the Media (for merchants who contract to hold their Media) or before sending us the copies of the deposit. Otherwise, transactions may appear to be a new Submission and may be manually keyed (causing duplicate billing to Cardholders and resulting in Chargebacks) or we may not be able to retrieve an item when requested by the Card Issuer.

•	It is your responsibility to ensure that the actual Media is batched correctly and, depending on the terms of your Agreement, either stored at your location or sent to Processor. (In some cases, the actual Media is sent daily to your head office, and forwarded to Processor for microfilming.)

•	You must confirm that your equipment has transmitted its Batches to us at least once daily. Even if your equipment is designed or programmed to close and submit Batches without your intervention, it is ultimately your responsibility to confirm that the Batches have been transmitted to us for processing.

7.  Settlement

Your funds for MasterCard/Visa/Discover Network transactions will be processed and transferred to your financial institution within two (2) Business Days from the time a Batch is received by Processor if your financial institution is the Bank. If your financial institution is not the Bank, your MasterCard/Visa/Discover Network transactions will be processed via the Federal Reserve within two (2) Business Days from the are a Batch is received by Processor. The Federal Reserve will transfer such amounts to your financial institution.

8.   Refunds/Exchanges (Credits)

8.1.   Refunds

•	You must promptly complete and submit a Credit Draft for the total amount of the refund, which must include the following information:

-	The account number and expiration date;

-	The Cardholder's name;

-	Your name, city, state and Merchant Account Number;

-	A description of the goods or services;

-	The transaction date of the Credit;

-	The total amount of the Credit; and

-	For Discover Network transactions, the approved currency used and the signature of our authorized representative or employee.

•	Full refunds must be for the exact dollar amount of the original transaction including tax, handling charges, etc. (You must identify the shipping and handling charges incurred.) The refund amount may not be for more than the original Credit Card sale amount.

•	All dollar amounts and other handwritten information must be clearly written. (Stray marks on the Credit Draft will render it unscannable/illegible.)

•	Do not circle or underline any information on the Credit Draft.

•	Imprint the draft with the same Card used by the Cardholder to make the original purchase. You should not credit an account that differs from the account used for the original transaction.

•	Never give cash, check or in-store Credit refunds for Credit Card sales.

•	Have the Cardholder sign the Credit Draft, give the Cardholder the appropriate copy, and deposit the Credit Draft immediately. Failure to process a Credit within five (5) calendar days may result in a Chargeback.

•	Authorization is not required for refunds.

•	You cannot intentionally submit a sale and an offering Credit at a later date solely for the purpose of debiting and crediting your own or a customer’s account.

•	You are responsible for paying all refunds submitted to us on your merchant account. We assume no responsibility for verifying any Credits or refunds.

•	YOU ARE RESPONSIBLE TO SECURE YOUR TERMINALS AND TO INSTITUTE APPROPRIATE CONTROLS TO PREVENT EMPLOYEES OR OTHERS FROM SUBMITTING REFUNDS THAT DO NOT REFLECT BONA FIDE RETURNS OR REIMBURSEMENTS OF PRIOR TRANSACTIONS.

8.2.  Exchanges.

•	No additional paperwork is necessary for an even exchange. Just follow your standard company policy.

•	For an uneven exchange, complete a Credit Draft (follow the procedures outlined in Section 8.1) for the total amount of only the merchandise returned. The Cardholder’s account will be credited for that amount. Then, complete a new Sales Draft for the total amount of any new merchandise purchased.

9.  Retention of Records For Retrievals and Chargebacks

9.1.  Retain Legible Copies.

For MasterCard and Visa: You must securely retain legible copies of all Sales and Credit Drafts or any other transaction records for a period of eighteen (18) months from the date of each transaction and a period of five (5) years for the retention of healthcare Sales and Credit Drafts.

For discover Network: You must securely retain legible copies of all Sales and Credit Drafts or any other transaction records for the longer of (i) 365 days or (ii) the resolution of any pending or threatened disputes, claims, disagreements or litigation involving the Card transaction. You must also keep microfilm or other copies of Sales Drafts for no less than three (3) years from the date of the Discover Network transaction.

9.2.  Provide Sales and Credit Drafts. You must provide all Sales and Credit Drafts or other transaction records requested by us within the shortest time limits established by Association Rules. You are responsible for any deficiencies in Card transaction data transmitted or otherwise delivered to us.

9.3.  Ensure Proper Retrieval Fulfillment. To ensure proper Retrieval fulfillments and/or Chargeback processing, Sales and Credit Drafts must contain the full sixteen (16) digit account number and expiration date. Failure to retain this information could result in a future Chargeback to your account.

10.  Chargebacks; Retrievals and Other Debits

10.1. Chargebacks.

10.1.1. Generally. Both the Cardholder and the Card Issuer have the right to question or dispute a transaction. If such questions or disputes are not resolved, a Chargeback may occur. A Chargeback is a Card transaction that is returned to us by the Card Issuer. As a result, we will debit your Settlement Account or settlement funds for the amount of the Chargeback. It is strongly recommended that, whenever possible, you contact the Cardholder directly to resolve a disputed transaction or Chargeback, unless the dispute involves a Discover Network Cardholder, in which case Discover Network rules and regulations expressly prohibit you from contacting the Discover Network Cardholder regarding the dispute. You are responsible for all Chargebacks and related costs arising from your transactions.

10.1.2. Transaction Documentation Requests. In some cases, before a Chargeback is initiated, the Card Issuer will request a copy of the Sales Draft, via a request for transaction documentation. We will forward the request to you. You must respond to the request within the time frame and manner set forth in the request. We will then forward your response to the Card Issuer. If you fail to timely respond, we will so notify the Card Issuer and a Chargeback may result. Upon receipt of a transaction documentation request, immediately retrieve the requested Sales Draft(s) using the following guidelines:

•	Make a legible copy, centered on 8·1/2 x 11 -inch paper (only one (1) Sales Draft per page).

•	Write the ‘case number’ from the request for transaction documentation on each copy/page.

•	If applicable, make copies of a hotel folio, car rental agreement, mail/phone/Internet order form, or other form of receipt.

•	If a Credit transaction has been processed, a copy of the Credit Draft is also required.

•	Letters are not acceptable substitutes for Sales Drafts.

•	Fax or mail legible copies of the Sales Draft(s) to the fax number or mail address provided on the request form.

•	If you fax your response, please set your fax machine to print your fax number and name on the documents that you send. We can use this information to help determine where the documentation received originated from should additional research be required.

•	Additionally, please set the scan resolution on your fax machine to the highest setting. The higher resolution setting improves the clarity of characters and graphics on the Sales Drafts transmitted and helps reduce the number of illegible fulfillments and/or Chargebacks.

If we do not receive a clear, legible and complete copy of the transaction documentation within the timeframe specified on the request, you may be subject to a Chargeback for “non-receipt” for which there is no recourse.

A handling fee may be charged by the Issuer and will be debited from your Settlement Account or settlement funds if, a transaction documentation request results from a difference in the following information on the Sales Draft and the transmitted record: merchant name or an incorrect city, state, foreign country and/or transaction date.

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10.1.3.  Chargeback Process. Regardless of whether you respond to a transaction documentation request, a Chargeback may be debited to your Settlement Account for numerous reasons (see below). If the Card Issuer submits a Chargeback, we will send you a Chargeback notification, which may also include a request for transaction documentation. Due to the short time requirements imposed by MasterCard, Visa and Discover Network, it is extremely important that you respond to a Chargeback notification and transaction documentation request within the time frame set forth in the notification. Do not process a Credit transaction once a Chargeback is received; the Card Issuer will Credit the Cardholder’s account If the information you provide is both timely and, in our sole discretion, sufficient to warrant a representment of the transaction and/or reversal of the Chargeback, we will do so on your behalf. However, representment and/or reversal is ultimately contingent upon the Card Issuer and/or Cardholder accepting the transaction under applicable Association guidelines. Representment or reversal is not a guarantee that the Chargeback has been resolved in your favor.

For Visa Chargebacks: If we reverse the Chargeback and represent the transaction to the Card Issuer, the Card Issuer, at its sole discretion, may elect to submit the matter for arbitration before Visa. Visa currently charges a $250 filing fee and a $250 review fee. If a decision is made in favor of the Cardholder and/or Card Issuer, and the Chargeback is upheld, you will be responsible for all such fees and any other applicable fees and penalties imposed by Visa, as they may change from time to time. Such fees and penalties will be debited from your Settlement Account or settlement funds, in addition to the Chargeback.

For MasterCard Chargebacks: If we reverse the Chargeback and represent the transaction to the Card Issuer, the Card Issuer, at its sole discretion, may elect to resubmit the Chargeback. In such event, at the discretion of Processor, we will debit your Settlement Account or settlement funds for the Chargeback. However, if you feel strongly that it is an invalid Chargeback, we may, on your behalf and at your request, submit the matter for arbitration before MasterCard. MasterCard currently charges a $150 filing fee and a $250 review fee. If a decision is made in favor of the Cardholder and/or Card Issuer, and the Chargeback is upheld, you will be responsible for all such fees and any other penalties imposed by MasterCard as they may change from time to time. Such fees and penalties will be debited from your Settlement Account or settlement funds, in addition to the Chargeback.

For Discover Network Chargebacks: If Discover Network rejects our representment request and you feel strongly that the Chargeback is invalid, we may at the discretion of Processor and on your behalf and at your request, submit the matter for dispute arbitration before Discover Network. Discover Network charges fees for representment requests and an arbitration fee as published in their fee schedule.

If the Chargeback is not disputed within the applicable time limits set forth by MasterCard, Visa, and Discover Network rules and regulations, reversal rights are forfeited. Our only alternative, for Visa and MasterCard non-fraud Chargeback reason codes, is to attempt a “good faith collection” from the Card Issuer on your behalf. This process can take up to six (6) months and must meet the Card Issuer’s criteria (e.g., at or above a set dollar amount). Good faith collection attempts are not a guarantee that any funds will be collected on your behalf. Card Issuers normally charge good faith collection fees, which are deducted from the transaction amount if accepted in addition to any processing fees that are charged by us.

NOTE: Discover Network does not offer good faith collection for Acquirers.

MasterCard and Visa Association Rules require that a merchant make a good faith attempt and be willing and able to resolve any disputes directly with the Cardholder. Discover Network rules and regulations, however, prohibit you and/or us from contacting the Cardholder directly regarding dispute(s) or any other matter, except as required for acceptance of Discover Network transactions, and require you and/or us to submit any responses to dispute notices directly to Discover Network.

Due to Association Rules, you may not re-bill a Cardholder after a Chargeback is received for that transaction, even with Cardholder authorization.

We strongly recommend that you include a detailed rebuttal letter along with all pertinent documents when responding to a transaction request or a Chargeback notification (e.g., rental agreement, imprinted portion of the invoice or Sales Draft; the portion signed by the Cardholder, and the area where the authorization codes, with amounts and dates, are located).

Due to the short time frames and the supporting documentation necessary to successfully (and permanently) reverse a Chargeback in your favor, we strongly recommend the following:

•	Avoid Chargebacks by adhering to the guidelines and procedures outlined in these Operating Procedures.

•	If you do receive a Chargeback, investigate, and if you dispute the Chargeback, submit the appropriate documentation within the required time frame.

•	Whenever possible, contact the Cardholder directly to resolve the dispute, unless the dispute relates to a Discover Network Cardholder, in which case direct contact with the Discover Network Cardholder regarding the dispute is prohibited by Discover Network Association Rules.

•	If you have any questions, call Customer Service.

10.1.4. Chargeback Reasons. The following section outlines the most common types of Chargebacks. This list is not exhaustive. For ease of understanding, we have combined like Chargebacks into seven groupings. We have included recommendations on how to reduce the risk of Chargebacks within each group. These are recommendations only, and do not guarantee that you will be able to prevent Chargebacks.

1.	Authorization Issues: Proper Authorization procedures were not followed and valid Authorization was not obtained.

The following scenarios could cause an Authorization Related Chargeback to occur:

•	Authorization not obtained.

•	Authorization was declined.

•	Transaction processed with an expired card and Authorization was not obtained.

•	Transaction was processed with an invalid account number and Authorization was not obtained.

•	Card Recovery Bulletin (CRB) or Exception File was not checked (transactions below floor limit).

To reduce your risk of receiver an Authorization Related Chargeback:

•	Obtain valid Authorization on the day of the transaction.

-	Card Present Transactions Authorization must be obtained on the transaction date for the amount settled.

-	Card Not Present Transactions Authorization must be obtained on the transaction date for the amount settled. However, if merchandise is being shipped, Authorization must be obtained within seven calendar days of the transaction ship date.

•	If a declined response is received request another form of payment from the Cardholder.

•	If a Referral response is received follow proper voice procedures to obtain a valid Authorization and obtain an imprint of the card.

•	“Pick-up” response indicates that the Issuer is requesting for the card to be retained and returned back to them. The Credit Card should not be accepted for payment. Additionally, you can choose to retain the Credit Card and return it to the Acquirer for a reward.

•	Merchants should not exceed any predetermined thresholds for specific terminal types as specified by each Payment Card Company.

2.	Cancellations and Returns: Credit was not processed properly or the Card holder has cancelled and/or returned items.

The following scenarios could cause a cancellation and Return Related Chargeback to occur:

•	Cardholder received damaged or defective merchandise.

•	Cardholder continued to be billed for cancelled recurring transaction.

•	Credit transaction was not processed.

To reduce your risk of receiver a Cancellation and Return Related Chargeback:

•	Issue Credit to the Cardholder on the same account as the purchase in a timely manner.

-	Do not issue Credit to the Cardholder in the form of cash, check or in-store/merchandise Credit as we may not be able to recoup your funds in the event the transaction is charged back.

•	Ensure customers are fully aware of the conditions for recurring transactions. Cancel recurring billings as soon as notification is received from the customer or as a Chargeback, and Issue a Credit as needed to the cardholder in a timely manner.

•	Pre-notify the Cardholder of billings within 10 days (Domestic) and 15 (International) prior to billing, allowing the Cardholder time to cancel the transaction.

•	Provide proper disclosure of your refund policy for returned/cancelled merchandise, or services to the cardholder at the time of transaction.

-	Card present, cardholder signed the Sales Draft containing disclosure

•	If applicable, the words “NO EXCHANGE, NO REFUND,” etc. must be clearly printed in 1/4 inch lettering on the Sales Draft near or above the Cardholder signature.

-	Ecommerce, provide disclosure on website on same page as check out showing Cardholder must click to accept prior to completion.

-	Card Not Present, provide cancellation policy at the time of the transaction.

-	Provide cancellation numbers to Cardholder’s when lodging services are cancelled.

•	Ensure delivery of the merchandise or services ordered to the Cardholder.

3.	Fraud: Transactions that the Cardholder or authorized user claim are unauthorized; the account number is no longer in use or is fictitious, or the merchant was identified as “high risk.”

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The following scenarios could cause a fraud Related Chargeback to occur:

•	Multiple transactions were completed with a single card without the Cardholder’s permission

•	Counterfeit card was utilized and proper acceptance procedures were not followed

•	Authorization was obtained; however, full track data was not transmitted

•	Cardholder stales that they did not authorize or participate in the transaction

To reduce your risk of receiving a Fraud Related Chargeback:

Card Present Transactions:

•	Obtain an Authorization for all transactions

•	If you are an electronic merchant, magnetically swipe all card transactions through your electronic authorization device to capture Cardholder information and ensure the displayed Cardholder number matches the number on the card

•	If you are unable to swipe the card or if a Referral response is received, imprint the card using a valid imprinting device that will capture the embossed card and merchant information. Do not alter the imprint on the draft in any way. Manually entering the information into the terminal does not protect you from this type of Chargeback. All pertinent information relating to the transaction must be written on the manually imprinted draft (transaction date, dollar amount, authorization code and merchandise description) along with the Cardholder signature.

NOTE: Do not imprint on the back of a signed draft. The imprint must be on the transaction document that contains all transaction elements to prove the card was present at the time of the transaction.

•	Obtain the Cardholder signature for all transactions, ensure the signature on the draft matches the signature on the back of the card.

•	Process all transaction one time and do not batch out transaction multiple times.

•	Educate staff on procedures to eliminate point of sale (POS) fraud.

Card Not Present Transactions:

•	Participation in recommended Fraud Prevention Tools:

-	Verified by Visa Program

-	MasterCard Secure Code

-	Address Verification Services

-	CVV2, CVC2 and CID Verification

NOTE: While transactions utilizing these tools may still be disputed, the service may assist you with your decision to accept the card for the transaction.

•	Ensure you ship to the AVS confirmed address (bill to and ship to should match).

•	Obtain Authorization for all transactions.

•	Ensure merchant descriptor matches the name of the business and is displayed correctly on the Cardholder statement.

•	Ensure descriptor includes correct business address and a valid customer service number.

4.	Cardholder Disputes: Merchandise or services not received by the Cardholder, Merchandise defective or not as described.

The following scenarios could cause a Cardholder Dispute Chargeback to occur:

•	Services were not provided or merchandise was not received by the Cardholder.

•	The Cardholder was charged prior to merchandise being shipped or merchandise was not received by agreed upon delivery date or location.

•	Cardholder received merchandise that was defective damaged or unsuited for the purpose sold, or did not match the description on the transaction documentation/verbal description presented at the time of purchase.

•	Cardholder paid with an alternate means and their Credit Card was also billed for the same transaction.

•	Cardholder cancelled service or merchandise and their Credit Card was billed.

•	Cardholder billed for a transaction that was not part of the original transaction document.

To reduce your risk of receiving a Cardholder Dispute Related Chargeback:

•	Provide Services or Merchandise as agreed upon and described to the cardholder, clearly indicate the expected delivery date on the sales receipt or invoice.

•	Contact the cardholder in writing if the merchandise or service cannot be provided or is delayed, and offer the cardholder the option to cancel if your internal policies allow.

•	In the event that the cardholder received defective merchandise or the merchandise received was not as described; resolve the issue with the cardholder at first contact.

•	If the merchandise is being picked up by the Cardholder have them sign for the merchandise after inspection that it was received in good.

•	Do not charge the Cardholder until the merchandise has been shipped, ship according to the agreed upon terms and obtain signed Proof of Delivery from the Cardholder.

•	If unable to provide services or merchandise, issue credit to cardholder in a timely manner.

•	Accept only one form of payment per transaction and ensure the cardholder is only billed once per transaction.

•	Do not bill Cardholder for loss, theft or damages unless authorized by the Cardholder.

5.	Processing Errors: Error was made when transaction was processed or it was billed incorrectly.

The following scenarios could cause a Processing Error Chargeback to occur:

•	Transaction was not deposited within the Payment Card Company specified timeframe.

•	Cardholder was issued a credit voucher; however, the transaction was processed as a sale.

•	Transaction was to be processed in a currency other than the currency used to settle the transaction.

•	The account number or transaction amount utilized in the transaction was incorrectly entered.

•	A single transaction was processed more than once to the cardholder's account.

•	Cardholder initially presented card as payment for the transaction; however Card holder decided to use an alternate form of payment

•	Limited amount or self-service terminal transaction was processed for an amount which is over the pre-determined limit.

To reduce your risk of receiving a Processing Error Related Chargeback:

•	Process all transactions within the Payment Card Company specified timeframes.

•	Ensure all transactions are processed accurately and only one time.

NOTE: In the event that a transaction was processed more than once; immediately issue voids, transaction reversals or credits.

•	Ensure that credit transaction receipts are processed as credits and sale transaction receipts are processed as sales.

•	Ensure all transactions received a valid authorization code prior to processing the transaction and obtain a legible magnetic swipe or imprinted transaction document that is signed.

•	Do not alter transaction documentation or make any adjustments unless the Card holder has been contacted and agrees to any modifications of the transaction amount.

•	Ensure limited amount, self-service and automated fuel dispenser terminals are set properly to conform to the pre-determined limits.

6.	Non Receipt of Information: Failure to Respond to a Retrieval Request or Cardholder Does Not Recognize.

The following scenarios could cause Non Receipt of Information Chargeback to occur:

•	The transaction documentation was not provided to fulfill the retrieval request.

•	The retrieval request was fulfilled with an illegible transaction receipt or was an invalid fulfillment (incorrect sales slip or sales slip did not contain required information which may include signature).

•	The Cardholder does not recognize or is unfamiliar with the transaction due to the merchant name and/or location not matching the name and/or location where the transaction took place.

To reduce your risk of receiving a Non Receipt of Information Related Chargeback:

•	Provide a clear and legible copy of the transaction documentation that contains all required data elements within the required timeframe that is specified on the retrieval request.

•	Ensure that the most recognizable merchant name, location and/or customer service phone number is provided on all transactions.

•	Retain copies of all transaction documentation for the required timeframe that is specified by each Payment Card Company.

•	Develop efficient methods to retrieve transaction documentation to maximize ability to fulfill requests.

10.2. Other Debits. We may also debit your Settlement Account or your settlement funds in the event we are required to pay Association fees, charges, fines, penalties or other assessments as a consequence of your sales activities. Such debits shall not be subject to any limitations of time specified elsewhere in the Agreement.

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The following is a list of reasons for other debits. We may add to or delete from this list as changes occur in the Association Rules or our operational requirements:

•	Association fees, charges, fines, penalties, registration fees, or other assessments including any fees levied against us or any amount for which you are obligated to indemnify us.

•	Currency conversion was incorrectly calculated. NOTE: For Discover Network transactions, you are not permitted to convert from your local Discover Network approved currency into another currency, nor may you quote the price of a transaction in U.S. Dollars if completed in another approved currency.

•	Discount not previously charged.

•	Reversal of deposit posted to your account in error.

•	Debit for Summary Adjustment not previously posted.

•	Reversal or Credit for deposit previously posted.

•	Debit for Chargeback never posted to your account.

•	Debit for EDC Batch error foe.

•	Association Merchant Chargeback/Fraud Monitoring Fee - Excessive Chargeback Handling Fee.

•	Failure of transaction to meet Member Controller Authorization Service (“MCAS”)

-	Cardholder account number on exception file.

•	Original transaction currency (foreign) not provided.

•	Travel Voucher exceeds maximum value.

•	Debit and/or fee for investigation and/or Chargeback costs related to this Agreement, or for costs related to our collection activities in an amount no less than $100.00.

•	Costs arising from replacement or damage to equipment rented.

•	Payment of current or past due amounts for any equipment purchase, rental or lease.

•	Incorrect merchant descriptor (name and/or city, state) submitted.

•	Incorrect transaction date submitted.

•	Shipping and handling interchange fees.

•	Costs or expenses associated with responding to any subpoena, garnishment, levy or other legal process associated with your account.

10.3. Summary (Deposit) Adjustments/Electronic Rejects. Occasionally, it is necessary to adjust the dollar amount or your summaries/Submissions (deposits) and credit or debit your Settlement Account or settlement funds accordingly. The following is a list or the most request reasons for Summary (Deposit) Adjustments/Electronic Rejects:

•	Your summary rejected an arithmetic error.

•	Submitted sales not included in your Agreement (e.g., American Express, JCB).

•	The dollar amount is unreadable/illegible.

•	The Cardholder’s account number is unreadable/illegible.

•	Duplicate Sales Draft submitted.

•	Credit Card number is incorrect/incomplete.

•	Summary indicated credits, but no credits were submitted.

10.4. Disputing Other Debits and Summary Adjustments. In order to quickly resolve disputed debits and Summary Adjustments, it is extremely important that the items listed in this section be faxed or sent to the address listed on the notification.

If the Summary Adjustment is for an unreadable or incorrect Cardholder number, resubmit the corrected Sales Draft with your next deposit. Also, if the transaction is over thirty (30) calendar days old, you must reauthorize and obtain a valid Authorization Approval Code.

A clear and legible copy of the Sales Draft containing the following should be obtained from your rules:

•	Date of sale/Credit;

•	Cardholder's account number, name and signature;

•	Total amount or the sale and description of goods and services; and

•	Date and Authorization Approval Code.

Include a dated cover letter detailing the reasons for requesting a review or the debit or Summary Adjustment and documentation to support your dispute. (You should retain a copy or the correspondence and all documentation for your files.) If the inquiry is related to prior correspondence, be sure to include the control number we previously used.

Immediately fax or mail the Sales or Credit Drafts to the fax number or address provided on your notification letter.

If you have any questions, please call the Customer Service number provided on the last page or this Program Guide. If a Customer Service Representative informs you that additional documentation is required in order to fully review the item, please immediately submit your rebuttal and transaction documentation to the fax number or address listed on the debit notification.

11.  Account Maintenance

11.1.  Change of Settlement Number. If you change the Settlement Account in which you receive the proceeds or your transactions, you must call Customer Service or your Relationship Manager immediately. If you accept payment types other than Visa, MasterCard and Discover Network (such as the American Express Card, JCB and TeleCheck Services), you are also responsible for contacting the Associations or companies governing those Cards to notify them of this change.

11.2.  Change in Your legal Name or Structure. You must call Customer Service or your Relationship Manager and request a new Agreement.

11.3.  Change in Company DBA Name, Address or Telephone/Facsimile Number. To change your company DBA name, address or telephone/facsimile number, you must send the request in writing to the address on your statement.

11.4.   Other Change(s) in Merchant Profile. You must immediately notify us or any change to the information on file with us in your merchant profile, including: (i) any new lines or types or business; (ii) change in ownership;(iii) closing or liquidation of business or any location; (iv) change in Card processing method (i.e., paper Sales Drafts to POS Device); (v) voluntary or involuntary party to a bankruptcy case; (vi) entry into a loan or other agreement with a third party that seeks to affect this Merchant Agreement; and/or (vii) change from a business that exclusively conducts card present retail sales to one that accepts Card sales by mail, telephone or Internet transactions. We retain the right to terminate this Agreement if you fail to notify us of any change to the information in your merchant profile.

11.5.  Charges for Changes to Account Maintenance. You may be charged for any other changes referenced in this Section or any other changes requested by you or otherwise necessary related to account maintenance

12.  Association Compliance

MasterCard, Visa and Discover Network have established guidelines, merchant monitoring programs and reports to track merchant activity such as, but not limited to excessive Credits and Chargebacks, and increased deposit activity. In the event you exceed the guidelines or submit suspicious transactions as identified by an Association or any related program or reports. you may be subject to: (i) operating procedure requirement modifications; (ii) incremental Chargebacks and/or fees; (iii) settlement delay or withholding; (iv) termination or your Agreement; or (v) audit and imposition or fines.

13. Supplies

Placing Orders:

•	To order additional supplies, call Customer Service when you have two months inventory letter. We will ship you an adequate amount or supplies. The amount of supplies (based on usage) on hand should not exceed a three- to six-month supply.

•	In an EMERGENCY, please contact Customer Service using the number provided on the last page of this Program Guide. If supplies are sent via an express delivery service, the delivery charges will be debited to your account.

•	You are responsible for unauthorized use or sales/Credit and summary Media. We recommend that you store all supplies in a safe location.

•	You may be charged for supplies and applicable shipping and handling charges.

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B. CARD GENERAL TERMS

In addition to the preceding Operating Procedures, our Agreement with you includes the following General Terms. If you fail to follow any of the provisions of the Operating Procedures or General Terms, you may incur certain liabilities or we may terminate our Agreement.

14. Services

Subject to Association Rules, Services may be performed by one or more of our affiliates, including the provision of terminals or other equipment and local support functions in connection with this Agreement.

15.  Credit Card Operating Procedures; Association Rules

You agree to follow all requirements of this Agreement in connection with each Card transaction and to comply with all applicable Association Rules. From time to time, we may amend the Operating Procedures, by providing you with at least 20 days’ prior written notice, and those provisions will be deemed incorporated into this Agreement. However, for changes in the Association Rules or for security reasons, certain changes in Card procedures may become effective on shorter notice. If there are any inconsistencies between the General Terms and the Operating Procedures, the General Terms will govern.

16.  Settlement of Card Transactions

16.1.  We will only be required to settle Card transactions for Card types specified in your Application. Promptly after presentment of Sales Drafts pursuant to the Operating Procedures, we will initiate a transfer of the applicable settlement funds to you.

16.2.  All settlements for Visa, MasterCard and Discover Network Card transactions will be net of Credits/refunds, adjustments, applicable discount fees when due, Chargebacks and any other amounts then due from you. We may also set off from any payments otherwise due, any amounts owed to our affiliates (and/or affiliates of Bank) whether or not arising out of or related to this Agreement.

16.3.  All Credits to your Settlement Account or other payments to you are provisional and are subject lo, among other things, our final audit, Chargebacks (including our related losses), fees and fines imposed by the Associations. You agree that we may debit or credit your Settlement Account for any deficiencies, overages, fees and pending Chargebacks, or may deduct such amounts from settlement funds due to you. Alternatively, we may elect to invoice you for any such amounts, net due 30 days after the invoice date or on such earlier date as may be specified.

16.4.  We will not be liable for any delays in receipt of funds or errors in debit and Credit entries caused by third parties including but not limited to any Association or your financial institution.

16.5. In addition to any other remedies available to us under this Agreement, you agree that should any Event of Default (see Section 23.4) occur, we may, with or without notice, change processing or payment terms and/or suspend Credits or other payments of any and all funds, money and amounts now due or hereafter to become due to you pursuant to the terms of this Agreement, until we have had reasonable opportunity to investigate such event.

17.  Exclusivity

During the term of this Agreement, you shall use us as your exclusive provider of all Services.

18.  Fees; Adjustments; Collection of Amounts Due

18.1.  You shall be charged fees for the Services, which shall be calculated and payable pursuant to this Agreement and any additional pricing supplements. You acknowledge that the fees agreed to are based on the assumption that your transactions will qualify for certain interchange levels (your Anticipated Interchange Levels), as set by the applicable Association. If a transaction fails to qualify for your Anticipated Interchange Levels, then the Association will downgrade the transaction and process it at a more costly interchange level for which it does qualify. In that event, you shall be charged a Non-Qualified Interchange Fee, which is the difference in the interchange fee associated with the Anticipated Interchange Level and the interchange fee associated with the interchange level at which the transaction actually was processed; plus, any applicable Non-Qualified Surcharge for each non-qualifying transaction, the amount of which is set forth in the service fee schedule. For more information on Visa’s and MasterCard’s interchange rates, please go to www.visa.com and www.mastercard.com.

18.2.  All authorization fees will be charged for each transaction that you attempt to authorize. All capture fees will be charged for each transaction that you transmit to us for settlement.

18.3.  The fees for Services set forth in this Agreement are based upon assumptions associated with the anticipated annual volume and average transaction size for all Services as set forth in this Agreement and your method or doing business. If the actual volume or average transaction size are not as expected or if you significantly alter your method of doing business, we may adjust your discount fee and transaction fees without prior notice.

18.4.  The fees for Services set forth in this Agreement may be adjusted to reflect increases or decreases by Associations in interchange, assessments and other Association fees or to pass through increases charged by third parties for on-line communications and similar items. All such adjustments shall be your responsibility to pay and shall become effective upon the date any such change is implemented by the applicable Association or third party.

18.5.  Subject to Section 23.3 we may also increase our fees for Services for any other reason by notifying you twenty (20) days prior to the effective date of any such change.

18.6.  If you receive settlement funds by wire transfer, we may charge a wire transfer fee per wire.

18.7.  To the extent the Automated Clearing House (“ACH”) settlement process is used to effect debits or Credits to your Settlement Account, you agree to be bound by the terms of the operating rules of the National Automated Clearing House Association, as in effect from time to time. You hereby authorize us to initiate credit and debit entries and adjustments to your account through the ACH settlement process and/or through direct instructions to the financial institution where your Settlement Account is maintained for amounts due under this Agreement and under any agreements with us or our affiliates for any related services, as well as for any credit entries in error. You hereby authorize the financial institution where your Settlement Account is maintained to effect all such debits and credits to your account. This authority will remain in full force and effect until we have given written notice to the financial institution where your Settlement Account is maintained that all monies due under this Agreement and under any other agreements with us or our affiliates for any related services have been paid in full.

18.8.  You agree to pay any fines imposed on us by any Association resulting from Chargebacks and any other fees or fines imposed by an Association with respect to your acts or omissions. You are also responsible for any fines or fees imposed on us as a result of acts or omissions by your agents or third parties.

18.9.  If your Chargeback percentage for any line of business exceeds the estimated industry Chargeback percentage, you shall, in addition to the Chargeback fees and any applicable Chargeback handling fees or fines, pay us an excessive Chargeback fee for all Chargebacks occurring in such month in such line(s) of business. Each estimated industry Chargeback percentage is subject to change from time to time by us in order to reflect changes in the industry Chargeback percentages reported by Visa, MasterCard or Discover Network. Your Chargeback Percentage will be calculated as the larger of (a) the total Visa, MasterCard and Discover Network Chargeback items in any line of business in any calendar month divided by the number of Visa, MasterCard and Discover Network transactions in that line of business submitted that month, or (b) the total dollar amount of Visa, MasterCard and Discover Network Chargebacks in any line of business received in any calendar month divided by the total dollar amount or your Visa, MasterCard and Discover Network transactions in that line of business submitted in that month.

18.10.  If you believe any adjustments should be made with respect to your Settlement Account, you must notify us in writing within 45 days after any debit or Credit is or should have been effected. If you notify us after such time period, we may, in our discretion, assist you, at your expense, in investigating whether any adjustments are appropriate and whether any amounts are due to or from other parties, but we shall not have any obligation to investigate or effect any such adjustments. Any voluntary efforts by us to assist you in investigating such matters shall not create any obligation to continue such investigation or any future investigation.

19.  Chargebacks

19.1.  You shall be responsible for reimbursing us for all transactions you submit that are charged back. See the Operating Procedures for additional information regarding Chargebacks and Chargeback procedures.

19.2.  You shall reimburse us for any Chargebacks, return items. or other losses resulting from your failure to produce a Card transaction record requested by us within the applicable time limits.

20. Representations; Warranties; Limitations on Liability; Exclusion of Consequential Damages

20.1.  Without limiting any other warranties hereunder, you represent and warrant as to each Card transaction submitted under our Agreement that:

20.1.1.  the Card transaction represents a bona fide sale/rental of merchandise or services not previously submitted;

20.1.2.  the Card transaction represents an obligation of the Cardholder for the amount of the Card transaction;

20.1.3.  the amount charged for the Card transaction is not subject to any dispute, setoff or counterclaim;

20.1.4.  the Card transaction amount is only for the merchandise or services (including taxes, but without any surcharge) sold or rented and, except for any delayed delivery or advance deposit Card transactions expressly authorized by this Agreement, the merchandise or service was actually delivered to or performed for the person entering into the Card transaction simultaneously upon your accepting and submitting the Card transaction for processing;

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20.1.5.  the Card transaction does not represent the refinancing of an existing obligation of the Cardholder (including any obligation otherwise owed to you by a Cardholder or arising from the dishonor of a personal check);

20.1.6.   you have no knowledge or notice of any fact, circumstances or defense which would indicate that the Card transaction was fraudulent or not authorized by the Cardholder or which would otherwise impair the validity or collectability of the Cardholder’s obligation arising from such Card transaction or relieve the Cardholder from liability with respect thereto;

20.1.7.  the Card transaction submitted to us was entered into by you and the Cardholder;

20.1.8.  the Card transaction was made in accordance with these General Terms, Association Rules and the Operating Procedures; and

20.1.9.  the Card transaction is not a payment for a product or service that violates federal. state or local law in any jurisdiction that may be applicable.

20.2.   THIS AGREEMENT IS A SERVICE AGREEMENT. WE DISCLAIM ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO YOU OR ANY OTHER PERSON. INCLUDING WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. NOT INFRINGEMENT OR OTHERWISE OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY SERVICES OR ANY GOODS PROVIDED BY A THIRD PARTY.

20.3.  IN NO EVENT SHALL EITHER PARTY, OR THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS, BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL THEORY FOR LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES. EXEMPLARY, PUNITIVE, SPECIAL INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER ANY PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CLIENT ACKNOWLEDGES AND AGREES THAT PAYMENT OF ANY EARLY TERMINATION FEE OR LIQUIDATED DAMAGES AS PROVIDED ELSEWHERE IN THIS AGREEMENT SHALL NOT BE PROHIBITED BY THIS PARAGRAPH.

20.4.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY (INCLUDING BUT NOT LIMITED TO SECTIONS 26 or 20.5), OUR CUMULATIVE LIABILITY FOR ALL LOSSES. CLAIMS, SUITS, CONTROVERSIES, BREACHES OR DAMAGES FOR ANY CAUSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT) AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY SHALL NOT EXCEED, (I) $50,000; OR (II) THE AMOUNT OF FEES RECEIVED BY US PURSUANT TO THE AGREEMENT FOR SERVICES PERFORMED IN THE IMMEDIATELY PRECEDING 12 MONTHS, WHICHEVER IS LESS.

20.5.   NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY (INCLUDING BUT NOT LIMITED TO SECTION 26), OUR LIABILITY FOR ANY DELAY IN FUNDING TRANSACTIONS TO YOU FOR ANY REASON WILL BE LIMITED TO INTEREST COMPUTED FROM THE DATE THAT YOU SUBMIT THE TRANSACTION TO THE DATE THAT WE FUND THE TRANSACTION AT THE RATE OF THE FEDERAL FUNDS, AS ESTABLISHED BY THE FEDERAL RESERVE BOARD FROM TIME TO TIME, LESS ONE PERCENT (1%).

20.6.   NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, BANK IS NOT RESPONSIBLE, AND SHALL HAVE NO LIABILITY, TO YOU IN ANY WAY WITH RESPECT TO DISCOVER NETWORK CARD, AMERICAN EXPRESS CARD, JCB CARD, PIN DEBIT CARD, AND ELECTRONIC BENEFITS TRANSFER TRANSACTIONS, TELECHECK CHECK SERVICES, TRS COLLECTION SERVICES, GIFT CARD SERVICES, AND TRANSACTIONS INVOLVING CARDS FROM OTHER NON-BANK CARD ASSOCIATIONS SUCH AS VOYAGER FLEET SYSTEMS, INC., WRIGHT EXPRESS CORPORATION AND WRIGHT EXPRESS FINANCIAL SERVICES CORPORATION.

21.  Confidentiality

21.1.  Unless you obtain consents from us and each applicable Association, Card Issuer and Cardholder, you must not use, disclose, store, sell or disseminate any Cardholder information obtained in connection with a Card transaction (including the names. addresses and Card account numbers of Cardholders) except for purposes of authorizing, completing and settling Card transactions and resolving any Chargebacks, Retrieval Requests or similar issues involving Card transactions, other than pursuant to a court or governmental agency request, subpoena or order. You shall use proper controls for and limit access to, and render unreadable prior to discarding. all records containing Cardholder account numbers and Card imprints. You may not retain or store Magnetic Stripe data or Card Validation Codes after a transaction has been authorized. If you store any electronically captured signature of a Cardholder, you may not reproduce such signature except upon our specific request.

21.2.  You acknowledge that you will not obtain ownership rights in any information relating to and derived from Card transactions. Cardholder account numbers, personal information and other Card transaction information, including any databases containing such information, may not be sold or disclosed to a third party as an asset upon a bankruptcy, insolvency or failure of Client’s business. Upon a bankruptcy, insolvency or failure of Client’s business all Card transaction information must be returned to Servicers or acceptable proof of the destruction of all Card transaction information must be provided to Servicers.

22.   Assignments

22.1.  Any transfer or assignment of this Agreement by you, without our prior written consent, by operation of law or otherwise, is voidable by us. Furthermore, you shall indemnify and hold us harmless from all liabilities, Chargebacks, expenses, costs, fees and fines arising from such transferee’s or assignee’s Submission of Card transactions to us for processing. For purposes of this Section 22, any transfer of voting control shall be considered an assignment or transfer of this Agreement.

22.2.  The payment Services provided by us require access to a single bank account in which we may initiate both Credits and debits. You may not enter into any agreement that would require, in any circumstance or event, the transfer of any payments or proceeds from Credit Card transactions covered by this Agreement to the custody or control of any third party. You may not assign any rights, including the right of payment under this Agreement, to any other person. In the event that you make an assignment (or provide a security interest) of receivables covered by this Agreement, then we may, at our option, elect to (a) refuse to acknowledge such assignment unless accompanied by an Authorization to both initiate debits or Credits to the bank account of the assignee, (b) terminate this Agreement immediately, or (c) charge for any transfers that we are called upon to make manually to fulfill such an assignment at the rate of $100 per transfer.

22.3.  Upon notice to you, another Visa and MasterCard member may be substituted for Bank under whose sponsorship this Agreement is performed with respect to Visa and MasterCard transactions. Upon substitution, such other Visa and MasterCard member shall be responsible for all obligations required of Bank for Visa and MasterCard transactions, including without limitation, full responsibility for its bank Card program and such other obligations as may be expressly required by applicable Association Rules.

Subject to Association Rules, we may assign or transfer this Agreement and our rights and obligations hereunder and/or may delegate our duties hereunder, in whole or in part, to any third party, whether in connection with a change in sponsorship, as set forth in the preceding sentence, or otherwise, without notice to you or your consent.

22.4.  Except as set forth elsewhere in this Section and as provided in the following sentence, this Agreement shall be binding upon successors and assigns and shall inure to the benefit of the parties and their respective permitted successors and assigns. No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, debtor in possession, or other person charged with taking custody of a party’s assets or business, shall have any right to continue, assume or assign this Agreement.

23.  Term; Events of Default

23.1.  This Agreement shall become effective upon the date this Agreement is approved by our Credit Department.

23.2.  The initial term of this Agreement shall commence and shall continue in force for three years after it becomes effective. Thereafter, it shall continue until either party terminates the Agreement upon written notice to the other.

23.3.  Notwithstanding the above or any other provisions of this Agreement, we may terminate this Agreement at any are and for any reason by providing 30 days’ advance notice to you. We may terminate this Agreement immediately or with shorter notice upon an Event of Default as provided under Section 23.4 of this Agreement. In the event we provide notice to you of an increase in the fees for Services, pursuant to Section 18.5, you may terminate this Agreement without further cause or penalty by providing us 30 days advance written notice of termination. You must terminate within 30 days after we provide notice of the Section 18.5 fee increase. The Section 18.5 fee increase shall not take effect in the event you provide timely notice of termination. However, your continued use of our Services after the effective date of any increase shall be deemed acceptance of the increased fees for Services, throughout the term of this Agreement.

23.4.  If any of the following events shall occur (each an “Event of Default”):

23.4.1.  a material adverse change in your business financial condition, business procedures, prospects, products or services; or

23.4.2.  any assignment or transfer of voting control of you or your parent; or

23.4.3.  a sale of all or a substantial portion of your assets; or

23.4.4.   irregular Card sales by you, excessive Chargebacks, noncompliance with any applicable data security standards, as determined by Servicers, of any Card Association, or any other entity, or an actual or suspected data security breach, or any other circumstances which, in our sole discretion, may increase our exposure for your Chargebacks or otherwise present a financial or security risk to us; or

23.4.5.  any of your representations or warranties in this Agreement are breached in any material respect or are incorrect in any material respect when made or deemed to be made; or

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23.4.6.  you shall default in any material respect in the performance or observance of any term, covenant, condition or agreement contained in this Agreement, including without limitation the establishment or maintenance of funds in a Reserve Account as detailed in Section 24; or

23.4.7.  you shall default in any material respect in the performance or observance of any term, covenant or condition contained in any agreement with any of our affiliates; or

23.4.8.  you shall default in the payment when due, of any material indebtedness for borrowed money; or

23.4.9.  you shall file a petition or have a petition filed by another party under the Bankruptcy Code or any other laws relating to bankruptcy, insolvency or similar arrangement for adjustment of debts; consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such laws; apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property; or make a general assignment for the benefit of creditors; or take any corporate action for the purpose of authorizing any of the foregoing; or

23.4.10.  your independent certified accountants shall refuse to deliver an unqualified opinion with respect to your annual financial statements and your consolidated subsidiaries; or

23.4.11.   a violation by you of any applicable law or Association Rule or our reasonable belief that termination of this Agreement or suspension of Services is necessary to comply with any law including without limitation the rules and regulations promulgated by the Office of Foreign Assets Control of the US Department of the Treasury or your breach, as determined by Servicers, of Section 35.2 (“Compliance with Laws”);

then upon the occurrence of (1) an Event of Default specified in subsections 23.4.4, 23.4.9 or 23.4.11 we may consider this Agreement to be terminated immediately, without notice, and all amounts payable hereunder shall be immediately due and payable in full without demand or other notice of any kind, all of which are expressly waived by you, and (2) any other Event of Default, this Agreement may be terminated by us giving not less than 10 days’ notice to you, and upon such notice all amounts payable hereunder shall be due and payable on demand.

23.5.  Neither the expiration nor termination of this Agreement shall terminate the obligations and rights of the parties pursuant to provisions of this Agreement which by their terms are intended to survive or be perpetual or irrevocable. Such provisions shall survive the expiration or termination of this Agreement. All obligations by you to pay or reimburse us for any obligations associated with transactions you have submitted to us are intended to survive termination of this Agreement.

23.6.  If any Event of Default shall have occurred and regardless of whether such Event of Default has been cured, we may, in our sole discretion, exercise all of our rights and remedies under applicable law, and this Agreement including, without limitation, exercising our rights under Section 24.

23.7.  In the event you file for protection under the Bankruptcy Code or any other laws relating to bankruptcy, insolvency, assignment for the benefit of creditors or similar laws, and you continue to use our Services, it is your responsibility to open new accounts to distinguish pre and post filing obligations. You acknowledge that as long as you utilize the accounts you established prior to such filing we will not be able to systematically segregate your post-filing transactions or prevent set-off of the pre-existing obligations. In that event, you will be responsible for submitting an accounting supporting any adjustments that you may claim.

23.8.  The Associations often maintain lists of merchants who have had their Merchant Agreements or Card Acceptance rights terminated for cause. If this Agreement is terminated for cause, you acknowledge that we may be required to report your business name and the names and other information regarding its principals to the Associations for inclusion on such list(s). You expressly agree and consent to such reporting if you are terminated as a result of the occurrence of an Event of Default or for any reason specified as cause by Visa, MasterCard or Discover Network. Furthermore, you agree to waive and hold us harmless from and against any and all claims which you may have as a result of such reporting.

23.9.  After termination of this Agreement for any reason whatsoever, you shall continue to bear total responsibility for all Chargebacks, fees, Credits and adjustments resulting from Card transactions processed pursuant to this Agreement and all other amounts then due or which thereafter may become due under this Agreement.

24.   Reserve Account; Security Interest

24.1.  You expressly authorize us to establish a Reserve Account pursuant to the terms and conditions set forth in this Section 24. The amount of such Reserve Account shall beset by us, in our sole discretion, based upon your processing history and the potential risk of loss to us as we may determine from time to are.

24.2.  The Reserve Account shall be fully funded upon three (3) days’ notice to you. or in instances of fraud or suspected fraud or an Event of Default, Reserve Account funding may be immediate. Such Reserve Account may be funded by all or any combination of the following: (i) one or more debits to your Settlement Account or any other accounts held by Bank or any of its affiliates, at any financial institution vested in the name of Client, any of its principals, or any of its guarantors, or if any of same are authorized signers on such account; (ii) any payments otherwise due to you, including any amount due from TeleCheck; (iii) your delivery to us of a letter of credit; or (iv) if we so agree, your pledge to us of a freely transferable and negotiable certificate of deposit Any such letter of credit or certificate of deposit shall be issued or established by a financial institution acceptable to us and shall be in a form satisfactory to us. In the event of termination or expiration of this Agreement by any party, an immediate Reserve Account may be established without notice in the manner provided above. Any Reserve Account will be held by us for the greater of ten (10) months after termination or expiration of this Agreement or for such longer period of time as is consistent with our liability for Card transactions and Chargebacks in accordance with Association Rules. Your funds will be held in an account commingled with reserve funds of our other Clients, without involvement by an independent escrow agent. Unless specifically agreed in writing by us or specifically required by applicable law, funds held by us in a Reserve Account shall not accrue interest. Notwithstanding the foregoing, we shall be entitled to accrued interest on any such funds held.

24.3.  If your funds in the Reserve Account are not sufficient to cover the Chargebacks, adjustments, fees and other charges due from you, or if the funds in the Reserve Account have been released, you agree to promptly pay us such sums upon request.

24.4.1.  To secure your obligations to Servicers and our affiliates under this Agreement and any other agreement for the provision of related equipment or related services (including any obligations for which payments on account of such obligations are subsequently invalidated, declared to be fraudulent or preferential set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause). you grant to Servicers a first priority lien and security interest in and to (i) the Reserve Account and (ii) any of your funds pertaining to the Card transactions contemplated by this Agreement now or hereafter in the possession of Servicers, whet her now or hereafter due or to become due to you from Servicers. Any such funds, money or amounts now or hereafter in the possession of Servicers may be commingled with other funds of Servicers, or, in the case of any funds held pursuant to the foregoing paragraphs, with any other funds of other customers of Servicers. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Servicers are hereby authorized by you at any time and from time to time, without notice or demand to you or to any other person (any such notice and demand being hereby expressly waived), to set off, recoup and to appropriate and to apply any and all such funds against and on account of your obligations to Servicers and their affiliates under this Agreement and any other agreement with Servicers or any of Servicers’ affiliates for any related equipment or related services (including any check services), whether such obligations are liquidated, unliquidated fixed, contingent, matured or unmatured. You agree to duly execute and deliver to Servicers such instruments and documents as Servicers may reasonably request to perfect and confirm the lien, security interest, right of set off, recoupment and subordination set forth in this Agreement

24.4.2.  To the extent funds are held in a separate Reserve Account, the Reserve Account shall be subject to (i) Servicers’ security interest pursuant to this subsection 24.4. and (ii) an account control agreement (as defined by the applicable sections of the Uniform Commercial Code. hereinafter referred to as “Control Agreement”) among you, the institution at which the Reserve Account is held (such institution hereinafter referred to as “Settlement Account”) and Servicers (such investment account hereinafter referred to as the “Control Account”). The Control Agreement shall be in form and substance satisfactory to Servicers. The Settlement Account shall be a National Association bank which is mutually acceptable to you and Servicers.

24.4.3.  For sake of clarification and notwithstanding anything in the Agreement to the contrary, in the event Servicers deduct. holdback, suspend, off set or set off (collectively “Set Off Funds”) any settlement monies or amounts otherwise due you pursuant to the terms of this Agreement, you acknowledge that such Set Off Funds will be held in a commingled Reserve Account(s) of Servicers (as described in this subsection 24.4) unless such Set Off Funds are wired or deposited by Servicers into any Control Account, pursuant to a Control Agreement in which case Servicers will transfer Set Off Funds from their commingled Reserve Account (s) to the Control Account as soon as practicable using commercially reasonable efforts.

24.4.4.  If in replacement of or in addition to the first priority lien and security interest in the Reserve Account. you grant to Servicers a first priority lien and security interest in and to one or more certificates of deposit, the certificates of deposit shall be uncertificated and shall be subject to an Acknowledgement of Pledge of Certificate of Deposit and Control Agreement (the “Certificate of Deposit Control Agreement”) by, between and among Customers, Servicers and the financial institution that has established and issued the certificate of deposit. The form of the Certificate of Deposit Control Agreement and the financial institution that will establish and issue the certificate of deposit shall be satisfactory and acceptable to Servicers.

25.  Financial and Other Information

25.1.  Upon request, you will provide us quarterly financial statements within 45 days after the end of each fiscal quarter and annual audited financial statements within 90 days after the end of each fiscal year. Such financial statements shall be prepared in accordance with generally accepted accounting principles. You will also provide such other financial statements and other information concerning your business and your compliance with the terms and provisions of this Agreement as we may reasonably request. You authorize us to obtain from third parties financial and credit information relating to you in connection with our determination whether to accept this Agreement and our continuing evaluation of the financial and credit status of you. We may also access and use information which you have provided to Bank for any other reason. Upon request, you shall provide to us or our representatives reasonable access to your facilities and records for the purpose of performing any inspection and/or copying of your books and/or records deemed appropriate. In such event, you shall pay the costs incurred by us for such inspection including, but not limited to, costs incurred for airfare and hotel accommodations.

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25.2.   You will provide us with written notice of any judgment, writ, warrant of attachment, execution or levy against any substantial part (25% or more in value) of your total assets not later than three (3) days after you become aware of same.

26.  Indemnification

26.1.  You agree to indemnify and hold us harmless from and against all losses, liabilities, damages and expenses: (a) resulting from any breach of any warranty, covenant or agreement or any misrepresentation by you under this Agreement; (b) arising out of your or your employees’ or your agents’ negligence or willful misconduct, in connection with Card transactions or otherwise arising from your provision of goods and services to Cardholders; (c) arising out of your use of our Service; or (d) arising out of any third party indemnifications we are obligated to make as a result of your actions (including indemnification of any Association or Issuer).

26.2.  We agree to indemnify and hold you harmless from and against all losses, liabilities, damages and expenses resulting from any breach of any warranty, covenant or agreement or any misrepresentation by us under this Agreement or arising out of our or our employees’ gross negligence or willful misconduct in connection with this Agreement: provided that this indemnity obligation shall not apply to Bank with respect to Discover Network Card Transactions, American Express Card Transactions and Other Services, including JCB Card, PIN Debit Card. and Electronic Benefits Transfer Transactions, TeleCheck check services, TRS collection services, Gift Card Services, and Transactions involving Cards from other Non-Bank Card Associations such as Voyager Fleet Systems, Inc., Wright Express Corporation and Wright Express Financial Services Corporation.

27.  Special Provisions Regarding Non-Bank Cards

27.1.  Non-Bank Card transactions are provided to you by Processor and not by Bank. Bank is not a party to this Agreement insofar as it relates to Non-Bank Card services, and Bank is not liable to you in any way with respect to such services. For the purposes of this section, the words “we,” “our,” and “us” refer only to the Processor and not to the Bank. You authorize us to share information from your Application with American Express, JCB, or any other Non-Bank Card Association.

27.2.  You understand that American Express transactions are processed, authorized and funded by American Express. American Express will provide you with its own agreement that governs those transactions. You understand and agree that we are not responsible and assume absolutely no liability with regard to any such transactions, including but not limited to the funding and settlement of American Express transactions, and that American Express will charge additional fees for the services they provide.

27.3.  If you accept JCB Cards, you must securely retain original JCB Sales Drafts and JCB Credit Drafts for a period of at least 120 days from the date of the JCB Card transaction and you must retain microfilm or legible copies of JCB Sales Drafts and JCB Credit Drafts for a period of at least three (3) years following the date of the transaction.

27.4.  If you accept JCB Cards, you agree to be bound by JCB rules. You also agree to be bound by all other provisions of this Agreement which are applicable to JCB.

27.5.  If you accept Voyager and/or WEX Cards, you agree to be bound by the WEX and/or Voyager rules. You also agree to be bound by all other provisions of this Agreement which are applicable to WEX and/or Voyager.

27.6.  If you execute a WEX Merchant Agreement, you understand that we will provide such agreement to WEX, but that neither we nor WEX shall have any obligation whatsoever to you with respect to processing WEX Cards unless and until WEX executes your WEX Merchant Agreement. If WEX executes your WEX Merchant Agreement and you accept WEX Cards, you understand that WEX transactions are processed authorized and funded by WEX. You understand that WEX is solely responsible for all agreements that govern WEX transactions and that we are not responsible and assume absolutely no liability with regard to any such agreements or WEX transactions, including but not limited to the funding and settlement of WEX transactions. You understand that WEX will charge additional fees for the services that it provides.

27.7.  If you accept Voyager Cards:

•	In addition to the information stated in Section I (MasterCard and Visa Acceptance) of the Operating Procedures, you should check Fleet Cards for any primed restrictions at the point of sale.

•	In addition to the information provided under Section 1.5 (Special Terms) of the Operating Procedures, you shall establish a fair policy for the exchange and return of merchandise. You shall promptly submit credits to us for any returns that are to be credited to a Voyager Cardholder’s account. Unless required by law, you shall not give any cash refunds to any Voyager Card holder in connection with a sale.

•	In addition to the information required under Section 3.1 (Information Required) of the Operating Procedures, the following information must be contained on the single page document constituting the Sales Draft for Voyager transactions:

-	Time of transaction

-	Type of fuel sold

-	As permitted by the applicable POS device, odometer reading

-	For all cashier-assisted Sales Drafts and credit vouchers processed manually using a card Imprinter if required, the identification number

•	If an increase in the number of Voyager transaction authorization calls from you not due to our or Voyager system outages in excess of 15% for a given month as compared to the previous month occurs, we may, in our discretion, deduct telephone charges, not to exceed $.25 (25 cents) per call, for the increased calls, from your settlement of your Voyager transactions.

•	In addition to the information provided under Section 7 (Settlement) of the Operating Procedures, settlement of Voyager transactions will generally occur by the fourth banking day after we process the applicable card transactions. We shall reimburse you for the dollar amount of sales submitted for a given day by you, reduced by the amount of Chargebacks, tax exemptions, discounts, credits, and the Fees set forth in the Service Fee Schedule Addendum. Neither we nor Voyager shall be required to reimburse you for sales submitted more than sixty (60) days from the date of purchase.

•	For daily transmission of sales data, you shall maintain true and complete records in connection with the information required to be provided under this paragraph for a period of not less than thirty-six (36) months from the date of the generation of the data. You may store records on electronic media. You are responsible for the expense of retaining sales data records and Sales Drafts.

•	In addition to the scenario identified in Section 10.1.4 of this Program Guide that could cause an authorization related Chargeback to occur, with respect to Voyager transactions, Chargebacks shall be made in accordance with any other Voyager rules. Notwithstanding termination or expiration of this paragraph or the Agreement, you shall remain liable for all outstanding Chargebacks on Voyager transactions.

•	In addition to the information provided under Section 20 (Representations; Warranties; Limitations of Liability; Exclusion of Consequential Damages) of the General Terms, in no event shall our cumulative liability to you for losses, claims, suits, controversies, breaches or damages for any cause whatsoever in connection with Voyager transactions exceed the lesser of $10,000.00 or the Voyager transaction fees paid by you to us for the two months prior to the action giving arise to the claim.

•	Notwithstanding anything in this Agreement to the contrary, our obligation to provide services to you relating to any Fleet Card will terminate automatically without penalty to us or the related Association upon the earlier of (i) the termination or expiration of our agreement with such Association, (ii) at least twenty (20) days prior written notice by us to you; (iii) your failure to comply with material terms relating to such Fleet Card transactions, or (iv) written notice, if an Association discontinues its Card.

28.  Special Provisions For PIN Debit Card

The special provisions outlined in this Section 28 apply only to those PIN Debit Card transactions that are processed by a Cardholder entering a PIN. These provisions do not apply to Non-PIN Debit Card transactions which do not involve entry of a PIN.

28.1.  PlN Debit Card Acceptance. Most, but not all, ATM Cards (Debit Cards) can be accepted at the point of sale at participating locations. Examine the back of the PIN Debit Card to determine if the Card participates in a network that you are authorized to accept. Network mark(s) are usually printed on the back of the Card. If the PIN Debit Card is valid and issued by a participating network, you must comply with the following general requirements for all participating networks, in addition to the specific requirements of the network:

•	You must honor all valid PIN Debit Cards when presented that bear authorized network marks.

•	You must treat transactions by Cardholders from all Issuers in the same manner.

•	You may not establish a minimum or maximum transaction amount for PIN Debit Card acceptance.

•	You may not require additional information, besides the Personal identification Number, for the completion of the transaction unless the circumstances appear suspicious. A signature is not required for PIN Debit Card transactions.

•	You shall not disclose transaction related information to any party other than your agent, a network, or issuing institution and then only for the purpose of settlement or error resolution.

•	You may not process a Credit Card transaction in order to provide a refund on a PIN Debit Card transaction.

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28.2. Transaction Processing. The following general requirements apply to all PIN Debit Card transactions:

•	All PIN debit transactions must be authorized and processed electronically. There is no Voice Authorization or Imprinter procedure for PIN Debit Card transactions.

•	You may not complete a PIN Debit Card transaction that has not been authorized. If you cannot obtain an Authorization at the are of sale, you should request another form of payment from the customer or process the transaction as a Store and Forward or Resubmission, in which case you assume the risk that the transaction fails to authorize or otherwise declines. The Cardholder should be instructed to contact the Issuer to find out why a transaction has been declined.

•	You may not complete a PIN Debit Card transaction without entry of the Personal Identification Number (PIN) by the Cardholder. The PIN must be entered into the PIN pad only by the Cardholder. You cannot accept the PIN from the Cardholder verbally or in written form.

•	The PIN Debit Network used to process your transaction will depend upon, among other things, the availability of the network at the time of the transaction, whether a particular PIN Debit Card is enabled for a particular network and the routing requirements established by the networks and the card issuers. We may, at our sole discretion, utilize any PIN Debit Network available to us for a given transaction.

•	You must issue a receipt to the Cardholder upon successful completion of a transaction. The Cardholder account number must be masked so that only the last four digits will appear. The masked digits must appear as a non-numeric character such as an asterisk. This is referred to as PAN truncation.

•	You may not manually enter the account number. The account number must be read electronically from the Magnetic Stripe. If the Magnetic Stripe is unreadable, you must request another form of payment from the customer.

•	Any applicable tax must be included in the total transaction amount for which Authorization is requested. Tax may not be collected separately in cash.

•	YOU ARE RESPONSIBLE TO SECURE YOUR TERMINALS AND TO INSTITUTE APPROPRIATE CONTROLS TO PREVENT EMPLOYEES OR OTHERS FROM SUBMITTING REFUNDS AND VOIDS THAT DO NOT REFLECT BONA FIDE RETURNS OR REIMBURSEMENTS OF PRIOR TRANSACTIONS.

28.3.     Cash Back From Purchase. You have the option of offering cash back to our customers when they make a PIN Debit Card purchase. You may set a minimum and maximum amount of cash back that you will allow. If you are not now offering this service, your terminal may require additional programming to begin offering cash back.

28.4.     Settlement. Within one Business Day of the original transaction, you must balance each location to the system for each Business Day that each location is open.

28.5.     Adjustments. An adjustment is a transaction that is initiated to correct a PIN Debit Card transaction that has been processed in error. You will be responsible for all applicable adjustment fees that may be charged by a Debit Card network. Some networks may have established minimum amounts for adjustments.

There are several reasons for adjustments being initiated:

•	The Cardholder was charged an incorrect amount, either too little or too much.

•	The Cardholder was charged more than once for the same transaction.

•	A processing error may have occurred that caused the Cardholder to be charged even though the transaction did not complete normally at the point of sale.

All parties involved in processing adjustments are regulated by time frames that are specified in the operating rules of the applicable Debit Card network, The Electronic Funds Transfer Act, Regulation E, and other applicable law.

29. Special Provisions Regarding Electronic Benefit Transfer (“EBT”)

If you elect to engage in EBT transactions, the terms and conditions of this Section 29 shall apply.

EBT Transactions are provided to you by Processor and not by Bank. Bank is not a party of this Agreement insofar as it relates to EBT Transactions. and Bank is not liable to you in any way with respect to such services. For the purposes of this section, the words “we;’ “our,’’ and “us” refer only to the Processor and not to the Bank

If you have agreed to issue Cash Benefits and will provide cash back or cash only transactions, you agree to maintain adequate cash on hand to issue confirmed Cash Benefits and will issue Cash Benefits to EBT customers in the same manner and to the same extent cash is provided to your other customers. You may not require that any EBT customers purchase goods or services as a condition to receiving Cash Benefits, unless such condition applies to other customers as well. You may not designate special checkout lanes restricted to use by EBT customers unless you also designate special checkout lanes for debit or Credit Cards and/or other payment methods.

29.1.     Acceptance of EBT Benefits. You agree to issue benefits to EBT customers in accordance with the procedures specified in all documentation provided to you by us, as amended from time-to-time and pursuant to all applicable law, rules and regulations. You must provide each EBT customer a receipt for each EBT transaction.

You will issue EBT benefits to EBT customers in accordance with our then current procedures, in the amount authorized through a point-of-sale terminal, with personal indemnification number pad and printer. In the event of an equipment failure, you must comply with applicable procedures regarding manual voucher authorization. You must also comply with the procedures set forth in the Quest Operating Rules, as amended from time-to-time, issued by the National Automated Clearing House Association and approved by the Financial Management Service of the U.S. Treasury Department, and any additional rules, regulations and procedures specified by any additional state or federal government or agency regarding lost EBT Cards, forgotten PINs, discrepancies in benefits authorized and similar matters by referring EBT customers to their applicable EBT customer service center.

You may not accept any EBT Card or any purpose other than the acceptance of benefits, including without limitation acceptance of any EBT Card as security for repayment of any customer obligation. In the event of any violation of this provision, you will be obligated to reimburse the applicable state or us for any benefits unlawfully received. Cash should never be dispensed for Food Stamp Benefits.

29.2.     Manual EBT Vouchers. All manual voucher authorizations must be cleared on your POS terminal for payment of voucher to be made to you. Vouchers must be cleared within 10 Business Days of voice authorization. Vouchers cannot be cleared by any manner except by your POS terminal therefore you should never mail vouchers requesting payment. If a voucher expires before it has been cleared by your POS for payment, no further action can be taken to obtain payment for the voucher. You must not attempt to voice authorize a manual EBT transaction if the EBT customer is not present to sign the voucher. A copy or the voucher should be given to the EBT customer at the time of authorization and you should retain one copy for your records.

29.3.     Acceptance of EBT Cash Benefits. If you have agreed to issue Cash Benefits and will provide cash back or cash only transactions, you agree to comply with all applicable laws, rules and regulations and maintain adequate cash on hand to issue confirmed Cash Benefits and will issue Cash Benefits to EBT customers in the same manner and to the same extent cash is provided to your other customers. You may not require that any EBT customers purchase goods or services as a condition to receiving Cash Benefits, unless such condition applies to other customers as well. You may not designate special checkout lanes restricted to use by EBT customers unless you also designate special checkout lanes for debit or Credit Cards and/or other payment methods.

29.4.     Interoperability. If you issue EBT benefits (Food Stamps and/or Cash Benefits), you must issue EBT benefits from EBT customers from all states.

29.5.     Required Licenses. If you issue benefits under this Agreement, you represent and warrant to us that you are properly authorized to ever such transactions and are not currently disqualified or withdrawn from redeeming food stamp coupons or otherwise disqualified or withdrawn by any applicable agency, You agree to secure and maintain at your own expense all necessary licenses, permits, franchises, or other authorities required to lawfully effect the issuance and distribution of benefits under this Agreement, including without limitation, any applicable franchise tax certificate and non-governmental contractor’s certificate, and covenant that you will not issue benefits at any time during which you are not in compliance with the requirements of any applicable law.

29.6.     Term and Termination. If you are disqualified or withdrawn from the food stamp program, your authority to issue benefits will be terminated contemporaneously therewith. Such disqualification or withdrawal will be deemed a breach of this Agreement with respect to your authority to issue Cash Benefits and, in the event of such disqualification, we shall have the right to immediately terminate the provision of service under this Section 29.6 or the Agreement in its entirety. With respect to the issuance of Cash Benefits only, your authority to issue Cash Benefits may be suspended or terminated immediately at the sole discretion of us, the state or its EBT service provider, effective upon delivery of a notice of suspension or termination specifying the reasons for such suspension or termination if there shall be (i) any suspension, injunction, cessation, or termination of the EBT service provider’s authority to provide EBT services to the state; (ii) failure by you, upon not less than thirty (30) days prior written notice, to cure any breach by you of the provisions of these terms and conditions, including without limitation your failure to support the issuance of benefits during your normal business hours consistent with your normal business practices, your failure to comply with issuance procedures, impermissible acceptance of an EBT Card, or your disqualification or withdrawal from the food stamp program; or (iii) based on a state’s or its EBT service provider’s investigation of the relevant facts, evidence that you or any of your agents or employees are committing, participating in, or have knowledge of fraud or theft in connection with the dispensing of benefits. In the event you fail to cure any breach as set forth above, you may appeal such suspension of termination to the applicable state for determination in its sole discretion.

In the event that your authority to accept benefits is suspended or terminated by a state or its EBT service provider, and you successfully appeal such suspension or termination to the state or its EBT service provider, we shall be under no obligation to reinstate the services previously provided.

The provision of services under this Section 29.6 shall terminate automatically in the event that our Agreement or our service provider’s agreement with any applicable state’s EBT service provider terminates for any reason.

29.7.     Confidentiality of EBT System Information. All information related to EBT recipients and/or the issuance of benefits shall be considered confidential information.

Individually identifiable information relating to a benefit recipient or applicant for benefits will be held confidential and will not be disclosed by you or your directors, officers, employees or agents, without prior written approval of the applicable state.

The use of information obtained by you in the performance of your duties under this Section 29.7 will be limited to purposes directly connected with such duties.

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29.8.     EBT Service Marks. You will adequately display any applicable state’s service marks or other licensed marks, including the Quest mark, and other materials supplied by us (collectively the “Protected Marks”) in accordance with the standards set by the applicable state. You will use the Protected Marks only to indicate that benefits are issued at your location(s) and will not indicate that we, any state or its EBT service provider or we endorses your goods or services. Your right to use such Protected Marks pursuant to this Agreement will continue only so long as this Agreement remains in effect or until you are notified by us, any state or its EBT service provider to cease their use or display.

29.9.     Miscellaneous

29.9.1.     Amendments. If any of these terms and conditions are found to conflict with federal or state law, regulation or policy of the rules, these terms and conditions are subject to reasonable amendment by a state or its EBT service provider to address such conflict upon twenty (20) days written notice to you provided that you may. upon written notice, terminate your obligation under this Section 29 upon receipt of notice of such amendment.

29.9.2.     State Action. Nothing contained herein shall preclude a state from commencing appropriate administrative or legal action against you or for making any referral for such action to any appropriate federal, state, or local agency.

30. Special Provisions Regarding Wireless Service

If you elect to purchase any Wireless Equipment from us as indicated on the Application, then the following terms and conditions of this Section 30, referred to as the Wireless Services Terms, shall apply. THE WIRELESS SERVICES ARE NOT BEING SOLD TO YOU FOR HOME OR PERSONAL USE. Sale of Wireless Services is made by Processor and not the Bank. Bank is not a party to this Agreement insofar as it relates to Wireless Services, and Bank is not liable to you in any way with respect to such services. For the purposes of this section, the words “we,” “our,” and “us” refer only to the Processor and not to the Bank.

Through our affiliates, we have acquired the right to resell and sublicense certain wireless POS Terminals and accessories (the “Wireless Equipment”) and wireless data communication services using radio base stations and switching offered by the various cellular telephone and data networks throughout the country (the “Wireless Networks”) in order to allow you to capture and transmit to us certain wireless Credit and Debit Card Authorization transactions or to transmit other communications to our system.

You acknowledge that one or more independent third party vendors (“Wireless Vendor(s)”) has developed and provides the Wireless Equipment and Wireless Services to us through our affiliates under separate agreement(s).

In the event you elect to purchase voice and/or data services directly from a third party provider for use with the Wireless Equipment as permitted by Processor, you acknowledge and agree that the Agreement does not address or govern those voice and/or data services or your relationship with that third party provider, and Servicers are in no way responsible for providing, maintaining, servicing or supporting such third party voice and/or data services.

30.1. Purchase of Wireless Services. In connection with your purchase of Wireless Equipment, you will purchase the Wireless Networks’ service and obtain sublicenses to use any Wireless Software (as defined in Section 30.2) associated therewith (collectively “Wireless Services”). The prices that you will pay for the Wireless Services are set forth on the Service Fee Schedule.

•	Licenses. You agree to obtain any and all licenses, permits or other authorizations required by the Federal Communications Commission (“FCC”) or any other regulatory authority, if any. for the lawful operation of Wireless Equipment used by you in connection with your receipt of Wireless Services. You will promptly provide us with all such information as we may reasonably request with respect to matters relating to the rules and regulations of the FCC.

•	Improvements/General Administration. We and the Wireless Vendor(s) reserve the right to make changes, from time to time, in the configuration of the Wireless Services, Wireless Networks, Wireless Equipment, Wireless Software, rules of operation, accessibility periods, identification procedures, type and location of equipment, allocation and quantity of resources utilized, programming languages, administrative and operational algorithms and designation of the control center serving you at the particular address. In addition, we reserve the right to schedule, from time to time, interruptions of service for maintenance activities.

30.2.     Software Licenses. We hereby grant to you a non-exclusive, non-transferable limited sublicense to use any Wireless Software solely in connection with your purchase and use of the Wireless Services. As used in this Section 30, “Wireless Software” means all software used in, for or in connection with the Wireless Equipment, the Wireless Services or the access thereto in whatever form, including without limitation source code, object code and microcode, including any computer programs and any documentation relating to or describing the Wireless Software. You acknowledge that the only right you obtain to the Wireless Software is the right to use the Wireless Software in accordance with the terms in this Section.

30.3.     Limitation on Liability. We shall have no liability for any warranties by any party with respect to uninterrupted Wireless Services, as set forth in Section 30.10, or for any third party’s unauthorized access to Client’s data transmitted through either the Wireless Equipment or Wireless Services, or Wireless Networks, regardless of the form of action (whether in contract, tort (including negligence), strict liability or otherwise). The foregoing notwithstanding, for any other liability arising out of or in any way connected with these Wireless Services terms, including liability resulting solely from loss or damage caused by partial or total failure, delay or nonperformance of the Wireless Services or relating to or arising from your use of or inability to use the Wireless Services, Processor’s, Bank’s, and Vendor(s)’ liability shall be limited to your direct damages, if any, and, in any event, shall not exceed the amount paid by you for the particular Wireless Services during any period of failure, delay, or nonperformance of the Wireless Services. In no event shall Servicers, Wireless Vendor(s) or our respective affiliates be liable for any indirect incidental, special or consequential damages. The remedies available to you under these Wireless Services Terms will be your sole and exclusive remedies.

30.4.     Indemnification. In addition to any other indemnifications as set forth in this Agreement, you will indemnify and hold Servicers, Vendor(s) and our respective officers, directors, employees, and affiliates harmless from against any and all losses, claims, liabilities, damages, costs or expenses arising from or related to: (a) the purchase, delivery, acceptance, rejection, ownership, possession, use condition, liens against, or return of the Wireless Services; (b) your negligent acts or omissions; (c) any breach by you of any of your obligations under this Section 30; or (d) any third party’s unauthorized access to Client’s data and/or unauthorized financial activity occurring on your Merchant Account Number hereunder, except to the extent any losses, liabilities, damages or expenses result from our gross negligence or willful misconduct.

30.5.     Confidentiality. All information or materials which could reasonably be considered confidential or competitively sensitive that you access from or relate to either Vendor(s) or Servicers related to the subject matter of these Wireless Services Terms will be considered confidential information. You will safeguard our confidential information with at least the same degree of care and security that you use for your confidential information, but not less than reasonable care.

30.6.     Termination. In addition to any other provision in this Agreement, the Wireless Services being provided under this Section 30 may terminate:

a)	Immediately upon termination of the agreement between us (or our affiliates) and Vendor(s), provided that we will notify you promptly upon our notice or knowledge of termination of such agreement, provided further that if Vendor(s) loses its authority to operate less than all of the Wireless Services or if the suspension of any authority or non-renewal of any license relates to less than all of the Wireless Services, then these Wireless Services Terms will terminate only as to the portion of the Wireless Services affected by such loss of authority, suspension or nonrenewal; or

b)	Immediately if either we or our affiliates or Vendor(s) are prevented from providing the Wireless Services by any law, regulation, requirement, ruling or notice issued in any form whatsoever by judicial or governmental authority (including without limitation the FCC).

30.7.     Effect of Termination. Upon termination of this Wireless Services Terms for any reason, you will immediately pay to us all fees due and owing to us hereunder. If these Wireless Services Terms terminates due to a termination of the agreement between us or our affiliates and Vendor(s), then we may. in our sole discretion, continue to provide the Wireless Services through Vendor(s) to you for a period of time to be determined as long as you continue to make timely payment of fees due under these Wireless Services Terms.

30.8.     Third Party Beneficiaries. Our affiliates and Vendor(s) are third party beneficiaries of these Wireless Services Terms and may enforce its provisions as if a party hereto.

30.9.     Other Applicable Provisions. You also agree to be bound by all other terms and conditions or this Agreement.

30.10.     Disclaimer. Wireless Services use radio transmissions, so Wireless Services can’t be provided unless your Wireless Equipment is in the range of one of the available Wireless Networks’ transmission sites and there is sufficient network capacity available at that moment. There are places, particularly in remote areas, with no service at all. Weather, topography, buildings, your Wireless Equipment, and other conditions we don’t control may also cause failed transmissions or other problems. PROCESSOR, BANK, AND VENDOR(S) DISCLAIM ALL REPRESENTATIONS AND WARRANTIES RELATING TO WIRELESS SERVICES. WE CANNOT PROMISE UNINTERRUPTED OR ERROR-FREE WIRELESS SERVICE AND DO NOT AUTHORIZE ANYONE TO MAKE ANY WARRANTIES ON OUR BEHALF.

31. Choice of Law; Venue; Waiver of Jury Trial

31.1.     Choice of Law. Our Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to its choice of law provisions).

31.2.     Venue. We have substantial facilities in the State or Colorado and many of the services provided under this Agreement are provided from these facilities. The exclusive venue for any actions or claims arising under or related to this Agreement shall be in the appropriate state or federal court located in Colorado.

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31.3. Waiver of Jury Trial. ALL PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM RELATING TO OR ARISING UNDER THIS AGREEMENT.

32. Other Terms

32.1.    Force Majeure. No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly. by (i) fire, flood, earthquake, elements of nature or other acts of God; (ii) any terrorist attacks or outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any government authority; (iv) any labor disputes (whether or not employees’ demands are reasonable or within the party’s power to satisfy); or (v) the nonperformance by a third party for any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstance prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable. Notwithstanding anything to the contrary in this paragraph, your failure to receive payment or funds from a third party shall not excuse the performance of your obligations to us under this Agreement.

32.2.     Compliance with Laws. In performing its obligations under this Agreement, each party agrees to comply with all laws and regulations applicable to it. You further agree to cooperate and provide information requested by Servicers, as Servicers determine necessary, to facilitate Servicers compliance with any applicable law including without limitation the rules and regulations promulgated by the Office of Foreign Assets Control of the US Department of the Treasury.

32.3.     Notices. Except as otherwise specifically provided, all notices and other communications required or permitted hereunder (other than those involving normal operational matters relating to the processing of Card transactions) shall be in writing, shall be sent by mail, courier or facsimile (facsimile notices shall be confirmed in writing by courier), if to you at your address appearing in the Application and if to us at our address appearing on the Additional Important Information page, with a copy to Attention: General Counsel’s Office, 3975 N.W. 120th Avenue, Coral Springs, FL 33065, and shall be deemed to have been given (i) if sent by mail or courier, when mailed or delivered, and (ii) if sent by facsimile machine, when the courier confirmation copy is actually received. Notice given in any other manner shall be effective when actually received. Notices sent to the Merchant’s last known address, as indicated in our records, shall constitute effective notice to the Merchant under this Agreement.

32.4.     Headings. The headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

32.5.     Severability. The parties intend every provision of this Agreement to be severable. If any part of this Agreement is not enforceable, the remaining provisions shall remain valid and enforceable.

32.6.     Entire Agreement; Waiver. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter thereof, and supersedes any previous agreements and understandings. A party’s waiver of a breach of any term or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

32.7.     Amendment. We may modify any provision of this Agreement by providing written notice to you. You may choose not to accept the requirements of any such change by terminating the Agreement within twenty (20) days of receiving notice. If you choose to do so, notify us that you are terminating for this reason so that we may waive any early termination fee that might otherwise apply. For purposes of this section, an electronic or “click-wrap” notice intended to modify or amend this Agreement and which you check “I Accept” or “I Agree” or otherwise accept through an electronic process, shall constitute in writing as required herein.

32.8.    No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person or entity other than the parties any rights or remedies, and the parties do not intend for any third parties to be third-party beneficiaries of this Agreement.

32.9.    Association Rules. The parties acknowledge that the Visa, MasterCard and Discover Network Association Rules give Visa, MasterCard and Discover Network certain rights to require termination or modification of this Agreement with respect to transactions involving Visa, MasterCard and Discover Network Cards and the Visa. MasterCard and Discover Network Card systems and to investigate you. The parties also acknowledge that issuers of other Cards, for which we perform services on your behalf, may have similar rights under their applicable Association Rules with respect to this Agreement’s applicability to transactions involving such other Cards.

32.10.    Publicity. Client may not use our logo, name, trademark, or service mark in any manner, including without limitation, in any advertisements, displays, or press releases, without our prior written consent.

33. Glossary

As used in this Agreement, the following terms mean as follows:

Acquirer: Banks in the case of MasterCard, Visa and certain debit transactions or network acquirers in the case of Discover Network transactions that acquire Card sale transactions from merchants such as yourself.

Address Verification: A service provided through which the merchant verifies the Cardholder’s address, in whole or in part. Primarily used by Mail/Telephone/Internet order merchants, Address verification is intended to deter fraudulent transactions. However, it is not a guarantee that a transaction is valid.

Agreement: The Agreements among Client, Processor and Bank, contained in the Application, the Program Guide and the Schedules thereto and documents incorporated therein, each as amended from time to time, which collectively constitute the Agreement among the parties.

Application: See Merchant Processing Application.

Association: Any entity formed to administer and promote Cards, including without limitation MasterCard International, Incorporated (“MasterCard”), Visa U.S.A., Inc. and Visa International (“Visa”), Discover Financial Services LLC (“Discover Network”) and any applicable debit networks.

Association Rules: The rules, regulations, releases, interpretations and other requirements (whether contractual or otherwise) imposed or adopted by any Association.

Authorization: Approval by, or on behalf of, the Card Issuer to validate a transaction for a merchant or another affiliate bank. An Authorization indicates only the availability of the Cardholder’s Credit Limit at the time the Authorization is requested.

Authorization Approval Code: A number issued to a participating merchant by the Authorization Center which confirms the Authorization for a sale or service.

Authorization Center: A department that electronically communicates a merchant’s request for Authorization on Credit Card transactions to the Cardholder’s bank and transmits such Authorization to the merchant via electronic equipment or by voice Authorization.

Bank: The bank identified on the Application signed by you.

Bankruptcy Code: Title 11 of the United States Code. as amended from time to time.

Batch: A single Submission to us of a group of transactions (sales and Credits) for settlement. A Batch usually represents a day’s worth of transactions.

Business Day: A day (other than Saturday or Sunday) on which Bank is open for business.

Card: Sec either Credit Card or Debit Card.

Card Issuer: The Bank or Association that issues a Card to an individual.

Card Not Present Sale/Transaction: A transaction that occurs when the Card is not present at the point-of-sale, including Internet, mail-order and telephone-order Card sales.

Card Validation Codes: A three-digit value printed in the signature panel of most Cards and a four-digit value printed on the front of an American Express Card. Visa’s Card Validation Code is known as CVV2; MasterCard’s Card Validation Code is known as CVC2; Discover Network’s Card Validation Code is known as a CID. Card Validation Codes are used to deter fraudulent use of an account number in a non-face-to-face environment (e.g., mail orders, telephone orders and Internet orders).

Card Verification Value (CVV)/Card Validation Code (CVC): A unique value encoded on the Magnetic Stripe of a Card used to validate Card information during the Authorization process.

Cardholder: Means the individual whose name is embossed on a Card (or Debit Card, as applicable) and any authorized user of such Card.

Cash Benefits: An EBT account maintained by an Issuer that represents pre-funded or day-of-draw benefits, or both, administered by one or more Government entities, and for which the Issuer has agreed to provide access under the EBT program. Multiple benefits may be combined in a single cash benefit account.

Cash Over Transaction: Dispensing of cash by a merchant in connection with a Card sale, other than a PIN Debit Card transaction, for the purchase of goods or services.

Chargeback: The procedure by which a Sales Draft or other indicia of a Card transaction (or disputed portion) is returned to Bank, the Acquirer or the Issuer. Client is responsible for reimbursing us for all Chargebacks.

Client: The party identified as “Client” on the Application. The words “Subscriber,” “you” and “your” refer to Client.

Credit: A refund or price adjustment given for a previous purchase transaction.

Credit Card: A valid Card authorizing the Cardholder to buy goods or services on credit and bearing the service mark of Visa. MasterCard or Discover Network and, to the extent the Schedules so provide, a valid Card authorizing the Cardholder to buy goods or services on credit and issued by any other Association specified on such Schedules.

Credit Card Operating Procedures: The manual prepared by Processor. containing operational procedures, instructions and other directives relating to Card transactions. The current Operating Procedures are set forth in the Program Guide.

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Credit Draft: A document evidencing the return of merchandise by a Cardholder to a Client, or other refund made by the Client to the Cardholder.

Credit Limit: The credit line set by the Card Issuer for the Cardholder’s account.

Customer Activated Terminal (CAT): A magnetic stripe terminal or chip-reading device (such as an automatic dispensing machine, Limited Amount Terminal, or Self- Service Terminal) that is not an ATM.

Debit Card: See either PIN Debit Card or Non-PIN Debit Card.

Dial-Up Terminal: An Authorization device which, like a telephone, dials an Authorization Center for validation of transactions.

Discount Rate: An amount charged a merchant for processing its qualifying daily Credit Card transactions. Transactions that fail to meet applicable interchange requirements will be charged additional amounts as set forth in Section 18.1.

Electronic Benefit Transfer (EBT): An electronic system that allows a government benefit recipient to authorize the transfer of their benefits from a Federal, State or local government account to a merchant account to pay for products and services received.

Electronic Draft Capture (EDC): A process which allows a merchant’s Dial-Up Terminal to receive Authorization and capture transactions, and electronically transmit them to a Card Processor. This eliminates the need to submit paper for processing.

Factoring: The submission of authorization requests and/or Sales Drafts by a merchant for Card sales or Cash Advances transacted by another business.

General Terms: Section of the Program Guide, including any amendments or modifications.

Gross: When referred to in connection with transaction amounts or fees, refers to the total amount of Card sales, without set-off for any refunds or Credits.

Imprinter: A manual or electric machine used to physically imprint the merchant’s name and ID number as well as the Cardholder’s name and Card number on Sales Drafts.

Issuer: The Bank or Association which has issued a Card to an individual. MasterCard and Visa only issue Cards through Banks (“Issuing Banks”) while Discover Network may issue Cards directly or issue Cards through an Issuing Bank.

Limited Amount Terminal: A Customer Activated Terminal that has data capture only capability, and accepts payment for items such as parking garage fees, road tolls, motion picture theater entrance, or magnetic-stripe telephones.

Magnetic Stripe: A stripe of magnetic information affixed to the back of a plastic Credit or Debit Card. The Magnetic Stripe contains essential Cardholder and account information.

Media: The documentation of monetary transactions (i.e., Sales Drafts, Credit Drafts, computer printouts, etc.)

Merchant Identification Card: A plastic embossed Card supplied to each merchant to be used for imprinting information to be submitted with each Batch of paper Sales Drafts. Embossed data includes Merchant Account Number, name and sometimes merchant ID code and terminal number.

Merchant Account Number (Merchant Number): A number that numerically identifies each merchant, outlet, or line of business to the Processor for accounting and billing purposes.

Merchant Processing Application: The Application executed by Client, Processor and Bank, which is one of the documents comprising the Agreement.

Non-PIN Debit Card: A Debit Card with either a Visa, MasterCard or Discover Network mark that is tied to a Cardholder’s bank account or a prepaid account and which is processed without the use of a PIN.

Non-Qualified Interchange Fee: The difference between the interchange fee associated with the Anticipated Interchange Level and the interchange fee associated with the more costly interchange level at which the transaction actually processed.

Non-Qualified Surcharge: A surcharge applied to any transaction that fails to qualify for the Anticipated Interchange Level and is therefore downgraded to a more costly interchange level. The Non-Qualified Surcharge (the amount of which is set forth on the Service Fee Schedule) is in addition to the Non-Qualified Interchange Fee, which is also your responsibility (see above and Section 18.1).

Other Services: Other Services include all services related to JCB Card, PIN Debit Card, and Electronic Benefits Transfer Transactions, TeleCheck check services, TRS collection services, Gift Card Services, and Transactions involving Cards from other Non-Bank Card Associations such as Voyager Fleet Systems, Inc., Wright Express Corporation and Wright Express Financial Services Corporation.

PAN Truncation: A procedure by which a Cardholder’s copy of a Sales or Credit Draft will only reflect the last four digits of the Card account number.

PIN: A Personal Identification Number entered by the Cardholder to submit a PIN Debit Card transaction.

PIN Debit Card: A Debit Card used at a merchant location by means of a Cardholder-entered PIN in the merchant PIN Pad. PIN Debit Cards bear the marks of ATM networks (such as NYCE, Star).

PIN Debit Sponsor Banks: The PIN Debit Sponsor Bank(s) identified on the Application signed by you that is/are the sponsoring or acquiring bank(s) for certain PIN Debit networks.

Point of Sale (POS) Terminal: A device placed in a merchant location which is connected to the Processor’s system via telephone lines and is designed to authorize, record and transmit settlement data by electronic means for all sales transactions with Processor.

Processor: The entity identified on this Application (other than the Bank) which provides certain services under this Agreement.

Program Guide: The booklet which contains Operating Procedures, General Terms, Third Party Agreements and Confirmation Page, which together with the Merchant Processing Application and the Schedules thereto and documents incorporated therein, constitute your Agreement with Processor and Bank.

Recurring Payment Indicator: A value used to identify transactions for which a consumer provides permission to a merchant to bill the consumer’s Card account at either a predetermined interval or as agreed by the Cardholder for recurring goods or services.

Referral: This message received from an Issuer when an attempt for Authorization requires a call to the Voice Authorization Center or Voice Response Unit (VRU).

Reserve Account: A fund established and managed by us to protect against actual or contingent liability arising from Chargebacks, adjustments, fees and other charges due to or incurred by us.

Resubmission: A transaction that the merchant originally processed as a Store and Forward transaction but received a soft denial from the respective debit network or Association. The resubmission transaction allows the merchant to attempt to obtain an approval for the soft denial, in which case you assume the risk that the transaction fails.

Retrieval Request/Transaction Documentation Request: A request for documentation related to a Card transaction such as a copy of a Sales Draft or other transaction source documents.

Sales Draft: Evidence of a purchase of goods or services by a Cardholder from Client using a Card, regardless of whether the form of such evidence is in paper or electronic form or otherwise, all of which must conform to Association Rules and applicable law.

Sales/Credit Summary: The identifying form used by a paper Submission merchant to indicate a Batch of Sales Drafts and Credit Drafts (usually one day’s work). Not a Batch header, which is used by electronic merchants.

Schedules: The attachments, addenda and other documents, including revisions thereto, which may be incorporated into and made part of this Agreement.

Self-Service Terminal: A Customer Activated Terminal that accepts payment of goods or services such as prepaid cards or video rental, has electronic capability, and does not accept PINs.

Services: The activities undertaken by Processor and Bank to authorize, process and settle all United States Dollar denominated Visa and MasterCard transactions undertaken by Cardholders at Client’s location(s) in the United States, and all other activities necessary for Processor to perform the functions required by this Agreement for Discover Network and all other Cards covered by this Agreement.

Servicers: For Visa and MasterCard Credit and Non-PIN Debit Card transactions, Bank and Processor collectively. For all other Card transactions, Processor. The words “us” and we” refer to Servicers.

Settlement Account: An account at a financial institution designated by Client as the account to be debited and credited by Processor or Bank for Card transactions, fees, Chargebacks and other amounts due under the Agreement or in connection with the Agreement.

Split Dial: A process which allows the Authorization terminal to dial directly to different Card processors (e.g., Amex) for Authorization. In this instance, the merchant cannot be both EDC and Split Dial. Split Dial is also utilized for Check Guarantee companies.

Split Dial/Capture: Process which allows the Authorization terminal to dial directly to different Card processors (e.g., Amex) for Authorization and Electronic Draft Capture.

Store and Forward: A transaction that has been authorized by a merchant when the merchant cannot obtain an Authorization while the customer is present, typically due to a communications failure. The merchant will store the transaction electronically in their host system and retransmit the transaction when communications have been restored.

Submission: The process of sending Batch deposits to Processor for processing. This may be done electronically or by mail.

Summary Adjustment: An adjustment to your Submission and/or Settlement Accounts in order to correct errors. (See Sections 10.3 and 10.4).

Telecommunication Card Sale: Individual local or long-distance telephone calls, for which the telephone service provider is paid directly by use of a Card. These do not include, however, calls paid for with pre-paid telephone service cards. Telecommunication Card Sales are considered Card Not Present Sales.

Transaction Fees: Service costs charged to a merchant on a per transaction basis.

Us, We: See Servicers.

You, Your: See Client.

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PART II: THIRD PARTY AGREEMENTS

The following Agreements are Third Party Agreements entered into between Client and the Third Parties identified in the Third Party Agreements.

If Client desires to receive the products and/or services offered under a Third Party Agreement, Client must check the appropriate box or otherwise indicate such desire in the Merchant Processing Application, in which case the terms and conditions of the Third Party Agreement shall be binding upon Client. The Signature page in the Merchant Processing Application or any Schedule thereto shall also serve as a signature page to the Third Party Agreements.

Client acknowledges that the Third Parties are relying upon the information contained on the Merchant Processing Application and the Schedules thereto, all of which are incorporated by reference into the Third Party Agreements.

34. Equipment Lease Agreement

This Equipment Lease Agreement (“Lease Agreement”) is being entered into by and between First Data Merchant Services Corporation (through its business unit First Data Global Leasing), and the Lessee identified on the signature panel of this Merchant Processing Application (“MPA”). In this Lease Agreement, the words “we,” “our” and “us” refer to First Data Merchant Services Corporation and its successors and assigns and the words “you” and “your” refer to Lessee and its permitted successors and assigns.

Lessee hereby authorizes us or our designees, successors or assigns (hereinafter “Lessor”) to withdraw any amounts including any and all sales taxes now due or hereinafter imposed, owed by Lessee in conjunction with this Lease Agreement by initiating debit entries to the bank account designated by Lessee on the MPA (the “Settlement Account”). In the event of default of Lessee’s obligation hereunder, Lessee authorizes debit of its account for the full amount due under this Lease Agreement. Further, Lessee authorizes its financial institution to accept and to charge any debit entries initiated by Lessor to Lessee’s account. In the event that Lessor withdraws funds erroneously from Lessee’s account, Lessee authorizes Lessor to credit Lessee’s account for an amount not to exceed the original amount of the debit. This authorization is to remain in full force and effect until Lessor has received written notice from Lessee of its termination in such time and in such manner as to afford Lessor a reasonable opportunity to act. Lessee also authorizes Lessor from time to time to obtain investigative credit reports from a credit bureau or a credit agency concerning Lessee.

34.1.     Equipment. We agree to lease to you and you agree to lease from us the equipment identified on the MPA or such other comparable equipment we provide you (the “Equipment”), according to the terms and conditions of this Lease Agreement. We are providing the Equipment to you “as is” and make no representations or warranties of any kind as to the suitability of the Equipment for any particular purpose. The term Equipment includes the Equipment initially deployed under the Lease Agreement and/or any additions, replacements, substitutions, or additions thereto.

34.2.     Effective Date, Term and Interim Rent.

(a)	This Lease Agreement becomes effective on the earlier of the date we deliver any piece of Equipment to you (the “Delivery Date”) or acceptance by us. This Lease Agreement remains in effect until all of your obligations and all of our obligations under it have been satisfied. We will deliver the Equipment to the site designated by you.

(b)	The term of this Lease Agreement begins on a date designated by us after receipt of all required documentation and acceptance by us (the “Commencement Date”), and continues for the number of months indicated on the MPA. THIS IS A NON-CANCELABLE LEASE FOR THE TERM INDICATED.

(c)	You agree to pay an interim Lease Payment in the amount of one-thirtieth (1/30th) of the monthly lease charge for each day from and including the Delivery Date until the date preceding the Commencement Date.

(d)	YOU ACKNOWLEDGE THAT THE EQUIPMENT AND/OR SOFTWARE YOU LEASE UNDER THIS LEASE AGREEMENT MAY NOT BE COMPATIBLE WITH ANOTHER PROCESSOR’S SYSTEMS AND THAT WE DO NOT HAVE ANY OBLIGATION TO MAKE SUCH SOFTWARE AND/OR EQUIPMENT COMPATIBLE IN THE EVENT THAT YOU ELECT TO USE ANOTHER SERVICE PROVlDER. UPON TERMINATION OF YOUR MERCHANT PROCESSING AGREEMENT, YOU ACKNOWLEDGE THAT YOU MAY NOT BE ABLE TO USE THE EQUIPMENT AND/OR SOFTWARE LEASED UNDER THIS LEASE AGREEMENT WITH SAID SERVICE PROVIDER.

34.3.     Site Preparation. You will prepare the installation site(s) for the Equipment, including but not limited to the power supply circuits and phone lines, in conformance with the manufacturer’s and our specifications and will make the site(s) available to us by the confirmed shipping date.

34.4.     Payment of Amounts Due.

(a)	The monthly lease charge is due and payable monthly, in advance. You agree to pay all assessed costs for delivery and installation of Equipment.

(b)	In addition to the monthly lease charge. you shall pay, or reimburse us for, amounts equal to any taxes, assessments on or arising out of this Lease Agreement or the Equipment, and related supplies or any services, use or activities hereunder, including without limitation, state and local sales, use, property, privilege and excise tax, tax preparation, compliance expenses, but exclusive of taxes based on our net income. Property taxes are calculated and charged based on the average of the estimated annual property taxes over the course of the term of the lease. You will also be charged an annual Tax Handling Fee, as set forth in the MPA and/or applicable Fee Schedule.

(c)	Your lease payments will be due despite dissatisfaction with the Equipment for any reason.

(d)	Whenever any payment is not made by you in full when due, you shall pay us as a late charge. an amount equal to ten percent of the amount due but no less than $5.00 for each month during which it remains unpaid (prorated for any partial month), but in no event more than the maximum amount permitted by law. You shall also pay to us an administrative charge of $10.00 for any debit we attempt to make against your Settlement Account that is rejected.

(e)	In the event your account is placed into collections for past due lease amounts, you agree that we can recover a collection expense charge of $50.00 for each aggregate payment requiring a collection effort.

34.5.     Use and Return of Equipment; Insurance.

(a)	You shall cause the Equipment to be operated by competent and qualified personnel in accordance with any operating instructions furnished by us or the manufacturer. You shall maintain the Equipment in good operating condition and protect it from deterioration, normal wear and tear excepted.

(b)	You shall not permit any physical alteration or modification of the Equipment, or change the installation site of the Equipment, without our prior written consent.

(c)	You shall not create, incur, assume or allow to exist any consensually or judicially imposed liens or encumbrances on, or part with possession of, or sublease the Equipment without our prior written consent.

(d)	You shall comply with all government laws, rules and regulations relating to the use of the Equipment. You are also responsible for obtaining all permits required to operate the Equipment at your facility.

(e)	We or our representatives may, at any time, enter your premises for purposes of inspecting, examining or repairing the Equipment.

(f)	The Equipment shall remain our personal property and shall not under any circumstances be considered to be a fixture affixed to your real estate. You shall permit us to affix suitable labels or stencils to the Equipment evidencing our ownership.

(g)	You shall keep the Equipment adequately insured against loss by fire, theft, and all other hazards.

(h)	You shall provide proof of insurance. The loss, destruction, theft or damage of or to the Equipment shall not relieve you from your obligation to pay the full purchase price or total monthly lease charges hereunder.

34.6.     Title to Equipment. The Equipment is, and shall at all times be and remain, our sole and exclusive property, and you shall have no right, title or interest in or to the Equipment except as expressly set forth in this Lease Agreement or otherwise agreed in writing. Except as expressly provided in Section 34.8, no transference of intellectual property rights is intended by or conferred in this Lease Agreement. You agree to execute and deliver to us any statement or instrument that we may request to confirm or evidence our ownership of the Equipment, and you irrevocably appoint us as your attorney-in-fact to execute and file the same in your name and on your behalf. If a court determines that the leasing transaction contemplated by this Lease Agreement does not constitute a financing and is not a lease of the Equipment, then we shall be deemed to have a first lien security interest on the Equipment as or the date or this Lease Agreement, and you will execute such documentation as we may request to evidence such security interest. If this Lease Agreement is deemed a loan despite the intention of the parties, then in no contingency or event whatsoever shall interest deemed charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court or competent jurisdiction shall, in a final determination, deem applicable hereto.

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34.7.     Return or Purchase of Equipment at End of Lease Period. Upon the completion of your lease term or any extension thereof, you will have the option to (a) return the Equipment to us; (b) purchase the Equipment from us for its then fair market value, calculated as a percentage of the aggregate lease payments in accordance with the following: If the term of this Lease is forty-eight (48) months or more, the buyout option as a percentage of the aggregate lease payments shall be ten percent (10%). If the term of this lease is thirty-six (36) to forty-seven (47) months, the buyout option as a percentage of the aggregate lease payments shall be fifteen percent (15%). If the term or this lease is twenty-four (24) to thirty-five (35) months, the buyout option as a percentage of the aggregate lease payments shall be twenty percent (20%); or (c) after the final lease payment has been received by FDGL, the Agreement will revert to a month by month rental at the existing monthly lease payment. If Client does not want to continue to rent the Equipment, then Client will be obligated to provide FDGL with 30 day written notice to terminate and return the equipment to FDGL. If we terminate the lease pursuant to Section 34.1l(b) due to a default by you, then you shall immediately return the Equipment to us no later than the tenth business day after termination, or remit to us the fair market value of the Equipment as determined in good faith by us. We may collect any amounts due to us under this Section 34.7 by debiting your bank account, and to the extent we are unable to obtain full satisfaction in this manner, you agree to pay the amounts owed to us promptly upon our request.

34.8.     Software License. We retain all ownership and copyright interest in and to all computer software, related documentation, technology, know-how and processes embodied in or provided in connection with the Equipment other than those owned or licensed by the manufacturer of the Equipment (collectively “Software”), and you shall have only a nonexclusive license to use the Software in your operation of the Equipment.

34.9.     Limitation on Liability. We are not liable for any loss, damage or expense of any kind or nature caused directly or indirectly by the Equipment, including any damage or injury to persons or property caused by the Equipment. We are not liable for the use or maintenance or the Equipment, its failure to operate, any repairs or service to it, or by any interruption or service or loss of use of the Equipment or resulting loss of business. Our liability arising out of or in any way connected with this Lease Agreement shall not exceed the aggregate lease amount paid to us for the particular Equipment involved. In no event shall we be liable for any indirect, incidental, special or consequential damages. The remedies available to you under this Lease Agreement are your sole and exclusive remedies.

34.10.   Warranties.

(a)	All warranties, express or implied, made to you or any other person are hereby disclaimed, including without limitation, any warranties regarding quality. suitability, merchantability, fitness for a particular purpose, quiet enjoyment, or non-infringement.

(b)	You warrant that you will only use the Equipment for commercial purposes and will not use the Equipment for any household or personal purposes.

34.11.   Indemnification. You shall indemnify and hold us harmless from and against any and all losses, liabilities, damages and expenses resulting from (a) the operation, use, condition, liens against, or return or the Equipment or (b) any breach by you or any of your obligations hereunder, except to the extent any losses, liabilities, damages or expenses result from our gross negligence or willful misconduct.

34.12.   Default; Remedies.

(a)	If any debit or your Settlement Account initiated by us is rejected when due, or if you otherwise fail to pay us any amounts due hereunder when due, or if you default in any material respect in the performance or observance of any obligation or provision of this Lease Agreement or any agreement with any of our affiliates or joint ventures, any such event shall be a default hereunder. Without limiting the foregoing, any default by you under a processing agreement with us or with an affiliate or joint venture to which we are a party will be treated as a default under this Lease Agreement. Such a default would include a default resulting from early termination or the MPA.

(b)	Upon the occurrence of any default, we may at our option, effective immediately without notice, either (i) terminate this lease and our future obligations under this Lease Agreement, repossess the Equipment and proceed in any lawful manner against you for collection of all charges that have accrued and are due and payable, or (ii) accelerate and declare immediately due and payable all monthly lease charges for the remainder of the applicable lease period together with the fair market value of the Equipment (as determined by us), not as a penalty but as liquidated damages for our loss of the bargain. Upon any such termination for default, we may proceed in any lawful manner to obtain satisfaction of the amounts owed to us and, if applicable, our recovery of the Equipment, including entering onto your premises to recover the Equipment. In any case, you shall also be responsible for our costs of collection, court costs, as well as applicable shipping, repair and refurbishing costs of recovered Equipment. You agree that we shall be entitled to recover any amounts due to us under this Lease Agreement by charging your Settlement Account or any other funds of yours that come into our possession or control, or within the possession or control of our affiliates or joint ventures, or by setting off amounts that you owe to us against any amounts we may owe to you, in any case without notifying you prior to doing so. Without limiting the foregoing, you agree that we are entitled to recover amounts owed to us under this Lease Agreement by obtaining directly from an affiliate or joint venture to which we are a party and with which you have entered into an MPA any funds held or available as security for payment under the terms or the MPA, including funds available under the “Reserve Account; Security Interest” section or the MPA, if applicable.

34.13.   Assignment. You may not assign or transfer this Lease Agreement, by operation of law or otherwise, without our prior written consent For purposes of this Lease Agreement, any transfer of voting control of you or your parent shall be considered an assignment or transfer of this Lease Agreement. We may assign or transfer this Lease Agreement and our rights and obligations hereunder, in whole or in part, to any third party without the necessity of obtaining your consent.

34.14.   Lease Guaranty. No guarantor shall have any right of subrogation to any or our rights in the Equipment or this Lease Agreement or against you, and any such right of subrogation is hereby waived and released. All indebtedness that exists now or arises after the execution of this Lease Agreement between you and any guarantor is hereby subordinated to all of your present and future obligations, and those of your guarantor, to us, and no payment shall be made or accepted on such indebtedness due to you from a guarantor until the obligations due to us are paid and satisfied in full.

34.15.   Governing Law; Venue; Miscellaneous. This Lease Agreement shall be governed by and will be construed in accordance with the laws of the State of New York (without applying its conflicts of laws principles). The exclusive venue for any actions or claims arising under or related to this Lease Agreement shall be in the appropriate state of federal court located in Suffolk County, New York. If any part of this Lease Agreement is not enforceable, the remaining provisions will remain valid and enforceable.

34.16.   Notices. All notices must be in writing, and shall be given (a) if sent by mail, when received, and (b) if sent by courier, when delivered; if to you at the address appearing on the MPA, and if to us at 4000 Coral Ridge Drive, Coral Springs, Florida 33065. Attn: Lease Department. Customer Service toll free number 1-877-257-2094.

34.17.   Entire Agreement. This Lease Agreement constitutes the entire Agreement between the parties with respect to the Equipment, supersedes any previous agreements and understandings and can be changed only by a written agreement signed by all parties. This Lease Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Lease Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Lease Agreement.

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35. TeleCheck/TRS Services Agreement

35.1.    Term, Termination and Amendment. TeleCheck will provide the services. and any specified equipment and maintenance, to this Agreement for an initial term of 36 months as specified on the face of this Agreement from the Effective Date; provided however, that Subscriber may terminate this Agreement if Subscriber gives and TeleCheck receives written notice of termination within the first 60 days of the Agreement. Thereafter, this Agreement shall automatically renew for successive 12 month terms until terminated as provided for herein. Subscriber may terminate this Agreement at the end of the initial term or any renewal term upon at least thirty days’ prior written notice to TeleCheck. In the event TeleCheck changes the rates. fees or warranty limits hereunder, Subscriber may terminate this Agreement upon written notice received by TeleCheck from Subscriber within thirty days of Subscriber’s receipt of notice of such change. TeleCheck may terminate this Agreement at any time upon notice to Subscriber. TeleCheck reserves the right to amend, at its discretion. the terms and conditions herein, including, without limitation, any addenda, Operational Procedures, rates and fees, by providing Subscriber notice thereof and such amendments shall be effective 30 days from the date notice is mailed to Subscriber.

35.2.     Definitions. As used herein the following definitions apply: “check writer” means the drawer of a check; “Claim” means any arbitration award, assessment, charge, citation, claim, damage, demand, directive, expense, fine, interest, joint or several liability, lawsuit or other litigation, notice, infringement or misappropriation of any patent, trademark, copyright or other intellectual property right or violation of any law. and any consequential, indirect, special, incidental or punitive damages and any attorney’s fees and expenses incurred in connection therewith. For purposes of the foregoing Claim definition, a Claim shall be considered to exist even though it may be conditional, contingent, indirect, potential, secondary, unaccrued, unasserted, unknown, unliquidated, or unmatured; “consumer” means a check writer, person, or entity that authorizes an Item; “Dishonored Item” means an Item having received a valid TeleCheck Approval Code pursuant to a Warranty Service Business Transaction, but which is dishonored upon presentment for payment; “Item” means an outstanding financial obligation pursuant to a check, including a check processed as an ECA Business Transaction; “ECA Business Transaction” means a transaction for the contemporaneous purchase of goods or services (including, without limitation, taxes). the payment for which is processed as an ECA transaction; provided, however, it does not include any ECA transactions for cash or payment on an account, debt or check already due Subscriber; “ECA batch” means a collection of saved ECA transactions; “Operational Procedures” means TeleCheck’s published policies and procedures contained in various documents provided to Subscriber concerning the services, equipment and maintenance provided pursuant to this Agreement, the terms of which are incorporated in this Agreement as if fully set forth herein; “Returned Item” means any Item not paid by Subscriber’s financial institution or that fails to comply with the terns and conditions of this Agreement, including the Warranty Requirements; “TeleCheck Approval Code” means that TeleCheck has authorized an Item for warranty coverage under this Agreement pursuant to a Warranty Service Business Transaction; “TeleCheck Parties” means TeleCheck and its officers, directors, employees, shareholders, agents and attorneys; “Warranty Maximum”:

a)	for an Item processed as a non-ECA transaction means the lower of (i) the face amount of the Item; or (ii) the lesser amount set forth on the face of this Agreement; and

b)	for an Item processed as an ECA transaction means the lower of (i) the face amount of the Item; or (ii) $20,000.00; and “Warranty Service Business Transaction” means a transaction for the contemporaneous purchase of goods or services pursuant to TeleCheck’s warranty service program and shall not include checks written for cash or for payment on an account, debt or check already due Subscriber.

35.3.     Fees, Rates and Warranty Changes. Subscriber shall pay TeleCheck the fees and rates set forth on the face or this Agreement, attached Rate Schedule, if any, or in the terms and conditions herein, as changed from are to time by TeleCheck, plus all applicable taxes. The Set Up Fees First Location and Additional Location(s) are fees related to the establishment and set up or the first and subsequent locations on the TeleCheck service. The ECA Conversion Fee is the fee charged to convert an existing Subscriber to the ECA service. The “Inquiry Rate” is the percentage rate set forth in the Rate Schedule which shall apply to each Item which is entered into the TeleCheck system whether by telephone, electronically or otherwise. “December Risk Surcharge” is an additional charge for each December that is: (i) 10 basis points (0.10%); or (ii) the percentage set forth on the face of this Agreement. The “Monthly Minimum Fee” is the minimum amount of inquiry fees that Subscriber shall pay on a monthly basis. If the total fees for Subscriber’s inquiries for any month are less than the Minimum Monthly Fee, then the Minimum Monthly Fee shall apply. “Additional Inquiry Fees” are those fees for inquiries exceeding the dollar volume of inquiries included in the Monthly Minimum fee. The “Processing Fee” is a monthly fee for handling Subscriber’s account. The “Charge Per Transaction” is the per transaction charge for all transactions determined by the method by which the transaction is delivered to TeleCheck. The “ECA Charge Per Transaction” is the additional per transaction charge for all ECA transactions for an ECA Subscriber. The “Non-Imaging Surcharge” is a per transaction charge for every ECA transaction that is not processed using a TeleCheck approved imaging device. The “POS Support Charge” is a monthly fee for point of sale support services. The “Transaction Surcharge” is an additional charge for transactions going over third party networks. The “ECA Chargeback Fee” is a $5.00 handling fee for each chargeback of an ECA transaction. The “ECA Funding Report Fee” is an additional fee to receive daily or weekly ECA funding reports. The “ECA Correction Fee” is a $5.00 fee payable on each item in an ECA batch that must be corrected due to Subscriber error or at the request of the Subscriber. The “Customer Requested Operator Call Charge” is an additional charge of $2.50 per operator-assisted call not requested by TeleCheck. The “Recovery Processing Fee” is a $5.00 charge for each check that fails to meet Warranty Requirements for which TeleCheck elects, in its discretion, to reimburse Subscriber as a “Goodwill Item” for a specific Returned Item. A “Warranty Research Fee” of $7.50 will be charged each time Subscriber requests substantiation of a warranty payment/non-payment. These above fees are in addition to any fees charged by TeleCheck to Subscriber under any other agreement.

35.4.1. Payment, Reserve Account, Security Interest. All fees and charges are due upon receipt. Subscriber authorizes TeleCheck to debit from Subscriber’s financial institution account as provided to TeleCheck by Subscriber, all payments and other amounts owed (including, without limitation, all chargebacks, ECA Chargeback Fees and Returned Item Fees) to TeleCheck or its affiliates under this Agreement or any other agreement between Subscriber and TeleCheck or its affiliates, and to credit all amounts owing to Subscriber under this Agreement to Subscriber’s financial institution account. If there are insufficient funds in Subscriber’s financial institution account to pay amounts owed to TeleCheck or its affiliates, or if there are any amounts otherwise not paid by Subscriber when due, including, without limitation, delinquent fees, chargebacks or rejected and reassigned warranty Items, Subscriber shall immediately reimburse TeleCheck or its affiliates upon demand, or at TeleCheck’s option, TeleCheck may offset such amounts against any amounts due Subscriber from TeleCheck or its affiliates under this Agreement or any other agreement between Subscriber and TeleCheck or its affiliates. A delinquency charge of 1-1/2% per month or the highest amount permitted by law, whichever is lower, shall be added to the outstanding balance of any account over fifteen (15) days delinquent. TeleCheck shall have the right to suspend all services and obligations to Subscriber, including the payment of all warranties due and all transactions previously authorized, during any period in which Subscriber’s account is delinquent. Subscriber agrees to pay to TeleCheck a $25.00 fee for any check or ACH debit that is not paid by Subscriber’s financial institution upon presentment.

35.4.2.     Subscriber expressly authorizes TeleCheck to establish a reserve account (“Reserve Account”) for ECA Business Transactions. The amount of the Reserve Account shall be set by TeleCheck, in its sole discretion, based upon Subscriber’s processing history and the anticipated risk of loss to TeleCheck.

35.4.3.     The Reserve Account shall be fully funded upon three (3) days’ notice to Subscriber. or in instances of fraud or breach of this Agreement, the Reserve Account may be funded immediately at TeleCheck’s election. The Reserve Account may be funded by all or any combination of the following: (i) one or more debits to Subscriber’s financial institution (and TeleCheck is hereby authorized to make such debits); (ii) one or more deductions or offsets to any payments otherwise due to Subscriber from TeleCheck or any of its affiliates; or (iii) Subscriber’s delivery to TeleCheck of a letter of credit. Any such letter of credit shall be issued or established by a financial institution acceptable to TeleCheck and in a form satisfactory to TeleCheck, both in TeleCheck’s discretion. In the event of termination of this Agreement by either Subscriber or TeleCheck, an immediate Reserve Account may be established without notice in the manner provided above. Any Reserve Account will be held by TeleCheck for ten (10) months after termination of this Agreement. Subscriber’s funds held in a Reserve Account may be held in a commingled Reserve Account for the reserve funds of TeleCheck’s Subscribers, without involvement by an independent escrow agent, and shall not accrue interest.

35.4.4.     If Subscriber’s funds in the Reserve Account are not sufficient to cover the delinquent fees, chargebacks or rejected and reassigned warranty Items, or any other fees and charges due from Subscriber to TeleCheck or its affiliates, or if the funds in the Reserve Account have been released, Subscriber shall immediately pay TeleCheck such sums upon request. In the event of a failure by Subscriber to fund the Reserve Account, TeleCheck may fund such Reserve Account in the manner set forth in subsection 4.3, above.

35.4.5.     To secure Subscriber’s obligations to TeleCheck and its affiliates under this Agreement and any other agreement for the provision of related equipment or services (including any check or credit card processing services), Subscriber grants to TeleCheck a lien and security interest in and to any of Subscriber’s funds pertaining to the transactions contemplated by this Agreement now or hereafter in the possession of TeleCheck or its affiliates, whether now or hereafter due or to become due to Subscriber from TeleCheck. Any such funds, money or amounts may be commingled with other funds of TeleCheck, or, in the case of any funds held pursuant to the foregoing paragraphs, with any other funds of other Subscribers of TeleCheck. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, TeleCheck is hereby authorized by Subscriber at any time and from time to time, without notice or demand to Subscriber or to any other person (any such notice and demand being hereby expressly waived), to set off, recoup and to appropriate and to apply any and all such funds against and on account of Subscriber’s obligations to TeleCheck and its affiliates under this Agreement and any other agreement with TeleCheck or any of its affiliates, including, without limitation, fees for any related equipment or related services (including any check or credit card processing services, whether such obligations are liquidated, unliquidated, fixed, contingent, matured or unmatured). Subscriber agrees to duly execute and deliver to TeleCheck such instruments and documents as TeleCheck may reasonably request to perfect and confirm the lien, security interest, right of set off, recoupment and subordination set forth in this Agreement.

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35.5.     Equipment. Title to all rental equipment, if any, or equipment loaned to Subscriber is retained by TeleCheck. Upon termination of this Agreement, Subscriber, at Subscriber’s expense, shall return all equipment to TeleCheck in good repair, ordinary wear and tear excepted. Monthly rental fees will apply to all months or fractions of a month any equipment remains in use by or in the actual or constructive possession of Subscriber. TeleCheck will replace or repair equipment rented or supported by TeleCheck upon Subscriber’s request; provided, however, that a swap fee of $39.95 shall be charged per equipment item replaced for the Eclipse Payment Terminal and a swap fee of $59.95 shall be charged per equipment item replaced for any other type of equipment. If replacement equipment is mailed to Subscriber, it is Subscriber’s responsibility to return replaced equipment to TeleCheck’s office within twenty (20) business days or Subscriber shall be deemed to have purchased and be billed for such equipment. A fee of $40.00 per hour, plus the cost of parts, shall be charged for repair of any damage to the equipment rented or supported by TeleCheck, ordinary wear and tear excepted. A reprogramming fee of $25.00 will be charged for each occasion that a piece of equipment is reprogrammed for additional features or different information. Subscriber shall not permit persons other than authorized representatives of TeleCheck to adjust, maintain, program or repair any equipment. Subscriber shall bear the entire risk of loss, theft or damage of or to equipment, whether or not owned by Subscriber. There is a 90-day manufacturers warranty on purchased equipment. A fee for the shipping and handling of equipment and parts will be charged to the Subscriber.

TERMS APPLICABLE ONLY TO THE TELECHECK WARRANTY SERVICE PROGRAM

35.6.1.     Warranty. The sole purpose of the TeleCheck warranty service program is to provide information and processing services to Subscriber. TeleCheck warrants the accuracy of its information provided that all requirements set forth in the Warranty Requirements in paragraph 13.1 are strictly met. A Dishonored Item shall be deemed to be a breach of the warranty and as Subscriber’s sole and exclusive remedy for such breach, Subscriber may receive payment of the face amount of the Dishonored Item up to the Warranty Maximum, subject to the terms, conditions, and limitations contained in this Agreement and any addenda hereto. The warranty does not apply where payment has been stopped due to a dispute over goods or services between Subscriber and consumer, or where Subscriber has contacted TeleCheck for a TeleCheck Approval Code on more than one check per Warranty Service Business Transaction. This Agreement is solely between the Subscriber and TeleCheck; the Subscriber shall not provide or resell, directly or indirectly, the services provided by TeleCheck to any other third party. Subscriber is not authorized to, and shall not in any manner, utilize the TeleCheck services in connection with any transaction conducted, in whole or in part, over the Internet or in any other non-face to face transaction.

35.6.2.     TeleCheck Approval Code. Subscriber acknowledges that TeleCheck will use its internal and proprietary risk management systems to evaluate the risk associated with any particular Item and to assist in its decision whether or not to issue a TeleCheck Approval Code. The decision to issue a TeleCheck Approval Code shall be within the discretion of TeleCheck.

35.7.     “Goodwill” of a Returned Item. TeleCheck, in its discretion, may voluntarily reimburse a Subscriber for a specific Returned Item. TeleCheck’s election to reimburse a Returned Item(s) shall not act as a waiver of TeleCheck’s right to decline to pay any other Returned Item.

TERMS APPLICABLE ONLY TO THE TELECHECK ELECTRONIC CHECK ACCEPTANCE SERVICE

35.8.     ECA Service. The terms in paragraphs 9 and 10 apply only if Subscriber uses the TeleCheck Electronic Check Acceptance service. The terms in paragraphs 9 and 10 do not apply to Warranty Service Business Transactions that are not ECA Business Transactions.

35.9.     ECA Processing. Subscriber shall not submit to TeleCheck for processing any ECA transaction exceeding $20,000.00. For each ECA Business Transaction that TeleCheck issues a TeleCheck Approval Code, TeleCheck shall, via an electronic funds transfer, effect a credit to Subscriber’s financial institution account for the amount of such transaction as part of an ECA batch. Such credit shall occur: (i) within two banking days following Subscriber’s regular close-out of the point of sale terminal and transmission to TeleCheck for processing the saved ECA Business Transaction, provided that the ECA batch is closed and received by TeleCheck by 12:00 midnight Central Standard Time; and (ii) regardless of whether or not consumer’s ECA transaction is paid by consumer’s financial institution. TeleCheck reserves the right to decline to process any transaction as an ECA Business Transaction.

35.10.   Retention of ECA Authorization Receipts. Subscriber shall cause the consumer to sign an ECA authorization receipt in a form approved by TeleCheck prior to submission of each ECA Business Transaction to TeleCheck for processing. Subscriber shall maintain the signed ECA authorization receipt for a minimum period of two (2) years from the date of the transaction or for the period specified by the rules of the National Automated Clearing House Association, whichever is longer. Within seven (7) days of TeleCheck’s request, Subscriber shall physically deliver either the original or a legible copy of the signed ECA authorization receipt to TeleCheck. Subscriber shall, upon reasonable notice and during normal business hours, permit TeleCheck to audit Subscriber for its compliance with this requirement.

TERMS APPLICABLE ONLY TO THE TELECHECK VERIFICATION SERVICE

35.11.   The terms in paragraph 12 apply only if Subscriber uses the TeleCheck verification service.

35.12.   The sole purpose or the TeleCheck verification service is to provide coded information to assist Subscriber in deciding whether or not to accept an Item. TeleCheck does not guarantee the accuracy or completeness of the information and Subscriber agrees that there shall be no payment to Subscriber by TeleCheck for any loss from transactions processed through the verification service and that Subscriber assumes all risks that Items accepted by it may be dishonored. The Warranty Maximum on any Item processed through the TeleCheck verification service shall be zero. Subscriber shall only report Items to TeleCheck if the Items were made payable to Subscriber.

GENERAL TERMS

35.13.1.     Warranty Requirements and ECA Representations. TeleCheck will reimburse Subscriber for one Item, up to the Warranty Maximum, per Warranty Service Business Transaction which meets all of the following applicable requirements, and Subscriber represents and warrants with respect to all Warranty Service Business Transactions and ECA Business Transactions submitted to TeleCheck for processing under this Agreement the following applicable representations:

a)	The check must be a first party check drawn on a United States, Canadian, Puerto Rican or U.S. Virgin Islands financial institution and must be made payable to Subscriber. The name of the individual or company must be imprinted or typed on the check by the check manufacturer. If P.O. Box is used or address is not imprinted by the check manufacturer, a physical address description must be written on the check according to Operational Procedures;

b)	Subscriber received a completely filled out paper check from the consumer;

c)	The consumer authorized the debiting of consumer’s account and the ECA debit entry is in all respects properly authorized and in an amount agreed to by the consumer;

d)	Subscriber shall have made an inquiry to TeleCheck in strict accordance with Operational Procedures and Subscriber must have obtained a TeleCheck Approval Code;

e)	TeleCheck Subscriber Number, check writer’s telephone number (including area code), a physical address description, identification type and number and TeleCheck Approval Code must all be printed or written on the check for Warranty Service Business Transactions;

f)	The Warranty Service Business Transaction represents an obligation of the person who is presenting the respective Warranty Service Business Transaction and the respective transaction is for merchandise actually sold or rented or services actually rendered for the actual price or such merchandise or services (including tax and shipping) and does not involve any element of credit for any purpose;

g)	The signature and physical description of the check writer or consumer on the check and the ECA authorization receipt, if applicable, must reasonably correspond to any signature and description contained in the piece of identification;

h)	The signature in the signature block on the check must not be substantially different from the name imprinted on the check;

i)	The date of the check and the ECA Business Transaction, if applicable, must accurately coincide within one calendar day of both (1) the date of the inquiry call to TeleCheck and (2) the date the transaction actually occurred. (Checks may not pre-date or post-date by more than one calendar day the date of the inquiry call and the transaction date.);

j)	The amount shown in words and figures on the check, and the ECA receipt, if applicable, must match exactly. The amount shown in words and figures on the check must be: (i) less than or equal to the amount entered into the TeleCheck system; or (ii) no more than $1.00 over the amount entered into the TeleCheck system;

k)	The paper check must have been deposited in Subscriber’s financial institution account and received by TeleCheck for purchase within thirty (30) days of the date of the check;

I)	Subscriber must have contacted TeleCheck for a single TeleCheck Approval Code on only one check per Warranty Service Business Transaction;

m)	Subscriber received a signed ECA authorization receipt from consumer and either consumer or Subscriber voided the signed paper check to which the ECA Business Transaction relates;

n)	Subscriber has no reason to question or have notice of any fact, circumstance or defense which would impair the validity or collectibility of the consumer’s obligation or relieve the consumer from liability;

o)	The paper check to which the ECA Business Transaction relates is a personal check and not a business check; and

p)	The consumer shall have signed a separate ECA authorization receipt for each ECA Business Transaction submitted to TeleCheck.

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35.13.2.     All of the above requirements and representations are material terms of this Agreement. By execution of this Agreement, Subscriber acknowledges Subscriber’s full knowledge and understanding of the above requirements and representations as they pertain to the services provided to Subscriber under this Agreement. Subscriber shall not be entitled to recover any amounts under this Agreement if Subscriber fails to timely satisfy any of the terms or conditions of or breaches any representation contained in: (i) paragraph 13.1, or (ii) any other terms, conditions or limitations in this Agreement.

35.14.     Collection and Returned Item Fees. TeleCheck shall be entitled to collect from the consumer and retain any fees or exemplary damages in addition to the amount of the check or ECA Business Transaction, if applicable, which are allowed by law. Subscriber shall follow all TeleCheck policies and procedures and post at TeleCheck’s direction any notices which in TeleCheck’s opinion may be required for TeleCheck to collect any such amounts arising from returned, dishonored or unpaid checks or ECA Business Transactions.

35.15.     Assignment of Checks and ECA Business Transactions. By the execution of this Agreement, Subscriber ASSIGNS, TRANSFERS AND CONVEYS to TeleCheck all of Subscriber’s rights, title and interest in any: (i) check submitted to TeleCheck for coverage under the warranty service program; or (ii) ECA Business Transaction submitted by Subscriber to TeleCheck under this Agreement. Subscriber shall, at TeleCheck’s request, in TeleCheck’s discretion, endorse such check and take any action reasonably deemed necessary by TeleCheck to aid in the enforcement of TeleCheck’s rights hereunder.

35.16.1.   Reassignment and Chargeback. TeleCheck, as applicable, may: (i) reassign to Subscriber any check purchased by TeleCheck pursuant to the warranty service program provisions of this Agreement; or (ii) chargeback to Subscriber and debit Subscriber’s financial institution account any ECA Business Transaction submitted to TeleCheck for processing pursuant to this Agreement, in any of the following circumstances:

a)	The goods or services, in whole or in part, for which the check was issued or for which the ECA Business Transaction was submitted, have been returned to Subscriber, have not been delivered by Subscriber or are claimed by the check writer to have been unsatisfactory or are subject to any dispute, set-off or counterclaim;

b)	Subscriber has received full or partial payment or security in any form whatsoever to secure payment of the: (i) check or the ECA Business Transaction; or (ii) goods or services for which the check or ECA Business Transaction was issued or authorized;

c)	The transaction for which the check or the ECA Business Transaction was tendered, or transfer to TeleCheck of the check writer’s check or the ECA Business Transaction, is for any reason: (i) not permitted by applicable law; or (ii) a court of law determines that the check or ECA Business Transaction is, in whole or in part, not due and payable by the consumer, unless such determination results from the check writer’s bankruptcy proceeding;

d)	The check or funds transfer was not issued in connection with a Warranty Service Business Transaction or an ECA Business Transaction;

e)	Any of the representations made by Subscriber as set forth in paragraph 13.1 are or become false or inaccurate;

f)	Subscriber failed to comply with any of the Terms or Conditions of this Agreement;

g)	Subscriber, or any of its owners, agents or employees: (i) materially altered either the check or the ECA authorization receipt; or (ii) accepted the check or processed the ECA Business Transaction with reason to know that the check or the ECA Business Transaction was likely to be dishonored or that the identification used to authorize the check or the ECA Business Transaction was forged, altered or did not belong to the check writer;

h)	The ECA authorization receipt was incomplete or unsigned;

i)	A duplicate ECA Business Transaction relating to the same ECA Business Transaction was received and processed or the original paper check was deposited, thereby creating a duplicate entry against the check writer’s financial institution account;

j)	A legible copy of the ECA authorization receipt is not received by TeleCheck within seven (7) days of a request by TeleCheck;

k)	The consumer disputes authorizing the ECA Business Transaction or the validity or accuracy of the transaction; or

I)	Subscriber receives notice that the check writer of a dishonored Item filed bankruptcy and Subscriber failed to notify TeleCheck of the bankruptcy within three business days of Subscriber’s receipt of such notice.

35.16.2.     Subscriber shall Immediately notify TeleCheck upon the happening of any of the above circumstances. If the check (including a check processed as an ECA Business Transaction) is reassigned as provided herein, TeleCheck may debit Subscriber’s financial institution account in the amount paid by TeleCheck for the Item, or, upon request, Subscriber shall remit the amount of the Item to TeleCheck. TeleCheck may also chargeback to Subscriber any amount over the Warranty Maximum on any ECA Business Transaction where TeleCheck has not received payment for such ECA Business Transaction within sixty (60) days of the date of the ECA Business Transaction. Upon reassignment or charging back an Item, TeleCheck shall have no further liability to Subscriber on such Item. Following termination of this Agreement, Subscriber shall continue to bear total responsibility for any reassignments, chargebacks and adjustments made under this paragraph 16.1 and 16.2.

35.17.     Updating Information. With regard to any Items submitted or reported to TeleCheck, Subscriber shall promptly notify TeleCheck if: (i) a check writer makes any payment to Subscriber on a Dishonored Item; (ii) there is a return of goods or services, in whole or in part, which were paid with a Dishonored Item; or (iii) there is a dispute of any amount, notice of bankruptcy or any other matter with regard to a Dishonored Item.

35.18.     Credit Law Compliance. Subscriber certifies that: (i) it has a legitimate business need, in connection with a business transaction initiated by the consumer, for the information provided by TeleCheck under this Agreement regarding such consumer; and (ii) the information provided by TeleCheck will only be used for permissible purposes as defined in the Fair Credit Reporting Act, and applicable state and federal laws, with the exception that the information will not be used for employment purposes, and will not be used by Subscriber for any purpose other than a single business transaction between Subscriber and consumer occurring on the date of the inquiry call to TeleCheck. Neither Subscriber, nor its agents or employees, shall disclose the results of any inquiry made to TeleCheck except to the consumer about whom such inquiry is made and in no case to any other person outside the Subscriber’s organization. If Subscriber decides to reject any transaction, in whole or in part, because of information obtained from TeleCheck, Subscriber agrees to provide the consumer with all information required by law and TeleCheck.

35.19.     Use of TeleCheck Materials and Marks. TeleCheck grants to Subscriber, and Subscriber accepts, a nonexclusive, nonassignable and nontransferable temporary permission, uncoupled with any right or interest, to use TeleCheck’s marks: TELECHECK, TELECHEQUE, TELECHECK ELECTRONIC CHECK ACCEPTANCE, ECA, and the TELECHECK LOGO (collectively, the “TeleCheck Marks”) and to use and display decals, identification data and other materials provided by TeleCheck during the term of this Agreement solely in connection with the offering of the TeleCheck services authorized under this Agreement. In addition, the following shall appear at least once on every piece of advertising or promotional material used by Subscriber. “(insert applicable TeleCheck Mark) is a trademark owned by TeleCheck International, Inc, and is licensed for use by (insert Subscriber name”); provided, however, that no such advertising or promotion using any TeleCheck Mark or TeleCheck name shall be done without the prior written consent of TeleCheck. Subscriber shall use the designation “®” and “SM” in conjunction with those TeleCheck Marks which are registered trade marks and service marks, respectively, of TeleCheck. Upon termination of this Agreement, Subscriber shall either return or destroy all TeleCheck materials (including, without limitation, the prompt removal of decals or other materials that are affixed and displayed to the public). The monthly fees payable by Subscriber under this Agreement shall apply for all months or fractions of a month any materials or TeleCheck-owned equipment remain in use by Subscriber. Subscriber shall maintain the confidentiality of this Agreement and any information provided to it by TeleCheck, including, without limitation, Operational Procedures, pricing or other proprietary business information, whether or not such information is marked confidential. Subscriber shall not permit any persons other than its own officers or employees at Subscriber’s locations to use the TeleCheck Subscriber Number assigned by TeleCheck.

SUBSCRIBER SHALL NOT USE ANY TELECHECK MARKS IN CONJUNCTION WITH OR ON THE INTERNET. Subscriber shall take all actions reasonably required by TeleCheck to ensure that the TeleCheck Marks and other TeleCheck materials do not become part of the public domain or are otherwise appropriated by any person or entity to the detriment of TeleCheck. Subscriber acknowledges TeleCheck’s ownership of the TeleCheck Marks and agrees that it will do nothing inconsistent with such ownership. Subscriber shall promptly notify TeleCheck of any unauthorized use of the TeleCheck Marks by third parties of which Subscriber becomes aware.

35.20.     Use of Information. Subscriber agrees that (i) any data and other information relating to an Item or consumer obtained by TeleCheck in connection with any service provided hereunder (including any electronic or other image or all or any portion of any check or Driver’s License or other identification) shall be owned by TeleCheck with all right, title, and interest thereto; (ii) TeleCheck may use any credit information provided to a TeleCheck affiliate or a First Data Corp. alliance for TeleCheck’s credit review; (iii) TeleCheck may provide or receive any experiential information regarding Subscriber or Subscriber’s customers to or from any TeleCheck affiliate or First Data Corp. alliance; and (iv) TeleCheck is entitled to obtain Subscriber’s credit card sales data from point of sale equipment or from any TeleCheck affiliate or First Data Corp. alliance for use in TeleCheck’s aggregate reporting of retail sales trends.

35.21.     TeleCheck Procedures. Subscriber shall strictly follow all Operational Procedures provided to Subscriber, as may be amended from time to time by TeleCheck, in its discretion, including the Operational Procedures relating to the TeleCheck Marks. To the extent that there is any conflict between the Operational Procedures and the terms of this Agreement, the terms of this Agreement shall govern. Subscriber is authorized to use TeleCheck-owned or -supplied equipment and/or ECA services pursuant to this Agreement only for the processing of completely filled out checks (i.e., negotiable instruments). Any other use of TeleCheck-owned or -supplied equipment or ECA services is unauthorized and Subscriber covenants not to make any such use of the equipment or ECA services. Should Subscriber make any use of TeleCheck-owned or -supplied equipment or ECA services other than those expressly authorized by this Agreement, Subscriber agrees to indemnify, defend and hold harmless TeleCheck as set out in paragraph 23.

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35.22.     Assignment of Agreement. This Agreement may be assigned by Subscriber only with the prior written consent of TeleCheck. TeleCheck may freely assign this Agreement, its rights, benefits or duties hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of TeleCheck and the heirs, executors, administrators, successors and assigns of Subscriber.

35.23.     Legal Responsibility. In the event Subscriber violates any terms or conditions of this Agreement, Subscriber shall indemnify, defend and hold harmless TeleCheck and its affiliates from and against any and all Claims arising therefrom, including, payment of all costs and reasonable attorneys’ fees, for actions taken by TeleCheck, whether by suit or otherwise, to defend TeleCheck or its affiliates from any Claim related thereto or to preserve or enforce TeleCheck’s rights under this Agreement, and TeleCheck shall have the right to immediately repossess all equipment owned by TeleCheck. In the event of any legal action with third parties or regulatory agencies concerning any transaction or event arising under this Agreement, Subscriber shall: (i) promptly notify TeleCheck of the Claim(s) or legal action; (ii) reasonably cooperate with TeleCheck in the making of any Claim(s) or defense(s); and (iii) provide information, assist in the resolution of the Claim(s) and make available at least one employee or agent who can testify regarding said Claim(s) or defense(s). Subscriber shall indemnify, defend, and hold harmless the TeleCheck Parties from any Claim(s) arising from any false or inaccurate representation made by Subscriber or from Subscriber’s failure to strictly comply, in whole or in part, with any: (i) terms and conditions pursuant to this Agreement and any addenda hereto or Operational Procedures; or (ii) applicable law. Upon written notice from TeleCheck to Subscriber, Subscriber shall immediately undertake the defense of such Claim by representatives of its own choosing, subject to TeleCheck’s reasonable approval; provided, however, that TeleCheck shall have the right to control and undertake such defense by representatives of its own choosing, but at Subscriber’s cost and expense, if the Claim arises out of patent, trademark, or other intellectual property rights or laws.

In no event shall TeleCheck be liable to Subscriber, or to any other person or entity, under this Agreement, or otherwise, for any punitive, exemplary, special, incidental or consequential damages, including, without limitation, any loss or injury to earnings, profits or goodwill. Notwithstanding anything to the contrary contained in this Agreement, in no event shall TeleCheck’s liability under this Agreement for all Claims arising under, or related to, this Agreement exceed, in the aggregate (inclusive of any and all Claims made by Subscriber against TeleCheck, whether related or unrelated), the lesser of: (i) the total amount of fees paid to TeleCheck by Subscriber pursuant to this Agreement during the 12-month period immediately preceding the date the event giving rise to such Claim(s) occurred; or (ii) $75,000.00.

35.24.     DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 6.1, TELECHECK MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND NO IMPLIED AT LAW WARRANTY SHALL ARISE FROM THIS AGREEMENT, THE SALE OF ANY EQUIPMENT BY TELECHECK TO SUBSCRIBER, OR FROM PERFORMANCE BY TELECHECK, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, ALL OF WHICH ARE EXPRESSLY WAIVED BY SUBSCRIBER. All decisions to reject any check or ECA transaction, driver’s license or other form of identification or payment for Subscriber’s products or services are solely Subscriber’s responsibility. Subscriber assumes all risks that any and all checks (including checks processed as ECA Transactions) accepted by Subscriber may be dishonored, whether or not TeleCheck has issued a TeleCheck Approval Code with respect to such check(s).

35.25.     Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be hand delivered or delivered by facsimile transmission or overnight courier or certified or registered mail (and if sent by Subscriber by mail, postage prepaid return receipt requested) addressed or transmitted to the party to be notified at such party’s address or number as provided on the front of this Agreement or at such party’s last known address or number. Any notice delivered hereunder shall be deemed effective upon delivery, if hand delivered or sent by overnight courier, and upon receipt, as evidenced by the date of transmission indicated on the transmitted material if by facsimile transmission, or the date of delivery indicated on the return receipt, if mailed as aforesaid. The parties’ addresses may be changed by written notice to the other party as provided herein.

35.26.     Force Majeure. TeleCheck shall not be held responsible for any delays in or failure or suspension of service caused by mechanical or power failure, computer malfunctions (including, without limitation, software, hardware and firmware malfunctions), strikes, labor difficulties, fire, inability to operate or obtain service for its equipment, unusual delays in transportation, act of God, or other causes reasonably beyond the control of TeleCheck.

35.27.     Governing Law and Integration. Subscriber shall comply with all applicable laws, regulations and rules, including NACHA rules and guidelines, relating to the services provided hereunder. This Agreement, plus any addenda attached hereto, constitute the entire Agreement between the parties concerning subject matter hereof and supersedes all prior and contemporaneous understandings, representations and agreements in relation to its subject matter. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

35.28.     Severability and Interpretation. If any provision, in whole or in part, of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Neither this Agreement, nor any addenda or Operational Procedures, shall be interpreted in favor or against any party because such party or its counsel drafted this Agreement, or such addenda or Operational Procedures. No course of dealing, usage, custom of trade or communication between the parties shall modify or alter any of the rights or obligations of the parties under this Agreement. This Agreement is solely for the benefit of TeleCheck (and its affiliates) and Subscriber and no other person or entity shall have any right, interest or claim under this Agreement. As used in this Agreement, (i) the term “include,” or any derivative of such term, shall not mean that the items following such term are the only types of such items; (ii) the term “shall” indicates a mandatory obligation; (iii) the term “may” indicates a permissive election and does not imply any duty to exercise such election; and (iv) the term “discretion” means the sole and absolute discretion of the party granted the discretion, absent an express limitation on such discretion.

35.29.     Amendment and Waiver. No modification, amendment or waiver of any of the terms and conditions of this Agreement shall be binding upon TeleCheck, whether written, oral, or in any other medium, unless made in writing and approved and signed by TeleCheck. All rights and duties within this Agreement are material and time is of the essence; no waiver of any rights hereunder shall be deemed effective unless in writing executed by the waiving party; no waiver by either party of a breach or any provision of this Agreement shall constitute a waiver of any prior or subsequent breach of the same or any other provision of this Agreement; no failure to exercise, and no delay in exercising, any right(s) hereunder on the part of either party shall operate as a waiver of any such right; all of TeleCheck’s rights are cumulative; and, no single or partial exercise of any right hereunder shall preclude further exercise of such right or any other right.

35.30.     Damages. Upon Subscriber’s breach or unauthorized termination of this Agreement, TeleCheck shall be entitled to recover from Subscriber liquidated damages in an amount equal to ninety percent (90%) of the total aggregate charges payable for the unexpired portion of the then current term of this Agreement. TeleCheck and Subscriber hereby acknowledge and agree that, after giving due consideration to the costs TeleCheck may incur by reason of Subscriber’s breach or unauthorized termination of this Agreement, to the possibility that TeleCheck will not be able to mitigate its damages, and to the expense savings that TeleCheck may obtain by not having to provide services, equipment or maintenance, the liquidated damages specified herein constitute a realistic pre-estimate of the loss to TeleCheck in the event of such breach or unauthorized termination of this Agreement and will not be construed as a penalty.

35.31.     Survivability. All representations, warranties, indemnities and covenants made herein shall survive the termination of this Agreement and shall remain enforceable after such termination.

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 American Express® Card Acceptance Agreement

Agreement for American Express® Card Acceptance American Express OnePointSM Program

The Agreement is by and between American Express Travel Related Services Company, Inc., a New York corporation, and you, the Merchant. By accepting the American Express® Card, you agree to be bound by the Agreement.

GENERAL PROVISIONS

1. Scope and Other Parts of Agreement; Definitions

a.     Scope of the Agreement. The Agreement governs your acceptance of American Express Cards in the United States (but not Puerto Rico, the U.S. Virgin Islands, and other U.S. territories and possessions) under our American Express OnePoint Program, which makes available to eligible merchants an integrated service through our agent, First Data Merchant Services Corporation, among other agents. Schedule A contains important provisions governing your acceptance of the Card under this program. The Agreement covers you alone. You must not obtain Authorizations, submit Charges or Credits, or receive payments on behalf of any other party, except as otherwise expressly permitted in the Merchant Regulations.

b.	Other Parts of the Agreement.

i.	Merchant Regulations. The Merchant Regulations set forth the policies and procedures governing your acceptance of the Card. You shall ensure that your personnel interacting with customers are fully familiar with the Merchant Regulations. The Merchant Regulations are a part of, and are hereby incorporated by reference into, the Agreement. You agree to be bound by and accept all provisions in the Merchant Regulations (as changed from time to time) as if fully set out herein and as a condition of your agreement to accept the Card. We reserve the right to make changes to the Merchant Regulations in scheduled changes and at any time in unscheduled changes as set forth in section 8.j below. The Merchant Regulations and releases of scheduled changes therein are provided only in electronic form, existing at the website specified below in the definition of “Merchant Regulations” or its successor website. However, we shall provide you a paper copy of or a CD-ROM containing the Merchant Regulations or releases of scheduled changes therein upon your request. To order a copy, please call our agent [INSERT NAME OF SERVICE AGENT] (telephone: 1-xxx-yyy-zzzz) We may charge you a fee for each copy that you request.

ii.	Schedule A. Schedule A, attached hereto or which we otherwise may provide to you, contains other important provisions governing your acceptance of the Card. Schedule A is a part of, and is hereby incorporated by reference into, the Agreement.

c.     Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merchant Regulations. Some definitions are repeated here for ease of reference.

Affiliate means any Entity that controls, is controlled by, or is under common control with either party, including its subsidiaries. As used in this definition, control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by contract, or otherwise. For the avoidance of doubt, but not by way of limitation, the direct or indirect ownership of more than 50% of (i) the voting securities or (ii) an interest in the assets, profits, or earnings of an Entity shall be deemed to constitute “control” of the Entity.

Agreement means these General Provisions, Schedule A and any other accompanying schedules and exhibits, and the Merchant Regulations, collectively.

American Express Card and Card mean (i) any card, account access device, or payment device bearing our or our Affiliates’ Marks and issued by an Issuer or (ii) a Card Number.

Cardmember means an individual or Entity (i) that has entered into an agreement establishing a Card account with an Issuer or (ii) whose name appears on the Card.

Charge means a payment or purchase made on the Card.

Card Present Charge means a Charge for which the Card is presented at the point of sale.

Card Not Present Charge means a Charge for which the Card is not presented at the point of sale (e.g., Charges by mail, telephone, fax or the Internet), is used at unattended Establishments (e.g., customer activated terminals, called CATs), or for which the transaction is key-entered.

Disputed Charge means a Charge about which a claim, complaint, or question has been brought.

Chargeback (sometimes called “full recourse” or “Full Recourse” in our materials), when used as a verb, means our reimbursement from you for the amount of a Charge subject to such right; when used as a noun, means the amount of a Charge subject to reimbursement from you.

lmmediate Chargeback (sometimes called “Immediate Full Recourse” in our materials) means our right to Chargeback immediately and irrevocably without first contacting you or sending you an Inquiry and for which you have no right to present any written response to dispute the Chargeback.

Claim means any claim (including initial claims, counterclaims, cross claims, and third party claims), dispute, or controversy between you and us arising from or relating to the Agreement or prior Card acceptance agreements, or the relationship resulting therefrom, whether based in contract, tort (including negligence, strict liability, fraud, or otherwise), statutes, regulations, or any other theory, including any question relating to the existence, validity, performance, construction, interpretation, enforcement, or termination of the Agreement or prior Card acceptance agreements or the relationship resulting therefrom.

Credit means the amount of the Charge that you refund to Cardmembers for purchases or payments made on the Card.

Discount means the amount that we charge you for accepting the Card, which amount is: (i) a percentage (Discount Rate) of the face amount of the Charge that you submit; or a flat Transaction fee, or a combination of both; and/or (ii) a Monthly Flat Fee (if you meet our requirements).

Entity means a corporation, partnership, sole proprietorship, trust, association, or any other legally recognized entity or organization.

Establishments means any or all of your and your Affiliates’ locations, outlets, websites, on-line networks, and all other methods for selling goods and services, including methods that you adopt in the future.

General Provisions means the provisions set out in this document other than in Schedule A or any other accompanying schedule or exhibit hereto.

Marks mean names, logos, service marks, trademarks, trade names, taglines, or other proprietary designs or designations.

Merchant Regulations means the American Express Merchant Regulations - U.S., which are available from your Service Agent.

Merchant Number (sometimes called the “Merchant ID” or “Establishment” or “SE” number in our materials) means the unique ten-digit number we assign to your Establishment. If you have more than one Establishment, we may assign to each a separate Merchant Number.

Other Agreement means any agreement, other than the Agreement, between (i) you or any of your Affiliates and (ii) us or any of our Affiliates.

Other Payment Products mean any charge, credit, debit, stored value or smart cards. account access devices, or other payment cards, services, or products other than the Card.

Reserve means a fund established and/or collateral held by us as security for your or any of your Affiliates’ obligations to us or any of our Affiliates under the Agreement or any Other Agreement.

We, our, and us mean American Express Travel Related Services Company, Inc.

You and your (sometimes called the “Merchant,” “Service Establishment,” or “SE” in our materials) mean the Entity accepting the Card under the Agreement, and its Affiliates conducting business in the same industry.

d.     List of Affiliates. You must provide to our agent a complete list of your Affiliates conducting business in your industry and notify our agent promptly of any subsequent changes in the list.

2. Accepting the Card

a.     Acceptance. You must accept the Card as payment for all goods and services sold at all of your Establishments, except as otherwise expressly specified in the Merchant Regulations. You agree that the provisions of Chapter 3 (Card Acceptance) of the Merchant Regulations are reasonable and necessary to protect the Cardmember’s choice of which Card to use and that charge and credit Cards, including corporate Cards, are interchangeable. You are jointly and severally liable for the obligations of your Establishments under the Agreement.

b.     Transaction Processing and Payments. Our Card acceptance, processing, and payment requirements are set forth in the Merchant Regulations. Some requirements are summarized here for ease of reference, but do not supersede the provisions in the Merchant Regulations.

i.	Format. You must create a Charge Record for every Charge and a Credit Record for every Credit that comply with our requirements, as described in the Merchant Regulations. You may create multiple Charge Records for a single purchase placed on different Cards, but you must not create multiple Charge Records for a single purchase to the same Card, by dividing the purchase into more than one Charge.

ii.	Authorization. You must obtain from and submit to us an Authorization Approval code for all Charges. Authorization does not guarantee that we will accept the Charge without exercising Chargeback, nor is it a guarantee that the person making the Charge is the Cardmember or that you will be paid.

iii.	Submitting Charges and Credits. Your Establishments must submit Charges and Credits in U.S. dollars. You must not issue a Credit when there is no corresponding Charge. You must issue Credits to the Card account used to make the original purchase, except as otherwise expressly specified in the Merchant Regulations.

c.     Payment for Charges. We will pay you, through our agent, according to your payment plan in U.S. dollars for the face amount of Charges submitted from your Establishments less: (i) the Discount, (ii) any amounts you owe us or our Affiliates, (iii) any amounts for which we have Chargebacks, and (iv) any Credits you submit. Your initial Discount is indicated in the Agreement or otherwise provided to you in writing by us. In addition to your Discount we may charge you additional fees and assessments, as listed in the Merchant Regulations. We may adjust any of these amounts and may change any other amount we charge you for accepting the Card.

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d.     Chargeback. We and our agent have Chargeback rights, as described in the Merchant Regulations. We and our agent may Chargeback by deducting, withholding, recouping from, or offsetting against our payments to you (or debiting your Account), or we or our agent may notify you of your obligation to pay us, which you must do promptly and fully. Our or our agent’s failure to demand payment does not waive our Chargeback rights.

vi.	Protecting Cardmember Information. You must protect Cardmember Information, as described in the Merchant Regulations. You have additional obligations based on your Transaction volume, including providing to us documentation validating your compliance with the PCI Standard performed by Qualified Security Assessors or Approved Scanning Vendors (or both).

3. Protective Actions

a.     Creating a Reserve. Regardless of any contrary provision in the Agreement, we have the right in our sole discretion to determine that it is necessary to have some security for your or any of your Affiliates’ obligations to us or any of our Affiliates, under the Agreement or any Other Agreement. If we so determine, we may (i) withhold and offset amounts from payments we otherwise would make to you under the Agreement or (ii) establish a Reserve, including by requiring you to deposit funds or other collateral with us.

b.     Trigger Events for Reserve. Some of the events that may cause us to establish a Reserve include: (i) your ceasing a substantial portion of or adversely altering your operations; (ii) your selling all or substantially all of your assets or any party acquiring 25% or more of the equity interests issued by you (other than parties currently owning 25% or more of such interests), whether through acquisition of new equity interests, previously outstanding interests, or otherwise; (iii) your suffering a material adverse change in your business; (iv) your becoming insolvent; (v) our receiving a disproportionate number or amount of Disputed Charges at your Establishments; or (vi) our reasonable belief that you will not be able to perform your obligations under the Agreement, under any Other Agreement, or to Cardmembers.

c.     Establishing a Reserve. If an event leads us to believe that we need to create a Reserve, then we may immediately establish a Reserve or terminate the Agreement. We shall inform you if we establish a Reserve. We may increase the amount of the Reserve at any time as long as the amount of the Reserve does not exceed an amount sufficient, in our reasonable judgment, to satisfy any financial exposure or risk to us under the Agreement (including from Charges submitted by you for goods or services not yet received by Cardmembers) or to us or our Affiliates under any Other Agreement, or to Cardmembers.

d.     Other Protections. We may deduct and withhold from, and recoup and offset against, the Reserve (i) any amounts you or any of your Affiliates owe us or any of our Affiliates under the Agreement or any Other Agreement; (ii) any costs incurred by us in connection with administration of the Reserve, including legal fees; and (iii) any costs incurred by us as a result of your failure to fulfill any obligations to us, any of our Affiliates, or to Cardmembers, including legal fees. We may take other reasonable actions to protect our rights or those of any of our Affiliates, including changing the speed or method of payment for Charges, exercising immediate Chargeback, or charging you fees for Disputed Charges. If we deem it necessary based on our assessment of risk posed by your business, we may require you at any time to deposit funds or other collateral with us as security to protect our financial risk hereunder as a condition of your accepting the Card. These funds and collateral shall be treated as a Reserve under the Agreement.

e.     Providing Information. You must provide to us promptly, upon request, information about your finances, creditworthiness, and operations, including your most recent certified financial statements.

4. Notices

a.     Delivery and Receipt. Unless otherwise explicitly provided for herein, all notices hereunder must be in writing and sent by hand delivery; or by U.S. postal service, such as first class mail or third class mail, postage prepaid; or by expedited mail courier service; or by electronic mail (e-mail): or by facsimile transmission, to the addresses set out below. Notices are deemed received and effective as follows: If hand delivered, upon delivery; if sent by e-mail or facsimile transmission, upon sending; if mailed, upon the earlier of (i) receipt or (ii) three days after being deposited in the mail if mailed by first class postage or ten days after being deposited in the mail if mailed by third class postage. If the addressee provided for below rejects or otherwise refuses to accept the notice, or if the notice cannot be delivered because of a change in address for which no notice was appropriately given, then notice is effective upon the rejection, refusal or inability to deliver.

b.     Our Notice Address. Unless we notify you otherwise, you shall send notices to us, through our agent, at: American Express Travel Related Services Company, Inc. c/o 1307 Walt Whitman Road, Melville, NY 11747.

c.     Your Notice Address. Our agent shall send notice to you at the address, e-mail address, or facsimile number you indicated on your application to accept the Card. You must notify our agent immediately of any change in your notice address.

5. Indemnification and Limitation of Liability

a.     Indemnity. You shall indemnify, defend, and hold harmless us and our Affiliates, agents, successors, assigns, and third party licensees, from and against all damages, liabilities, losses, costs, and expenses, including legal fees, arising or alleged to have arisen from your breach, negligent or wrongful act or omission, failure to perform under the Agreement, or failure in the provision of your goods or services.

b.     Limitation of Liability. In no event shall we or our Affiliates, agents, successors, or assigns be liable to you for any incidental, indirect, speculative, consequential, special, punitive, or exemplary damages of any kind (whether based in contract, tort, including negligence, strict liability, fraud, or otherwise, or statutes, regulations, or any other theory) arising out of or in connection with the Agreement, even if advised of such potential damages. Neither you nor we (and our agent) will be responsible to the other for damages arising from delays or problems caused by telecommunications carriers or the banking system, except that our (and our agent’s) rights to create Reserves and exercise Chargebacks will not be impaired by such events.

6. Term and Termination

a.     Effective Date/Termination Date. The Agreement begins as of the date (i) you first accept the Card after receipt of the Agreement or otherwise indicate your intention to be bound by the Agreement or (ii) we approve your application to accept the Card, whichever occurs first. Either party can terminate the Agreement without cause (and notwithstanding any other rights established under the Agreement) at any time by notifying the other party. Termination will take effect according to the notice period specified in section 4.a above.

b.     Grounds for Termination. In addition to our rights in sections 3.c and 6.a above, we may terminate the Agreement at any time without notice to you and without waiving our other rights and remedies if you have not submitted a Charge within any twelve month period. The Agreement is a contract to extend financial accommodations, and if bankruptcy or similar proceedings are filed with respect to your business, then the Agreement will terminate automatically.

c.     Post-Termination. If the Agreement terminates, without waiving our other rights and remedies, we and our agent may withhold from you any payments until we have fully recovered all amounts owing to us and our Affiliates. If any amounts remain unpaid, then you and your successors and permitted assigns remain liable for such amounts and shall pay us within thirty days of our request. You must also remove all displays of our Marks, return our materials and equipment immediately and submit to our agent any Charges and Credits incurred prior to termination.

d.     Effect of Termination. Termination of the Agreement for any reason does not relieve the parties of their respective rights and duties arising prior to the effective date of termination that by their nature are intended to survive termination, including the provisions of sections l, 3, 5, 6, 7, and 8 of these General Provisions, our Chargeback rights, and your duties set forth in the Merchant Regulations to protect Cardmember Information, indemnify us, retain documents evidencing Transactions, and notify your Recurring Billing customers of such termination. Our and our agent’s right of direct access to the Demand Deposit Account will also survive until such time as all credits and debits permitted by the Agreement, and relating to Transactions prior to the effective date of termination, have been made.

7. Dispute Resolution

a.     Arbitration Rights. All Claims shall be resolved, upon your or our election, through arbitration pursuant to this section 7 rather than by litigation.

b.     Arbitration Rules/Organizations. The party asserting the Claim shall select one of the following arbitration organizations, which shall apply its rules in effect at the time the Claim is filed. In the event of an inconsistency between this section 7 and any rule or procedure of the arbitration organization, this section 7 controls. The party asserting the Claim shall simultaneously notify the other party of its selection. If our selection is not acceptable to you, then you may select another of the following organizations within thirty days after you receive notice of our initial selection. Any arbitration hearing that you attend shall take place in the federal judicial district where your headquarters is located.

•	National Arbitration Forum (NAF): P.O. Box 50191, Minneapolis, MN 55404-0191; (800) 474-2371; wwwarbitration-forum.com

•	American Arbitration Association (AAA): 335 Madison Ave., New York, NY 10017; (800) 778-7879; www.adr.org

c.     Limitation of Rights. If ARBITRATION IS CHOSEN BY A PARTY WITH RESPECT TO A CLAIM, NEITHER YOU NOR WE SHALL HAVE THE RIGHT TO LITIGATE THAT CLAIM IN COURT OR HAVE A JURY TRIAL ON THAT CLAIM, OR TO ENGAGE IN PREARBITRATION DISCOVERY EXCEPT AS PROVIDED IN THE RULES OR PROCEDURES OF NAF OR AAA, AS APPLICABLE. FURTHER, YOU SHALL NOT HAVE THE RIGHT TO PARTICIPATE IN A REPRESENTATIVE CAPACITY OR AS A MEMBER OF ANY CLASS OF CLAIMANTS PERTAINING TO ANY CLAIM. OTHER RIGHTS THAT YOU WOULD HAVE IN COURT MAY ALSO NOT BE AVAILABLE IN ARBITRATION. NOTWITHSTANDING ANY OTHER PROVISION IN THE AGREEMENT AND WITHOUT WAIVING EITHER PARTY’S RIGHT TO APPEAL SUCH DECISION, IF ANY PORTION OF THIS SECTION 7.c OR OF SECTION 7.d BELOW IS DEEMED INVALID OR UNENFORCEABLE, THEN THIS ENTIRE SECTION 7 (OTHER THAN THIS SENTENCE) SHALL NOT APPLY.

d.     Individually Named Parties Only. All parties to the arbitration must be individually named. There is no right or authority for any Claims to be arbitrated or litigated on a class action or consolidated basis, on behalf of the general public or other parties, or joined or consolidated with claims of other parties, and you and we are specifically barred from doing so. This prohibition is intended to, and does, preclude any trade association or other organization from arbitrating any Claim on a representative basis on behalf of the organization’s members. The arbitrator’s authority to resolve Claims is limited to Claims between you and us alone, and the arbitrator’s authority to make awards is limited to awards to you and us alone.

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e.     Application of Provision. For the avoidance of any confusion, and not to limit its scope, this section 7 applies to any putative class action lawsuit that has been filed against us prior to the effective date of the Agreement relating to the “Honor All Cards,” “non-discrimination,” or “no steering’’ provisions of the Agreement as described in sections 1 and 2 of these General Provisions and Chapter 3 (Card Acceptance) of the Merchant Regulations. or prior versions of a Card acceptance agreement.

f.     Equitable Relief. The arbitrator shall have the power and authority to grant equitable relief (e.g., injunction, specific performance) and, cumulative with all other remedies, shall grant specific performance whenever possible. The arbitrator shall have no power or authority to alter the Agreement or any of its separate provisions, including this section 7, nor to determine any matter or make any award except as provided in this section 7.

g.     Small Claims Court; Injunctive Relief. We shall not elect to use arbitration under this section for any individual Claim that you properly file in a small claims court so long as the Claim is pending only in that court. Injunctive relief sought to enforce the provisions of sections 8.a and 8.b of these General Provisions is not subject to the requirements of this section 7. This section 7 is not intended to, and does not, substitute for our ordinary business practices, policies, and procedures, including our rights to Chargeback and to create Reserves.

h.     Governing Law/Appeal/Entry of Judgment. This section 7 is made pursuant to a transaction involving interstate commerce and is governed by the Federal Arbitration Act, 9 U.S.C. § 16 et seq. (FAA). The arbitrator shall apply New York law and applicable statutes of limitations, honor claims of privilege recognized by law and, at the timely request of either party, provide a written and reasoned opinion explaining his or her decision. The arbitrator shall apply the rules of the arbitration organization selected, as applicable to matters relating to evidence and discovery, not the federal or any state rules of civil procedure or rules of evidence. The arbitrator’s decision shall be final and binding, except for any rights of appeal provided by the FAA or if the amount of the award exceeds US $100,000, in which case either party can appeal that award to a three-arbitrator panel administered by NAF or AAA, as applicable, which shall reconsider de novo any aspect of the initial award requested by majority vote and whose decision shall be final and binding. The decision of that three-person panel may be appealed as provided by the FAA. The costs of such an appeal shall be borne by the appellant regardless of the outcome of the appeal. Judgment upon the award rendered by the arbitrator may be entered in any state or federal court in the federal judicial district where your headquarters or your assets are located.

i.     Confidential Proceedings. The arbitration proceeding and all testimony, flings, documents, and any information relating to or presented during the proceedings shall be deemed to be confidential information not to be disclosed to any other party. All offers, promises, conduct, and statements, whether written or oral, made in the course of the negotiations, arbitrations, and proceedings to confirm arbitration awards by either party, its agents, employees, experts or attorneys, or by the arbitrator, including any arbitration award or judgment related thereto, are confidential, privileged, and in admissible for any purpose, including impeachment or estoppel, in any other litigation or proceeding involving any of the parties or non-parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation or arbitration.

j.     Split Proceedings for Equitable Relief. Either you or we may seek equitable relief in arbitration prior to arbitration on the merits to preserve the status quo pending completion of such process. This section shall be enforced by any court of competent jurisdiction and the party seeking enforcement shall be entitled to an award of all costs, including legal fees, to be paid by the party against whom enforcement is ordered. Except as otherwise provided in section 7.c. above, if any portion of this Section 7 (other than section 7.c or d) is deemed invalid or unenforceable, it shall not invalidate the remaining portions of this section 7, the Agreement, or any predecessor agreement you may have had with us, each of which shall be enforceable regardless of such invalidity.

8. Miscellaneous

a.     Confidentiality. You must keep confidential and not disclose to any third party the provisions of the Agreement and any information that you receive from us that is not publicly available.

b.     Proprietary Rights and Permitted Uses. Neither party has any rights in the other party’s Marks, except as otherwise expressly specified in the Merchant Regulations, nor shall one party use the other party’s Marks without its prior written consent, except that we may use your name, address (including your website addresses or URLs), and customer service telephone numbers in any media at any time.

c.     Your Representations and Warranties. You represent and warrant to us that: (i) you are duly organized, validly existing, and in good standing under the laws of the jurisdiction in which you are organized; (ii) you are duly qualified and licensed to do business in all jurisdictions in which you conduct business; (iii) you have full authority to enter into the Agreement and all necessary assets and liquidity to perform your obligations and pay your debts hereunder as they become due; (iv) there is no circumstance threatened or pending that might have a material adverse effect on your business or your ability to perform your obligations or pay your debts hereunder; (v) you are authorized to enter into this Agreement on behalf of your Establishments and Affiliates, including those indicated in this Agreement, and the individual who signs this Agreement or otherwise enters into it has authority to bind you and them to it; (vi) you are not (1) listed on the U.S. Department of Treasury, Office of Foreign Assets Control, Specially Designated Nationals and Blocked Persons List (available at www.treas.gov/ofac), (2) listed on the U.S. Department of State’s Terrorist Exclusion List (available at www.state.gov), or (3) located in or operating under license issued by a jurisdiction identified by the U.S. Department of State as a sponsor of international terrorism, by the U.S. Secretary of the Treasury as warranting special measures due to money laundering concerns, or as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member; (vii) you have not assigned to any third party any payments due to you under this Agreement; (viii) all information that you provided in connection with this Agreement is true, accurate, and complete; and (ix) you have read this Agreement and kept a copy for your file. If any of your representations or warranties in this Agreement becomes untrue, inaccurate, or incomplete at any time, we may immediately terminate this Agreement in our discretion.

d.     Compliance with Laws. You shall comply with all applicable laws, regulations, and rules.

e.     Governing Law; Jurisdiction; Venue. The Agreement and all Claims are governed by and shall be construed and enforced according to the laws of the State of New York without regard to internal principles of conflicts of law. Notwithstanding the immediately preceding sentence, the parties agree that an electronic transmission contemplated hereunder is being provided in connection with a transaction affecting interstate commerce that is subject to the federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. §1700 et seq. (E-Sign Act). The parties intend that the E-Sign Act apply to the fullest extent possible to validate their ability to electronically transmit and electronically commit to be bound by the obligations and form assent described in the Merchant Regulations and releases of scheduled changes therein. Subject to section 7, any action by either party hereunder shall be brought only in the appropriate federal or state court located in the County and State of New York. Each party consents to the exclusive jurisdiction of such court and waives any claim of lack of jurisdiction or forum non convenient.

f.   Interpretation. In construing the Agreement, unless the context requires other wise: (i) the singular includes the plural and vice versa; (ii) the term “or” is not exclusive; (iii) the term “including” means “including, but not limited to;” (iv) the term “day” means “calendar day;” (v) any reference to any agreement (including the Agreement), instrument, contract, policy, procedure, or other document refers to it as amended, supplemented. modified, suspended, replaced, restated, or novated from time to time; (vi) all captions, headings. and similar terms are for reference only. To the extent possible, these General Provisions, the provisions of Schedule A, and the provisions of the Merchant Regulations shall be interpreted to give each their full effect. However, if a conflict is deemed to exist between them, then that conflict shall be resolved in the following order of precedence: Schedule A and any accompanying exhibits shall control over these General Provisions or the Merchant Regulations (or both) and the Merchant Regulations shall control over these General Provisions.

g.     Assignment. You shall not assign the Agreement, whether voluntarily or by operation of law (including by way of sale of assets, merger, or consolidation), without our prior written consent. Any purported assignment by operation of law is voidable in our sole discretion. We may assign the Agreement without your consent. Except as otherwise specified herein, the Agreement binds, and inures to the benefit of, the parties and their respective successors and permitted assigns.

h.     Waiver; Cumulative Rights. Either party’s failure to exercise any of its rights under the Agreement, its delay in enforcing any right, or its waiver of its rights on any occasion, shall not constitute a waiver of such rights on any other occasion. No course of dealing by either party in exercising any of its rights shall constitute a waiver thereof. No waiver of any provision of the Agreement shall be effective unless it is in writing and signed by the party against whom the waiver is sought to be enforced. All rights and remedies of the parties are cumulative, not alternative.

i.     Savings Clause. Other than as set forth in the last sentence of section 7.c above, if any provision of the Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, that provision shall be replaced by an enforceable provision most closely rejecting the parties’ intentions, with the balance of the Agreement remaining unaffected.

j.     Amendments. We reserve the right to change the Agreement at any time (including by amending any of its provisions, adding new provisions, or deleting or modifying existing provisions) on at least ten days’ prior notice to you, provided that we shall change the Merchant Regulations pursuant to the following provisions. You agree to accept all changes (and further to abide by the changed provisions in the Merchant Regulations) as a condition of your agreement to accept the Card. We are not bound by any changes that you propose in the Agreement, unless we expressly agree in a writing signed by our authorized representative. An e-mail does not constitute such a signed writing.

1)	Scheduled Changes. The Merchant Regulations are published twice each year, in April and October. We have the right to, and hereby notify you that we may, change the provisions of the Merchant Regulations in scheduled releases (sometimes called “Notification of Changes” in our materials) as follows:

•	a release of scheduled changes, to be published every April, which changes shall take effect in the following October (or in a later) edition of the Merchant Regulations or during the period between two editions of the Merchant Regulations; and

•	a release of scheduled changes, to be published every October, which changes shall take effect in the following April (or in a later) edition of the Merchant Regulations or during the period between two editions of the Merchant Regulations.

Where a change is to take effect during the period between two editions of the Merchant Regulations, we shall also include the change in the edition of the Merchant Regulations covering the period during which the change shall take effect, noting the effective date of the change therein.

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2)	Unscheduled Changes. We also have the right to, and hereby notify you that we may, change the provisions of the Merchant Regulations in separate unscheduled releases, which generally shall take effect ten days after notice to you (unless another effective date is specified in the notice).

k.     Entire Agreement. The Agreement is the entire agreement between you and us regarding the subject matter hereof and supersedes any previous agreements, understandings, or courses of dealing regarding the subject matter hereof.

l.     Disclaimer of Warranties. WE DO NOT MAKE AND HEREBY DISCLAIM ANY AND ALL REPRESENTATIONS, WARRANTIES, AND LIABILITIES, WHETHER EXPRESS, IMPLIED, OR ARISING BY LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF TITLE OR NON-INFRINGEMENT.

m.     No Third-Party Beneficiaries. The Agreement does not and is not intended to confer any rights or benefits on any person that is not a party hereto and none of the provisions of the Agreement shall be enforceable by any person other than the parties hereto, their successors and permitted assigns.

n.     Press Releases. You shall not issue any press release or make any public announcement (or both) in respect of the Agreement or us without our prior written consent.

o.     Independent Contractors. You and we are independent contractors. No agency, partnership, joint venture, or employment relationship is created between the parties by the Agreement. Each party is solely responsible for its own acts and omissions and those of its respective agents, employees, representatives, and subcontractors in connection with the Agreement.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:

Kim C. Goodman

Executive Vice President, Merchant Services, United States

SCHEDULE A

Other Important Provisions for Card Acceptance American Express OnePoint Program

9. Overview of American Express OnePoint Program

a.     Eligibility; Transition to Our Standard Card Acceptance Program. Our American Express OnePoint Program provides integrated Card acceptance services to eligible Entities through our agents, including [INSERT NAME OF SERVICE AGENT]. If you do not qualify for this program, you may be enrolled in our standard American Express Card acceptance program, which has different servicing terms (e.g., different speeds of payment); you may terminate the Agreement if you do not wish to so be enrolled. If you become ineligible for our American Express OnePoint Program, we will transition you to our standard American Express Card acceptance program upon forty-five day’s prior notice, unless you opt-out of that transition by notifying our agent in writing no later than fifteen days prior to the effective date of transition.

b.     Program Services. We may perform our obligations and exercise our rights under the Agreement directly or through our agents. Since we are acting through our agent in many instances under the Agreement, the terms we, our, or us also may refer to our agent above, as the context requires. Please direct all inquiries and notices under the American Express OnePoint Program to our agent:

First Data Merchant Services Corporation

1307 Walt Whitman Road

Melville, NY 11747

c.     Merchant Regulations. The Merchant Regulations set forth the policies and procedures of our standard American Express Card acceptance program. The provisions of this Schedule A describe the different terms that apply to you under the American Express OnePoint Program and take precedence over the corresponding provisions or the Merchant Regulations. For example, since Entities classified in certain industries do not qualify for the American Express OnePoint Program, references in the Merchant Regulations to those industries may not apply to you. Please contact our agent for a copy of the Merchant Regulations and with any questions about specific industries under the program.

10. Doing Business With American Express

a.  Certain American Express Terms Not Applicable. Our Online Merchant Services, the terms applicable to Corporate Purchasing Cards, and our Monthly Flat Fee option are not available to you under the American Express OnePoint Program. During your participation in the program, you are not required to configure your systems to communicate directly with our systems and you must not provide Payment Services or otherwise act as a Payment Service Provider.

b.  Merchant Number; Your Merchant Information. Under the American Express OnePoint Program, you will not receive a standard American Express Merchant Number. Our agent will instead assign a unique OnePoint Program “merchant” or “account” number to your Establishment; if you have more than one Establishment (or a sales channel for Internet Orders), it may assign to each a separate number. You will need that number each time you call our agent under the American Express OnePoint Program. (If you are enrolled in or transition to our standard Card acceptance program, we (not our agent) will assign you a standard American Express Merchant Number.) You must notify our agent of any changes in your business and banking information and any closings of your Establishments. Our agent may verify and disclose information about you , including by requesting reports about you and the person signing your application to accept the Card.

11. Authorization

During your participation in the American Express OnePoint Program, you must initiate an Authorization for each Charge according to the Authorization procedures of our agent and contact our agent about all Authorization responses. You must obtain from and submit to our agent an Authorization Approval code for all Charges. Authorization does not guarantee that we or our agent will accept the Charge without exercising Chargeback, nor is it a guarantee that the person making the Charge is the Cardmember or that you will be paid.

12. Submission

During your participation in the American Express OnePoint Program, you must submit Charges and Credits electronically to our agent according to its Submission procedures under the OnePoint Program “merchant” or “account” number of the Establishment where the Charge or Credit originated. You must not submit Charges and Credits on paper.

13. Settlement

a.     Settlement Amount. Our agent will pay you according to your payment plan, as described below, in U.S. dollars for the face amount of Charges submitted from your Establishments less all applicable deductions, which may include: (i) the Discount, (ii) any amounts you owe us or our Affiliates, (iii) any amounts for which we have Chargebacks, and (iv) any Credits you submit. Our agent will subtract the full amount of all applicable deductions from this payment to you (or debit your Demand Deposit Account), but if it cannot, then you must pay it promptly upon demand.

b.     Discount. Your initial Discount and other fees and assessments are indicated in the Agreement or otherwise provided to you in writing by our agent. We or our agent may adjust any of these amounts and may change any other amount charged to you for accepting the Card. We or our agent may charge you different Discount Rates for Charges submitted by your Establishments that are in different industries. We or our agent will notify you of such fees, such adjustments and charges and assessments and any different Discount Rates or Transactions fees that apply to you.

c.     Payment Plan. During your participation in the American Express OnePoint Program, the terms of your payment plan (e.g., speed of payment, payment and reconciliation options) with our agent govern settlement payments to you. Our agent will send payments for Charges from your Establishments according to your payment plan to your Demand Deposit Account that you designate to it. You must notify your bank that we, through our agent, will have access to your account for debiting and crediting the Demand Deposit Account.

14. Protecting Cardmember Information

You must notify our agent immediately if you know or suspect that Cardmember Information has been accessed or used without authorization or used other than in accordance with the Agreement. You must promptly provide to us and our agent all Card Numbers related to the data incident and audit reports of the data incident, and you must work with us and our agent to rectify any issues arising from the data incident, as specified in the Merchant Regulations.

15. Risk Evaluation

a.     Prohibited/High Risk Merchants and Activities. Entities classified in certain industries or accepting Transactions for certain prohibited activities do not qualify for the American Express OnePoint Program, but may qualify for our standard American Express Card acceptance program. Please contact our agent with any questions about those risk evaluation procedures under the program.

b.     Protective Actions. Our agent may take actions to protect our rights or those of any of our Affiliates on our behalf. For example, the determination to establish a Reserve may be triggered by events identified by our agent and may include requiring you to deposit funds or other collateral with us or our agent, changing the speed of payment for Charges, exercising immediate Chargeback, and charging you fees for Disputed charges. Our agent may establish the Reserve; increase the Reserve from time to time; make deductions and withhold from and recoup and offset against the Reserve any amounts owed under the Agreement; and terminate the Agreement on our behalf. Our agent will inform you if a Reserve is established. You must provide to our agent promptly, upon request, information about your finances. credit worthiness, and operations, including your most recent certified financial statements.

16.  Inquiries and Chargebacks

During your participation in the American Express OnePoint Program, our agent’s procedures for Inquiries, Disputed Charges, and Chargebacks govern the Disputed Charge process, provided that nothing therein waives our Chargeback rights under the Agreement. Our agent may Chargeback by deducting, withholding, recouping from, or offsetting against our payments to you (or debiting your Account), or our agent may notify you of your obligation to pay us (through our agent), which you must do promptly and fully. Our or our agent’s failure to demand payment does not waive our Chargeback rights.

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36. ADDITIONAL IMPORTANT INFORMATION FOR CARDS

36.1. Electronic Funding Authorization

All payments to Client shall be through the Automated Clearing House (“ACH”) and shall normally be electronically transmitted directly to the Settlement Account you have designated or any successor account designated to receive provisional funding of Client’s Card sales pursuant to the Agreement. Client agrees that any Settlement Account designated pursuant to the preceding sentence will be an account primarily used for business purposes. Neither Wells Fargo Bank, N.A. nor Banctek Solutions can guarantee the time frame in which payment may be credited by Client’s financial institution where the Settlement Account is maintained.

Client hereby authorizes Wells Fargo Bank, N.A. and its authorized representative to access information from the DDA and to initiate credit and/or debit entries by bankwire or ACH transfer and to authorize your financial institution to block or to initiate, if necessary, reversing entries and adjustments for any original entries made to the DDA and to authorize your financial institution to provide such access and to credit and/or debit or to block the same to such account. This authorization is without respect to the source of any funds in the DDA, is irrevocable and coupled with an interest. This authority extends to any equipment rental or purchase agreements which may exist with Client as well as to any fees and assessments and Chargeback amounts of whatever kind or nature due to Banctek Solutions or Wells Fargo Bank, N.A. under terms of this Agreement, whether arising during or after termination of the Agreement. This authority is to remain in full force and effect at all times unless and until Banctek Solutions and Wells Fargo Bank, N.A. have consented to its termination at such time and in such a manner as to afford them a reasonable opportunity to act on it. In addition, Client shall be charged twenty dollars ($20.00) for each ACH which cannot be processed, and all subsequent funding may be suspended until Client either (i) notifies Banctek Solutions that ACH’s can be processed or (ii) a new electronic funding agreement is signed by Client. Client’s Settlement Account must be able to process or accept electronic transfers via ACH.

36.2. Funding Acknowledgement

Automated Clearing House (ACH). Your funds for MasterCard, Visa and Discover Network transactions will be processed and transferred to your financial institution within two (2) Business Days from the time a batch is received by Processor if your financial institution is the Bank. If your financial institution is not the Bank, your MasterCard, Visa and Discover Network transactions will be processed via the Federal Reserve within two (2) Business Days from the time a batch is received by Processor. The Federal Reserve will transfer such amounts to your financial institution.

36.3. Additional Fees and Early Termination

If Client’s MasterCard, Visa and Discover Network transaction(s) fail to qualify for the discount level contemplated in the rates set forth in the Application, Client will be billed the fee indicated in the Mid-Qualified Discount field or Non-Qualified Discount field. If you are utilizing the Enhanced Billback Discount option, the Client will be charged the Enhanced Billback Rate on the volume or said transaction that failed to qualify, in addition to the difference between the MasterCard/Visa/Discover Network Qualified Rate agreed to in Section 6 or the Service Fee Schedule and the actual interchange rate assessed to the downgraded transaction.

Your initial MasterCard, Visa and Discover Network rates are stated on your Application and may be adjusted from time to time including to reflect:

a.	Any increases or decreases in the interchange and/or assessment portion of the fees;

b.	The appropriate interchange level as is consistent with the qualifying criteria of each transaction submitted by Client;

c.	Increases in any applicable sales or telecommunications charges or taxes levied by any state, federal or local authority related to the delivery of the services provided by Banctek Solutions when such costs are included in the Service or other fixed fees.

The discount fees shown in Section 6, Service Fee Schedule, shall be calculated based on the gross sales volume of all Visa and MasterCard volume.

A Monthly Minimum Processing Fee will be assessed immediately after the date Client’s Application is approved. (Refer to Section 6, Service Fee Schedule, if applicable.)

In addition to the PIN Debit Card transaction fees set forth on the Application, Client shall be responsible for the amount of any fees imposed upon a transaction by the applicable debit network.

The parties further agree and acknowledge that, in addition to any remedies contained herein or otherwise available under applicable law and, if (a) Client breaches this Agreement by improperly terminating it prior to the expiration of the applicable term or the Agreement, or (b) this Agreement is terminated prior to the expiration of the applicable term of the Agreement due to an Event of Default, then Servicers will suffer a substantial injury that is difficult or impossible to accurately estimate. Accordingly, the parties have agreed that the amount described below is a reasonable preestimate of Servicers’ probable loss. Such amount shall be paid to Servicers within 15 days after Client’s receipt or Servicers’ calculation of the amount due.

In the event that Client terminates this Agreement within three (3) years from the date of approval by Banctek Solutions and Wells Fargo Bank, N.A. due to an Event of Default, Client will be charged a fee for such early termination, if so indicated on the Application in Section 6, Service Fee Schedule. Client’s obligation with respect to the Monthly Minimum Processing Fee will end simultaneously with Banctek Solutions’ receipt of Termination Fee.

36.4. Addresses For Notices

Banctek Solutions: 1660 Wynkoop Street Suite 1100 Denver, CO 80202 Wells Fargo Bank, N.A.: 1200 Montego Way Walnut Creek, CA 94598 (925) 746-4143	Important Phone Numbers: (see also Sections 3.3 and 5.4) Customer Service 1-800-610-6664

If this application for business credit is denied you may obtain a written statement of the specific reasons for denial. To obtain the statement, please contact Credit Initiation, 1660 Wynkoop Street, Suite 1100, Denver, CO 80202, within sixty (60) days from the date you are notified of our decision. We will send you a written statement of reasons for the denial within thirty (30) days of receiving your request.

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DUPLICATE CONFIRMATION PAGE

Please read the Merchant Processing Program Guide in its entirety. It describes the terms under which we will provide merchant processing services to you.

From time to time you may have questions regarding the contents of your Agreement with Bank and/or Processor or the contents of your agreement with TeleCheck. The following information summarizes portions of your Agreement in order to assist you in answering some of the questions we are most commonly asked.

1.	Your discount rates are assessed on transactions that qualify for certain reduced interchange rates imposed by MasterCard, Visa and Discover Network. Any transactions that fail to quality for these reduced rates will be charged an additional fee (see Section 18 of the Card Processing Program Guide).

2.	We may debit your bank account from time to time for amounts owed to us under the Agreement.

3.	There are many reasons why a Chargeback may occur. When they occur we will debit your settlement funds or settlement account. For a more detailed discussion regarding Chargebacks, see Section 10.

4.	If you dispute any charge or funding, you must notify us within 45 days of the date of the statement where the charge or funding appears or should have appeared.

5.	The Agreement limits our liability to you. For a detailed description of the limitation of liability see Section 20.

6.	We have assumed certain risks by agreeing to provide you with Card processing. Accordingly we may take certain actions to mitigate our risk, including termination of the Agreement, and/or hold monies otherwise payable to you (see Section 23, Term; Events of Default and Section 24, Reserve Account; Security Interest).

7.	By executing this Agreement with us you are authorizing us to obtain financial and credit information regarding your business and the signer and guarantors of the Agreement until all your obligations to us are satisfied.

8.	The Agreement contains a provision that in the event you terminate the Agreement early, you may be responsible for the payment of early termination fees as set forth in Section 36, Additional Fee Information.

9.	If you lease equipment from Processor, it is important that you review Section 34 in Third Party Agreements. This lease is a non-cancelable lease for the full term indicated.

10.	Association Disclosure

Visa and MasterCard Member Bank Information: Wells Fargo Bank, N.A.

The Bank’s mailing address is 1200 Montego Way, Walnut Creek. CA 94598, and its phone number is (925) 746- 4143.

Important Member Bank Responsibilities:

a)	The Bank is the only entity approved to extend acceptance of Visa and MasterCard product, directly to a Merchant.

b)	The Bank must be a principal (signer) to the Merchant Agreement.

c)	The Bank is responsible for educating Merchant, on pertinent Visa and MasterCard rules with which Merchant must comply; but this information may be provided to you by Processor.

d)	The Bank is responsible for and must provide settlement funds to the Merchant.

e)	The Bank is responsible for all funds held in reserve that are derived from settlement.

Important Merchant Responsibilities:

a)	Ensure compliance with cardholder data security and storage requirements.

b)	Maintain fraud and chargebacks below Association thresholds.

c)	Review and understand the terms of the Merchant Agreement.

d)	Comply with Association rules.

Print Client’s Business Legal Name:

By its signature below, Client acknowledges that it received (either in person, by facsimile, or by electronic transmission) the complete Program Guide [Version BSl21l(ia)] consisting of 34 pages (including this confirmation).

Client further acknowledges reading and agreeing to all terms in the Program Guide, which shall be incorporated into Client’s Agreement. Upon receipt of a signed facsimile or original of this Confirmation Page by us, Client’s Application will be processed.

Client understands that a copy of the Program Guide is also available for downloading from the Internet at:

www.banctek.com

NO ALTERATIONS OR STRIKE-OUTS TO THE PROGRAM GUIDE WILL BE ACCEPTED AND, IF MADE, ANY SUCH ALTERATIONS OR STRIKE-OUTS SHALL NOT APPLY.

Client’s Business Principal:

Signature (Please sign below):

X
	Title	Date

Please Print Name of Signer

33

CONFIRMATION PAGE

Please read the Merchant Processing Program Guide in its entirety. It describes the terms under which we will provide merchant processing services to you.

From time to time you may have questions regarding the contents of your Agreement with Bank and/or Processor or the contents of your agreement with TeleCheck. The following information summarizes portions of your Agreement in order to assist you in answering some of the questions we are most commonly asked.

1.	Your discount rates are assessed on transactions that qualify for certain reduced interchange rates imposed by MasterCard, Visa and Discover Network. Any transactions that fail to qualify for these reduced rates will be charged an additional fee (see Section 18 of the Card Processing Program Guide).

2.	We may debit your bank account from time to time for amounts owed to us under the Agreement.

3.	There are many reasons why a Chargeback may occur. When they occur we will debit your settlement funds or settlement account. For a more detailed discussion regarding Chargebacks, see Section 10.

4.	If you dispute any charge or funding, you must notify us within 45 days of the date of the statement where the charge or funding appears or should have appeared.

5.	The Agreement limits our liability to you. For a detailed description of the limitation of liability see Section 20.

6.	We have assumed certain risks by agreeing to provide you with Card processing. Accordingly, we may take certain actions to mitigate our risk, including termination of the Agreement, and/or hold monies otherwise payable to you (see Section 23, Term; Events of Default and Section 24. Reserve Account; Security Interest).

7.	By executing this Agreement with us you are authorizing us to obtain financial and credit information regarding your business and the signer and guarantors of the Agreement until all your obligations to us are satisfied.

8.	The Agreement contains a provision that in the event you terminate the Agreement early, you may be responsible for the payment of early termination fees as set forth in Section 36, Additional Fee Information.

9.	If you lease equipment from Processor, it is important that you review Section 34 in Third Party Agreements. This lease is a non-cancelable lease for the full term indicated.

l0.     Association Disclosure

Visa and MasterCard Member Bank Information: Wells Fargo Bank, N.A.

The Bank’s mailing address is 1200 Montego Way, Walnut Creek. CA 94598, and its phone number is (925) 746-4143.

Important Member Bank Responsibilities:

a)	The Bank is the only entity approved to extend acceptance of Visa and MasterCard products directly to a Merchant.

b)	The Bank must be a principal (signer) to the Merchant Agreement.

c)	The Bank is responsible for educating Merchants on pertinent Visa and MasterCard rules with which Merchants must comply; but this information may be provided to you by Processor.

d)	The Bank is responsible for and must provide settlement funds to the Merchant.

e)	The Bank is responsible for all funds held in reserve that are derived from settlement.

Important Merchant Responsibilities:

a)	Ensure compliance with cardholder data security and storage requirements.

b)	Maintain fraud and chargebacks below Association thresholds.

c)	Review and understand the terms of the Merchant Agreement.

d)	Comply with Association rules.

Print Client’s Business Legal Name:

By its signature below, Client acknowledges that it received (either in person, by facsimile, or by electronic transmission) the complete Program Guide [Version BS 1211(ia)] consisting of 34 pages (including this confirmation).

Client further acknowledges reading and agreeing to all terms in the Program Guide, which shall be incorporated into Client’s Agreement. Upon receipt of a signed facsimile or original of this Confirmation Page by us, Client’s Application will be processed.

Client understands that a copy of the Program Guide is also available for downloading from the Internet at:

www.banctek.com

NO ALTERATIONS OR STRIKE-OUTS TO THE PROGRAM GUIDE WILL BE ACCEPTED AND, IF MADE, ANY SUCH ALTERATIONS OR STRIKE-OUTS SHALL NOT APPLY.

Clients Business Principal:

Signature (Please sign below):

X
	Title	Date

Please Print Name of Signer

34

1215 Delaware Street, Denver CO 80204 • (303)623-3290 • FAX (720)207-6906

Accepting American Express

Dear Valued Merchant,

We are informing you, that if you did not provide us with your American Express Service Establishment number at the time your application was submitted, or you did not request a new number, it will take up to five (5) business days for American Express to be added to your account after initially being boarded into our system.

Once you have received notification that your account has been approved, please decide whether you plan on accepting American Express cards and verify with us that this has been set up to avoid further delays in your American Express processing.

Please do not hesitate to contact us should you have any questions regarding this.

1-800-610-6664 or accountservices@banctek.com (When emailing please include your merchant identification number beginning with 5180)

Thank you!

www.banctek.com